As filed with the Securities and Exchange Commission on September 22, 1997
                                                         Registration No.
================================================================================
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                               ----------------
                                   FORM SB-2
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               ----------------

                              POORE BROTHERS, INC.
                 (Name Of Small Business Issuer In Its Charter)
                                    Delaware
                        (State Or Other Jurisdiction Of
                         Incorporation Or Organization)
                                      2096
                          (Primary Standard Industrial
                            Classification Code No.)
                                   86-0786101
                                (I.R.S. Employer
                              Identification No.)

                               ----------------

                          3500 South La Cometa Drive
                            Goodyear, Arizona 85338
                                 (602) 932-6200
(Address  And  Telephone  Number  Of  Principal  Executive Offices And Principal
                              Place Of Business Or
                     Intended Principal Place Of Business)


                                 Eric J. Kufel
                     President and Chief Executive Officer
                              Poore Brothers, Inc.
                           3500 South La Cometa Drive
                            Goodyear, Arizona 85338
                                 (602) 932-6200
           (Name, Address And Telephone Number Of Agent For Service)

                               ----------------

                    With copies to counsel for the Company:
                             Jeffrey B. Cobb, Esq.
                              Cobb & Eisenberg LLC
                               315 Post Road West
                              Westport, CT 06881
                                 (203) 222-9560
                               ----------------

     Approximate date of proposed sale to the public: From time to time after the effective date of this Registration Statement.

     If any of the securities being registered on this form are to be offered on a delayed or continous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------

                                                               Proposed          Proposed
                                                 Amount        Maximum            Maximum         Amount of
           Title of Each Class Of                To Be      Offering Price       Aggregate       Registration
         Securities To Be Registered           Registered    Per Share(3)    Offering Price(3)       Fee
Common Stock, par value $0.01 per share......  607,060(1)       $1.50            $910,590          $275.94
Common Stock issuable upon exercise of
 Warrant   ..................................  300,000(2)       $1.50            $450,000          $136.36

--------------------------------------------------------------------------------
(1) Shares of the Registrant's Common Stock being registered for resale on behalf of selling security holders.
(2) Underlying shares of Common Stock issuable upon the exercise of a Warrant issued by the Registrant to Westminster Capital, Inc. in September, 1996 (the "Financing Warrant"). This Registration Statement also covers such additional number of shares as may become issuable upon exercise of the Financing Warrant by reason of anti-dilution, pursuant to Rule 416.
(3) Estimated solely for purposes of calculating the registration fee. The fee with respect to the Common Stock (including the Common Stock issuable upon the exercise of the Financing Warrant) is based upon the last reported sales price of the Common Stock as reported on the Nasdaq SmallCap Market as of September 17, 1997. The Financing Warrant has an exercise price of $1.40 per share of Common Stock.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
================================================================================

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                 SUBJECT TO COMPLETION DATED SEPTEMBER 22, 1997

PROSPECTUS
----------

                                 907,060 Shares

                              POORE BROTHERS, INC.

[GRAPHIC OMITTED]

                                 Common Stock
     This Prospectus relates to the offer and sale (the "Offering") by certain persons (the "Selling Security Holders") of up to 907,060 shares (the "Shares") of common stock, par value $.01 per share (the "Common Stock"), of Poore Brothers, Inc. (the "Company"). The Shares being offered include (i) 607,060 shares of Common Stock previously issued by the Company and (ii) 300,000 shares of Common Stock issuable upon the exercise of a Warrant issued in September 1996 by the Company to Westminster Capital, Inc. (the "Financing Warrant"). See "Selling Security Holders and Plan of Distribution" and "Description of Securities."

     The Selling Security Holders may sell all or a portion of the Shares offered hereby from time to time in transactions on the Nasdaq SmallCap Market, in privately negotiated transactions, or by a combination of such methods of sale, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. See "Selling Security Holders and Plan of Distribution." The Company will not receive any of the proceeds from the sale of the Shares offered pursuant to this Prospectus, but will receive proceeds of up to $420,000 from the exercise of the Financing Warrant. The expenses of preparing and filing the Registration Statement of which this Prospectus is a part are being borne by the Company.

     The shares of Common Stock are quoted on the Nasdaq SmallCap Market under the symbol "POOR."

                THESE SECURITIES ARE SPECULATIVE AND INVOLVE A
                   HIGH DEGREE OF RISK. SEE "RISK FACTORS."
                               ----------------
THESE  SECURITIES  HAVE  NOT  BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
 EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
  ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.
================================================================================
                                                                 Proceeds to
                      Price      Underwriting  Proceeds to       Selling
                   to Public(1)  Discounts(2)  Company(3)   Security Holders(2)

Per Share  ......   $     1.50       $--           $0           $     1.50
Total  ..........   $1,360,590       $--           $0           $1,360,590

================================================================================
(1) Based on the last reported sales price of the Company's Common Stock as reported on the Nasdaq SmallCap Market as of September 17, 1997. The actual prices at which the Shares may be sold will be dependent upon market prices and other factors on the date of any sale.
(2) The Selling Security Holders will be responsible for payment of any commissions or discounts in connection with the sale of the Shares and such amounts may vary. The Company is paying the cost of the preparation and filing of the Registration Statement of which this Prospectus is a part. Such cost includes professional fees, filing fees, printing and other expenses which, in the aggregate, are expected to be approximately $65,000.
(3) The Company will not receive any of the proceeds from the sale of the Shares offered pursuant to this Prospectus, but will receive proceeds of up to $420,000 from the exercise of the Financing Warrant.

               The date of this Prospectus is September 22, 1997.

     The Poore Brothers logo (see the cover page of this Prospectus) is a registered trademark of the Company. Poore Brothers (TM) is a trademark of the Company. All other trademarks or service marks appearing in this Prospectus are trademarks or registered trademarks of the respective owners thereof.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), pursuant to which the Company files reports and other information with the Securities and Exchange Commission (the "Commission"). Any interested party may inspect the reports and other information filed by the Company, without charge, at the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549. Any interested party may obtain copies of all or any portion of such documents at prescribed rates from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549 The Company files reports and information statements with the Commission electronically. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. The address of such Web site is http://www.sec.gov.

     The Company has filed with the Commission a Registration Statement on Form SB-2 (such Registration Statement, with all amendments and exhibits thereto, hereinafter collectively referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Shares offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement. For further information with respect to the Company and the Shares offered hereby, reference is made to the Registration Statement. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each statement being qualified in its entirety by such reference.

     The Company furnishes its stockholders with annual reports containing audited financial statements and may distribute such other periodic reports as the Company may determine to be appropriate or as may be required by law.

                          FORWARD-LOOKING STATEMENTS

     This Prospectus, including all documents incorporated by reference, includes "forward-looking" statements within the meaning of Section 27A of the Securities Act and Section 12E of the Exchange Act and the Private Securities Litigation Reform Act of 1995, and the Company desires to take advantage of the "safe harbor" provisions thereof. Therefore, the Company is including this statement for the express purpose of availing itself of the protections of the safe harbor with respect to all of such forward-looking statements. In this Prospectus, the words "anticipates," "believes," "expects," "intends" "future" and similar terms and expressions identify forward-looking statements. The forward-looking statements in this Prospectus reflect the Company's current views with respect to future events and financial performance. These forward-looking statements are subject to certain risks and uncertainties, including specifically the Company's brief operating history and significant operating losses to date, the probability that the Company will need additional financing due to continued operating losses or in order to implement the Company's business strategy, significant competition, volatility of the market price of the Common Stock and those other risks and uncertainties discussed herein, that could cause actual results to differ materially from historical results or those anticipated. In light of these risks and uncertainties, there can be no assurance that the forward-looking information contained in this Prospectus will in fact transpire or prove to be accurate. Readers are cautioned to consider the specific risk factors described herein and in "Risk
Factors," and not to place undue reliance on the forward-looking statements contained herein, which speak only as of the date hereof. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that may arise after the date hereof. All subsequent written or oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by this section.

                              PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements, including the notes thereto, contained elsewhere in this Prospectus. Unless otherwise indicated, the information set forth in this Prospectus assumes no issuance of: (i) 1,953,618 shares of Common Stock reserved for issuance upon the exercise of outstanding stock options; (ii) 2,109,717 shares of Common Stock reserved for issuance upon the conversion of outstanding 9% Convertible Debentures (as defined herein); and (iii) 225,000 shares of Common Stock reserved for issuance upon the exercise of the Underwriter's Warrant (as defined herein). Each prospective investor is urged to read this Prospectus carefully in its entirety.

                                  The Company

     Poore Brothers, Inc. (the "Company") is engaged in the production, marketing and distribution of salty snack food products that are sold primarily throughout the western and southern United States. The Company has three distinct lines of business: it manufactures and sells its own brand of potato chips under the Poore Brothers (TM) logo; it manufactures private label potato chips for grocery store chains; and it distributes snack food products that are manufactured by others. For the six months ended June 30, 1997, revenues totaled $7,613,814. Approximately 69% of sales were attributable to the Company's Poore Brothers (TM) brand potato chips; approximately 25% of sales were attributable to the distribution by the Company of snack food products manufactured by other companies; and approximately 6% of sales were attributable to potato chips produced by the Company for sale under the private labels of customers. See "Business." The Company generally sells its products to independent distributors. See "Business -- Marketing and Distribution."

     Poore Brothers (TM) brand potato chips consist of two primary types, regular and low-fat. The Poore Brothers (TM) brand regular potato chips, which are produced with a batch frying process that the Company believes results in potato chips with enhanced crispness and flavor, are currently offered in eleven flavors: Original, Salt & Vinegar, Au Gratin, Barbecue, Cajun, Dill Pickle, Grilled Steak & Onion, Hot Mustard, Jalapeno, No Salt and Parmesan & Garlic. The Poore Brothers (TM) brand low-fat potato chips, which were introduced in June 1996, are produced with a batch frying process and then processed to remove most of the cooking oil while retaining the taste of frying. The low-fat potato chips are produced in five flavors: Original, No Salt, Au Gratin, Salt & Vinegar and Barbecue. The Company also manufactures potato chips for sale on a private label basis using a continuous frying process. The Company currently has two Arizona grocery chains as customers for its private label potato chips. See "Business" and "Risk Factors."

     The Company's business objective is to become a leading regional manufacturer and distributor of branded premium potato chips and other salty snack foods by providing high quality products at competitive prices that are superior in taste to comparable products. The Company plans to expand its sales and promotional efforts to increase its penetration of existing markets and to expand into new markets. Such market expansion would consist of initiating promotional efforts to increase consumer trial and awareness of the Company's brand-name products and seeking additional private label customers for the Company's products. The Company expects to achieve growth through regional expansion of current products, development of new products and acquisitions. See "Business -- Business Strategy."

     The Company, a Delaware corporation, was organized in February 1995 as a holding company to acquire, on May 31, 1995, (i) substantially all of the assets, subject to certain liabilities, of Poore Brothers' Foods, Inc. ("PB Foods"); (ii) a 100% equity interest in Poore Brothers Distributing, Inc. ("PB Distributing"); and (iii) an equity interest (which, with related purchases, constituted 80%) in Poore Brothers of Texas, Inc. ("PB Texas"). The Company also acquired substantially all of the outstanding shares of Poore Brothers Southeast, Inc. ("PB Southeast") in an exchange transaction consummated concurrently with the acquisition of PB Foods, PB Distributing and PB Texas. (Such acquisitions are sometimes referred to collectively herein as the "PB Acquisition"). As a result of the consummation of the PB Acquisition, the Company became a holding company with two subsidiaries engaged in manufacturing, Poore Brothers Arizona, Inc. (which acquired the assets of PB Foods) ("PB Arizona")
and PB Southeast, and two subsidiaries engaged in distribution, PB Distributing and PB Texas. Subsequent to the PB Acquisition, the Company purchased the remaining equity of PB Texas, increasing its equity ownership to 100%. Prior to their acquisition by the Company, PB Foods, PB Distributing and PB Texas were owned and operated by Donald and James Poore (since 1986, 1990 and 1986, respectively). In June 1997, the Company sold the operations of PB Texas. In September 1997, the Company announced the closing of the PB Southeast manufacturing operation in LaVergne, Tennessee and that it would consolidate all the PB Southeast manufacturing operation into the Company's Arizona facility.
The Company, PB Arizona, PB Southeast, PB Distributing and PB Texas are hereinafter sometimes collectively referred to as the "PB Companies." In May 1997, the Company formed a wholly-owned subsidiary, La Cometa Properties, Inc., which owns the land and building comprising the Company's new Arizona facility. As used herein, the term "Company" refers to Poore Brothers, Inc. and its subsidiaries, except where the context indicates otherwise. See "Business -- Company History," "Business -- Facilities," and "Legal Proceedings."

     In December 1996, the Company completed an initial public offering of its Common Stock.

     The Company's executive offices are located at 3500 South La Cometa Drive, Goodyear, Arizona 85338, and its telephone number is (602) 932-6200.


                                 The Offering

Common Stock Offered by Selling
 Security Holders  .....................    907,060 shares(1)
Common Stock Outstanding Before the
 Offering    ...........................    7,051,657 shares(2)
Common Stock to be Outstanding After the
 Offering    ...........................    7,351,657 shares(2)(3)
Use of Proceeds    .....................    The Company  will not receive any of
                                            the  proceeds  from  the sale of the
                                            Shares  offered   pursuant  to  this
                                            Prospectus,    but   will    receive
                                            proceeds of up to $420,000  from the
                                            exercise of the  Financing  Warrant.
                                            The  proceeds,   if  any,  from  the
                                            exercise  of the  Financing  Warrant
                                            will  be  used  by the  Company  for
                                            working    capital    and    general
                                            corporate purposes.
Nasdaq SmallCap Market Symbol ...........   POOR

                                 Risk Factors

     The Offering involves a high degree of risk. See "Risk Factors."

----------

(1) Includes: (i) 607,060 shares of Common Stock previously issued by the Company and (ii) 300,000 shares of Common Stock issuable upon the exercise of the Financing Warrant. See "Selling Security Holders and Plan of Distribution" and "Description of Securities."
(2) Does not include: (i) 1,953,618 shares of Common Stock reserved for issuance upon the exercise of outstanding stock options; (ii) 2,109,717 shares of Common Stock reserved for issuance upon the conversion of outstanding 9% Convertible Debentures; or (iii) 225,000 shares of Common Stock reserved for issuance upon the exercise of the Underwriter's Warrant. See "Management -- Stock Options," "Business -- Debt Financings" and "Description of Securities."
(3) Assumes the exercise in full of the Financing Warrant.

                            Summary Financial Data

     The summary financial data set forth below should be read in conjunction with the Company's consolidated financial statements, including the notes thereto, included elsewhere in this Prospectus. The summary historical financial data for the years ended December 31, 1995 and December 31, 1996 have been derived from the audited consolidated financial statements of the Company included elsewhere in this Prospectus, and should be read in conjunction with those consolidated financial statements, including the notes thereto, and with "Management's Discussion and Analysis of Financial Condition and Results of Operations" also included elsewhere in this Prospectus. The summary historical financial data for the six months ended June 30, 1996 and June 30, 1997 have been derived from unaudited consolidated financial statements of the Company included elsewhere in this Prospectus and, in the opinion of the Company, reflect all adjustments (consisting only of normal recurring adjustments) necessary to present fairly the results of operations for such periods. The results of operations for the six months ended June 30, 1997 are not necessarily indicative of results to be expected for the year ending December 31, 1997. The summary pro forma statement of operations for the year ended December 31, 1995 presented below gives effect to the acquisition by the Company of the PB Companies that was completed on May 31, 1995, as if all such transactions had occurred on January 1, 1995, and includes pro forma adjustments to operating expenses, depreciation and amortization, and interest expense. The combined pro forma statement of operations (unaudited) of the Company, including the description of pro forma adjustments, for the year ended December 31, 1995 is included elsewhere in this Prospectus.

Statement of Operations Data:

                                               Years Ended December 31,                 Six Months Ended June 30,
                                   ------------------------------------------------   -----------------------------
                                                 1995                   1996(1)        1996(1)         1997(1)
                                   --------------------------------   -------------   ------------   --------------
                                    Historical        Pro Forma        Historical     Historical      Historical
                                   ---------------   --------------   -------------   ------------   --------------
Sales  ...........................  $  6,868,923     $11,456,320      $17,219,641     $8,168,848     $ 7,613,814
Gross profit .....................     1,564,723       2,580,965       4,128,447      1,876,600        1,709,762
Operating loss  ..................      (953,527)     (1,263,785)       (301,212)       (29,570)        (958,474)
Net loss  ........................    (1,194,910)     (1,664,045)       (691,678)      (212,743)      (1,049,180)
Net loss per share ...............         (0.35)          (0.48)          (0.15)         (0.05)           (0.15)
Weighted average number of
 common shares outstanding  ......     3,448,601       3,448,601       4,493,307      4,250,490        6,982,594

Balance Sheet Data:

                                              December 31,            June 30,
                                      ----------------------------   -----------
                                         1995           1996            1997
                                      ------------   -------------   -----------

Current assets   ..................     $2,082,992     $ 7,822,804   $5,700,209
Current liabilities ...............      1,719,689       3,637,202    1,989,248
Working capital  ..................        363,303       4,185,602    3,710,961
Property and equipment, net  ......      1,593,479       4,032,343    6,422,862
Total assets  .....................      6,349,785      14,340,445   14,615,115
Long-term debt   ..................      3,793,420       3,355,651    5,242,598
Total shareholders' equity   ......        816,297       7,341,592    7,383,269

----------
(1) Results for the fiscal year ended December 31, 1996 and the six months ended June 30, 1996 and 1997 on a pro forma basis (which give effect to the sale of the PB Texas operations as if such transaction had occurred on January 1, 1996) are included in the "Notes to Financial Statements" included elsewhere in this Prospectus.

                                 RISK FACTORS

     THE SHARES OFFERED HEREBY ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK, INCLUDING, BUT NOT LIMITED TO, THE RISK FACTORS DESCRIBED BELOW.
PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS, TOGETHER WITH ALL OTHER INFORMATION SET FORTH IN THIS PROSPECTUS, PRIOR TO MAKING A DECISION TO PURCHASE ANY SHARES OF COMMON STOCK.

     Brief Operating History; Significant Losses to Date; Accumulated Deficit. Although certain of the PB Companies have operated for several years, the Company as a whole has a relatively brief operating history upon which an evaluation of its prospects can be made. Such prospects are subject to the substantial risks, expenses and difficulties frequently encountered in the establishment and growth of a new business in the snack food industry, which is characterized by a significant number of market entrants and intense competition. The Company has had significant operating losses to date and has never made a profit. On a pro forma basis (giving effect to the May 31, 1995 acquisition of the PB Companies as if it had occurred on January 1, 1995), the Company incurred losses of $1,664,045 and $691,678 for the fiscal years ended December 31, 1995 and 1996, respectively. The Company incurred a $1,049,180 loss for the six months ended June 30, 1997. At June 30, 1997, the Company had an accumulated deficit of $3,477,016 and net working capital of $3,710,961. See "Selected Financial Data" and "Management's Discussion and Analysis of Results of Operations and Financial Condition."

     Even if the Company is successful in expanding the production and distribution of its products and in increasing revenues, it may be expected to incur substantial additional expense, including advertising and promotional costs and "slotting" expenses (i.e., the cost of obtaining shelf space in certain stores). Accordingly, the Company may incur additional losses in the future as a result of the implementation of the Company's business strategy, even if revenues increase significantly. There can be no assurance that the Company's business strategy will prove successful or that the Company will ever become profitable.

     Possible Need for Additional Financing. Continued operating losses or expansion of the Company's business may each result in requirements for funds in excess of cash flow generated from operations and the Company's existing cash and investment balances. Accordingly, the Company may require future debt or equity financing to meet its business requirements. There can be no assurance that such financing will be available or, if available, on terms attractive to the Company. Any such financing may dilute the equity interests of the Company's stockholders.

     Non-Compliance with Financial Covenants. The Company is required to maintain certain financial ratios pursuant to the Debenture Loan Agreement (as defined herein) so long as the Company's 9% Convertible Debentures are outstanding. Should the Company be in default under any of these requirements, the holders of the 9% Convertible Debentures have the right, upon written notice and after a thirty day period during which such default may be cured, to demand immediate payment of all the then unpaid principal and accrued but unpaid interest under the 9% Convertible Debentures. While the Company is not in compliance with certain of these requirements, the holders of the 9% Convertible Debentures have granted the Company a waiver effective through September 1998. Management believes that the fulfillment of the Company's plans and objectives will enable the Company to attain a sufficient level of profitability to be in compliance with the financial ratios; however, there can be no assurance that the Company will attain any such profitability, be in compliance with the financial ratios upon the expiration of the waivers, or be able to obtain an extension or renewal of the waivers. Any acceleration under the 9% Convertible Debentures prior to their maturity on July 1, 2002 could have a material adverse effect upon the Company. See "Business -- Debt Financings."

     Competition. The market for salty snack foods, such as those sold by the Company, primarily potato chips, tortilla chips, popcorn and pretzels, is large and intensely competitive. Competitive factors in the salty snack food industry include product quality and taste, brand awareness among consumers, access to supermarket shelf space, price, advertising and promotion, variety of snacks offered, nutritional content, product packaging and package design. The Company competes in that market principally on the basis of product quality and taste.

     The snack food industry is primarily dominated by Frito-Lay, Inc., which has substantially greater financial and other resources than the Company and sells brands that are more widely recognized than are the Company's products. Numerous other companies that are actual or potential competitors of the Company, many with greater financial and other resources (including more employees and more extensive facilities) than the Company, offer products similar to those of the Company. To date, none of the Company's large competitors has introduced full scale production of fat-free potato chips; however, many have introduced low-fat products (e.g., Frito-Lay's Baked Lays Potato Chips) and products with reduced-fat levels. Local or regional markets often have significant smaller competitors, many of whom offer batch fried or low-fat products similar to those of the Company. Expansion of Company operations into new markets has and will continue to encounter significant competition from national, regional and local competitors that may be greater than that encountered by the Company in its existing markets. In addition, such competitors may challenge the Company's position in its existing markets. While the Company believes that its products and method of operations will enable it to compete successfully, there can be no assurance of its ability to do so.

     Promotional and Shelf Space Costs. Successful marketing of food products generally depends upon obtaining adequate retail shelf space for product display, particularly in supermarkets. Frequently, food manufacturers and distributors, such as the Company, incur additional costs in order to obtain additional shelf space. Whether or not the Company incurs such costs in a particular market is dependent upon a number of factors, including existing demand for the Company's products, relative availability of shelf space and general competitive conditions. There can be no assurance that the Company will not incur significant shelf space or other promotional costs as a necessary condition of entering into competition in particular markets or stores. Such costs may materially affect the Company's financial performance.

     Market Acceptance and Dependence on Principal Products. Consumer preferences for snack foods in general, and for fat-free and low-fat foods in particular, are continually changing and are extremely difficult to predict. The ability of the Company to develop successful operations in new markets will depend upon customer acceptance of, and the Company's ability to manufacture its products. There can be no assurance that the Company's products will achieve a significant degree of market acceptance, that acceptance, if achieved, will be sustained for any significant period or that product life cycles will be sufficient to permit the Company to recover start-up and other associated costs. In addition, there can be no assurance that the Company will succeed in the development of any new products or that any such new products will achieve market acceptance or generate meaningful revenue for the Company.

     Food Product Industry. The food product industry in which the Company is engaged is subject to numerous uncertainties and risks outside of the Company's control. Profitability in the food product industry is subject to adverse changes in general business and economic conditions, oversupply of certain food products at the wholesale and retail levels, seasonality, the risk that a food product may be banned or its use limited or declared unhealthful, the risk that product tampering may occur that may require a recall of one or more of the Company's products, and the risk that sales of a food product may decline due to perceived health concerns, changes in consumer tastes or other reasons beyond the control of the Company.

     Commodity Prices; Reliance on Suppliers. The Company's manufacturing costs are subject to fluctuations in the prices of potatoes and oil, the two major ingredients used in the manufacture of potato chips, as well as other ingredients of the Company's products. Potatoes are widely available year-round, either freshly harvested or from storage during winter months. Trisun (R), a sunflower oil low in saturated fat that is currently used by the Company in the production of Poore Brothers (TM) brand name potato chips, is supplied by one company. The Company believes that alternative cooking oils that are low in saturated fat are readily abundant and available. The Company is dependent on its suppliers to provide the Company with products and ingredients in adequate supply and on a timely basis. Although the Company believes that its requirements for products and ingredients are readily available, and that its business success is not dependent on any single supplier, the failure of certain suppliers to meet the Company's performance specifications, quality standards or delivery schedules could have a material adverse effect 7 on the Company's operations. In particular, a sudden scarcity, a substantial price increase, or an unavailability of product ingredients could materially adversely affect the Company's operations. There can be no assurance that alternative ingredients would be available when needed and on commercially attractive terms, if at all.

     Status of Manufacturing Process for Low-Fat Products. In June 1996, the Company began producing low-fat potato chips using a patented oil extraction process known as the "Franke Process." Pursuant to an agreement (the "Great
Snaxx Agreement") between the Company and Great Snaxx of AZ. L.L.C. ("Great Snaxx"), Great Snaxx has granted the Company rights in the states of Arizona, California, Colorado, Nevada and New Mexico, to market low-fat potato chips produced using the Franke Process. On September 3, 1997, the Company was notified that Great Snaxx had sustained an interruption in its ability to process low-fat potato chips. There can be no assurance as to when or if Great Snaxx will resume processing low-fat potato chips. The Company is dependent upon the resources of Great Snaxx for the use of the Franke Process, as Great Snaxx has the sole right, under the Great Snaxx Agreement, to apply the Franke Process to products manufactured by the Company.

     Great Snaxx has certain rights to terminate the Great Snaxx Agreement prior to its expiration in September 2006. In addition, the Company may lose its rights to market low-fat potato chips produced with the Franke Process if certain conditions are not met by the Company. The termination by Great Snaxx of the Great Snaxx Agreement or the failure by Great Snaxx to perform its obligations under the Great Snaxx Agreement for any reason could have a material adverse effect on the Company's ability to produce low-fat potato chips. In the case of such a termination or failure, the Company would consider producing low-fat potato chips using an alternative production method, such as baking or the use of alternative cooking oils. There can be no assurance, however, that the Company would be successful in utilizing such alternative production methods or that low-fat potato chips produced by the Company with any of such methods would be accepted in the marketplace. See "Business -- Manufacturing."

     Lack of Proprietary Manufacturing Methods. The taste and quality of Poore Brothers (TM) products is largely due to two elements of its manufacturing process: the Company's use of batch frying and its use of distinctive seasonings to produce a variety of flavors. The Company does not have exclusive rights to the use of either element; consequently, competitors may incorporate such elements into their own processes. While management believes that the successful use of batch frying involves certain techniques and methods used by the Company that may not be readily available to or known by other manufacturers, there can be no assurance that competitors will not develop the same or similar techniques or methods.

     Dependence Upon Major Customers. One customer of the Company, Fry's Food Stores, a subsidiary of Kroger, Inc., accounted for 16% of the Company's 1996 sales, with the remainder of the Company's revenues being derived from sales to a limited number of additional customers, either grocery chains or regional distributors, none of which individually accounted for more than 10% of the Company's sales for 1996. For the six months ended June 30, 1997, two customers of the Company, Fry's Food Stores and Safeway Inc., accounted for 17% and 11%, respectively, of the Company's sales. A decision by any major customers to cease or substantially reduce their purchases could have a material adverse effect on the Company's business.

     Reliance on Key Employees; Non-Competition Agreements. The Company's success is dependent in large part upon the abilities of its officers, including Eric J. Kufel (President and Chief Executive Officer). The inability of the officers to perform their duties or the inability of the Company to attract and retain other highly qualified personnel could have a material adverse effect upon the Company's business and prospects. The Company does not maintain, nor does it currently contemplate obtaining, "key man" life insurance with respect to such employees. With the exception of James M. Poore and Wendell T. Jones, the employment of the officers of the Company is on an "at-will" basis. The Company has noncompetition agreements with all of its officers, except Mr. Jones. See "Management."

     Legal Proceeding. In June 1996, a lawsuit was commenced in an Arizona state court against two directors of the Company, Mark S. Howells and Jeffrey
J. Puglisi, and PB Southeast which alleged, among other things, that the plaintiff, James Gossett, had an oral agreement with Mr. Howells to receive a 49% ownership interest in PB Southeast, that Mr. Howells breached fiduciary duties and other obligations to

Mr. Gossett and that Mr. Gossett was entitled to exchange such alleged stock interest for shares in the Company. Mr. Gossett further alleged that Messrs. Howells and Puglisi failed to honor the terms of an alleged distribution agreement between PB Foods and Mr. Gossett. On July 11, 1997, summary judgement was granted in favor of all defendants on all counts of the lawsuit. In its Order, the Maricopa County (Arizona) Superior Court ruled that there was no oral contract and that the remainder of the plaintiff's claims could not support a cause of action against the defendants. No final judgement has been entered by the Court to date and the time for filing post-judgement motions and/or for perfecting an appeal has not expired. See "Business -- Legal Proceedings."

     Governmental Regulation. The packaged food industry is subject to numerous federal, state and local governmental regulations, including those relating to the preparation, labeling and marketing of food products. The Company is particularly affected by the Nutrition Labeling and Education Act of 1990 ("NLEA"), which requires specified nutritional information to be disclosed on all packaged foods. The Company believes that the labeling on its products currently meets these requirements. In addition, the NLEA, which is administered by the Food and Drug Administration ("FDA"), strictly regulates the standards that must be met to make a claim that a product is "fat-free" or "low-fat." In May 1994, new NLEA regulations became effective that reduced the permitted amount of fat per ounce in products that make such claims. The Company does not believe that complying with the NLEA regulations materially increases the Company's manufacturing costs. There can be no assurance, however, that new laws or regulations will not further reduce the permissible fat content of "fat-free" or "low-fat" products, which could require the Company to alter the taste or composition of its products. Such changes could affect sales of the Company's products and have a material adverse effect on the Company.

     Product Liability Claims. As a manufacturer and marketer of food products, the Company may be subjected to various product liability claims. While such claims to date have not been material to the Company and the Company maintains product liability insurance, there can be no assurance that such insurance will be adequate to cover any loss or exposure for product liability, or that such insurance will continue to be available on terms acceptable to the Company. Any product liability claim not fully covered by insurance, as well as any adverse publicity from a product liability claim, could have a material adverse effect on the financial condition or results of operations of the Company.

     No Dividends. The Company has never declared or paid any dividends on the shares of Common Stock. Management intends to retain any future earnings for the operation and expansion of the Company's business and does not anticipate paying any dividends at any time in the foreseeable future. In any event, certain debt agreements of the Company limit its ability to declare and pay dividends on the Common Stock.

     Possible Issuance of Additional Common Stock and Preferred Stock. The authorized capital stock of the Company consists of 15,000,000 shares of Common Stock, of which 7,351,657 shares will be issued and outstanding upon completion of the offering assuming the issuance of 300,000 shares upon the exercise in full of the Financing Warrant, and 50,000 shares of preferred stock, par value $100 per share (the "Preferred Stock"), of which no shares will be issued and outstanding. Additionally: (i) there are stock options outstanding which, upon vesting, could result in the issuance of 1,953,618 additional shares of Common Stock at an average exercise price of $2.15 per share; (ii) the holders of 9% Convertible Debentures have the right to convert the 9% Convertible Debentures into 2,109,717 shares of Common Stock at an effective price of $1.09 per share of Common Stock, subject to anti-dilution adjustments and certain restrictions; and (iii) the Underwriter's Warrant gives the Underwriter (as defined herein) the right to purchase 225,000 shares of Common Stock at an exercise price of $4.38 per share. In addition, the Company's Board of Directors has authority, without action or vote of the Company's stockholders, to issue all or part of the authorized but unissued shares of Common Stock and Preferred Stock. Any such issuances of Common Stock will dilute the percentage ownership interest of existing stockholders and may further dilute the per share book value of the Common Stock. Any such Preferred Stock would have rights senior to the Common Stock. See "Business -- Debt Financings," "Management -- Stock Options," and"Description of Securities."

     Volatility of Market Price of Common Stock. Recent history relating to market prices of companies that recently completed an initial public offering indicates that, from time to time, there is significant volatility in the market price of the securities of such companies for reasons that may not be related to such companies' operations or financial conditions. Since the Company's initial public offering in December 1996, the market price of the Common Stock has experienced volatility. There can be no assurance as to the future market price of the Common Stock.

     Market Overhang of Registered Stock May Affect Market Price of the Company's Common Stock. Of the 607,060 issued and outstanding Shares being registered in connection with this Offering, 138,643 Shares were sold by the Company for a purchase price of $1.08 per share and 468,417 Shares were sold by the Company for a purchase price of $1.25 per share. The aforementioned prices are below the recent trading price of the Company's Common Stock. Due to the limited trading market for the Common Stock and the volatility of the market price of the Common Stock since the Company's initial public offering in December 1996, sales by the Selling Security Holders of any of the Shares may have an adverse effect on the market price of the Company's Common Stock. Sales of significant numbers of Shares into the open market will likely have a depressive effect on the market price of the Common Stock. The Company cannot predict the timing or extent of any sales of the Shares or the short- or long-term effect on the market price of the Common Stock from any such sales.

     Nasdaq Maintenance Requirements; No Assurance of Qualification for Continued Nasdaq Listing. The Nasdaq SmallCap Market has adopted rules changes increasing its quantitative listing standards. Although the Company currently meets the new Standards for continued inclusion on the Nasdaq SmallCap Market, if the Company is unable to satisfy applicable maintenance criteria in the future, the Common Stock will be subject to being de-listed, and trading, if any, would thereafter likely be conducted in the over-the-counter market in what are commonly referred to as the "pink sheets" or on the NASD OTC Electronic Bulletin Board. As a result, an investor may find it more difficult to dispose of, or to obtain accurate quotations as to the price of, the Common Stock, Such an occurrence would likely materially adversely affect the liquidity of the market for the Common Stock.

     Under the rules of the Commission, stock priced under $5.00 per share is classified as "penny stock." Broker-dealers trading in "penny stock" are subject to burdensome record keeping and disclosure requirements, which can have the effect of reducing the liquidity and the value of such stock. A listing for such stock on the Nasdaq SmallCap Market affords an exemption from those rules, and because the Common Stock is currently listed on the Nasdaq SmallCap Market, the "penny stock" rules do not apply to it. If, however, at some time in the future the Common Stock should become ineligible for continued listing on the Nasdaq SmallCap Market, those rules would apply.

     Future Sales of Common Stock by the Company's Stockholders. At August 29, 1997, there were 7,351,657 shares of Common Stock issued and outstanding (including 907,060 shares of Common Stock being registered pursuant to the Registration Statement of which this Prospectus is a part and assuming the issuance of 300,000 shares of Common Stock upon the exercise in full of the Financing Warrant), excluding (i) 1,953,618 shares of Common Stock reserved for issuance upon the exercise of outstanding stock options; (ii) 2,109,717 shares of Common Stock reserved for issuance upon the conversion of 9% Convertible Debentures; and (iii) 225,000 shares of Common Stock reserved for issuance upon the exercise of the Underwriter's Warrant. See "Management -- Stock Options," "Business -- Debt Financings" and "Description of Securities." Upon the effectiveness of the Registration Statement of which this Prospectus is a part, 5,698,698 of the issued and outstanding shares of Common Stock (assuming the exercise in full of the Financing Warrant) will be freely tradable without further restriction or further registration under the Securities Act, unless purchased by "affiliates" of the Company, as that term is defined in Rule 144 under the Securities Act ("Rule 144"). The remaining 1,652,959 issued and outstanding shares of Common Stock will be "restricted securities" as that term is defined in Rule 144 and will be eligible for immediate sale under Rule 144, subject to volume limitations and other conditions of Rule 144. In addition, the 1,953,618 shares of Common Stock issuable upon the exercise of outstanding stock options and the 225,000 shares of Common Stock reserved for issuance upon the exercise of the Underwriter's Warrant have been registered under the Securities Act. Upon the issuance, if any, of such shares, they will be freely tradable without further restriction or further registration under the Securities Act, unless purchased by "affiliates" of the Company, as that term is defined in Rule 144.

     The holders of the 9% Convertible Debentures have agreed that they will not convert such 9% Convertible Debentures into shares of Common Stock or exercise any demand registration rights prior to January 1, 1998, without the prior written consent of the Underwriter. See "Shares Eligible for Future Sale."

     In  general,  under  Rule  144 as currently in effect, any affiliate of the
Company or any person (or persons whose shares are aggregated in accordance with Rule 144) who has beneficially owned restricted securities for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of the outstanding shares of Common Stock (approximately 73,517 shares based upon the number of shares assumed to be outstanding after the Offering assuming the exercise in full of the Financing Warrant) or the reported average weekly trading volume in the over-the-counter market for the four weeks preceding the sale. Sales under Rule 144 are also subject to certain manner-of-sale restrictions and notice requirements and to the availability of current public information concerning the Company. Persons who have not been affiliates of the Company for at least three months and who have held their shares for more than two years are entitled to sell restricted securities without regard to the volume, manner of sale, notice and public information requirements of Rule 144.

     No Underwriter Participation. No underwriter has participated in the preparation of this Prospectus. Generally, in an underwritten offering, an underwriter would conduct certain investigations relative to the issuer, its business and the terms of the offering in order to establish a reasonable basis for determining the completeness of the disclosures set forth in any offering documents. Inasmuch as no underwriter has participated in the preparation of the Prospectus or the Registration Statement of which this Prospectus is a part, such an investigation has not been conducted in connection with this Offering.

     Certain Anti-takeover Provisions. The Company's Certificate of Incorporation authorizes the issuance of up to 50,000 shares of "blank check" Preferred Stock with such designations, rights and preferences as may be determined from time to time by the Board of Directors of the Company. Such shares of Preferred Stock may be issued by the Company in the future without stockholder approval. The rights of the holders of Common Stock will be subject to, and may be adversely affected by, the rights of the holders of any Preferred Stock that may be issued in the future. The issuance of Preferred Stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of discouraging, delaying or preventing a change of control of the Company, and preventing holders of Common Stock from realizing a premium on their shares. In addition, under Section 203 of the Delaware General Corporation Law (the "DGCL"), the Company is prohibited from engaging in any business combination (as defined in the DGCL) with any interested stockholder (as defined in the DGCL) unless certain conditions are met. This statutory provision could also have an anti-takeover effect. See "Description of Securities."

                                USE OF PROCEEDS

     The Company will not receive any of the proceeds from the sale of the Shares offered pursuant to this Prospectus, but will receive proceeds of up to $420,000 from the exercise of the Financing Warrant. The proceeds, if any, from the exercise of the Financing Warrant will be used by the Company for working capital and general corporate purposes. There can be no assurance that the Financing Warrant will be exercised in whole or in part.

                          MARKET FOR THE COMMON STOCK

     The Company's Common Stock is traded on the Automated Quotation System of the Nasdaq SmallCap Market under the symbol "POOR." The following table sets forth, for the periods indicated, the high and low reported sales prices for the Common Stock on the Nasdaq SmallCap Market. The trading market in the Company's securities may at times be relatively illiquid due to low trading volume. The Company's initial public offering became effective on December 6, 1996. Before this date, there was no public market for the Company's securities.

                                                  Sales Prices
                                                ----------------
            Period of Quotation                  High      Low
            -------------------                  ----      ---

         Fiscal 1996:
          Fourth Quarter (December 6, 1996 to
            December 31, 1996)   ............   $5.13     $3.25
         Fiscal 1997:
          First Quarter    ...................  $4.25     $2.88
          Second Quarter   ...................  $3.25     $1.94

     At August 29, 1997, there were 7,051,657 shares of Common Stock issued and outstanding. As of such date, the shares of Common Stock were held of record by approximately 132 holders. The foregoing is based in part upon information furnished by American Stock Transfer & Trust Company, New York, New York, the transfer agent for the Company's Common Stock.

                                DIVIDEND POLICY

     The Company has never declared or paid any dividends on the shares of Common Stock. Management intends to retain any future earnings for the operation and expansion of the Company's business and does not anticipate paying any dividends at any time in the foreseeable future. In any event, certain debt agreements of the Company limit the Company's ability to declare and pay dividends.

                                CAPITALIZATION

     The following table sets forth the capitalization of the Company at June 30, 1997, and as adjusted to give effect to the exercise in full of the Financing Warrant, the underlying shares of Common Stock of which are being registered in connection with the Registration Statement of which this Prospectus is a part. There can be no assurance as to whether the Financing Warrant will be exercised in whole or in part.

                                                                            June 30, 1997(1)
                                                                    ---------------------------------
                                                                       Actual          As Adjusted
                                                                    ---------------   ---------------
Short-term debt:
   Current portion of long-term debt(2)  ........................    $    621,112      $    621,112
Long-term debt, less current portion:
   9% Convertible Debentures    .................................       2,299,591         2,299,591
   Other long-term debt(2)   ....................................       2,943,007         2,943,007
                                                                     ------------      ------------
   Total long-term debt   .......................................       5,242,598         5,242,598
                                                                     ------------      ------------
Shareholders' equity:
   Common stock, $0.01 par value, 15,000,000 shares
    authorized, 7,051,657 shares issued and outstanding
    (7,351,657 shares issued and outstanding as adjusted)  ......          70,516            73,516
   Additional paid-in capital   .................................      10,789,769        11,206,769
   Accumulated deficit ..........................................      (3,477,016)       (3,477,016)
                                                                     ------------      ------------
   Total shareholders' equity   .................................       7,383,269         7,803,269
                                                                     ------------      ------------
      Total capitalization   ....................................    $ 13,246,979      $ 13,666,979
                                                                     ============      ============

------------
(1) Does not include: (i) 1,953,618 shares of Common Stock reserved for issuance upon the exercise of outstanding stock options; (ii) 2,109,717 shares of Common Stock reserved for issuance upon the conversion of the 9% Convertible Debentures; or (iii) 225,000 shares of Common Stock reserved for issuance upon the exercise of the Underwriter's Warrant. See
    "Management -- Stock Options," "Business -- Debt Financings" and "Description of Securities."
(2) Represents the balance of mortgages, leases and equipment loans. See "Business -- Facilities," "Business -- Debt Financings" and the financial statements of the Company, and the notes thereto, which are included elsewhere in this Prospectus.

                            SELECTED FINANCIAL DATA

     The selected financial data set forth below should be read in conjunction with the Company's consolidated financial statements, including the notes thereto, included elsewhere in this Prospectus. The selected historical financial data for the years ended December 31, 1995 and December 31, 1996 have been derived from audited consolidated financial statements of the Company included elsewhere in this Prospectus, and should be read in conjunction with those consolidated financial statements, including the notes thereto, and with "Management's Discussion and Analysis of Financial Condition and Results of Operations" also included elsewhere in this Prospectus. The selected historical financial data for the six months ended June 30, 1996 and June 30, 1997 have been derived from unaudited consolidated financial statements of the Company included elsewhere in this Prospectus and, in the opinion of the Company, reflect all adjustments (consisting only of normal recurring adjustments) necessary to present fairly the results of operations for such periods. The results of operations for the six months ended June 30, 1997 are not necessarily indicative of results to be expected for the year ending December 31, 1997. The summary pro forma statement of operations for the year ended December 31, 1995 presented below gives effect to the acquisition by the Company of the PB Companies that was completed on May 31, 1995, as if all such transactions had occurred on January 1, 1995, and includes pro forma adjustments to operating expenses, depreciation and amortization, and interest expense. The combined pro forma statement of operations (unaudited) of the Company, including the description of pro forma adjustments, for the year ended December 31, 1995 is included elsewhere in this Prospectus.

Statement of Operations Data:

                                                    Years Ended December 31,                   Six Months Ended June 30,
                                       ---------------------------------------------------   -----------------------------
                                                      1995                     1996(1)        1996(1)         1997(1)
                                       -----------------------------------   -------------   ------------   --------------
                                         Historical         Pro Forma         Historical     Historical      Historical
                                         ----------         ---------         ----------     ----------      ----------
Sales   ..............................  $  6,868,923       $ 11,456,320      $17,219,641     $8,168,848     $ 7,613,814
Cost of sales ........................     5,304,200          8,875,355      13,091,194      6,292,248        5,904,052
                                        ------------       ------------      -----------     ----------     ------------
Gross profit  ........................     1,564,723          2,580,965       4,128,447      1,876,600        1,709,762
Selling, general and administrative
 expense   ...........................     2,198,757          3,396,061       3,969,462      1,698,500        2,200,977
Depreciation and amortization   ......       319,493            448,689         460,197        207,670          197,400
Sale of Texas distribution business   .                                                                         269,859
                                        ------------       ------------      ----------      ---------      ------------
Operating loss   .....................      (953,527)        (1,263,785)       (301,212)       (29,570)        (958,474)
Interest expense, net of interest and
 other income ........................       241,383            400,260         390,466        183,173           90,706
                                        ------------       ------------      -----------     ----------     ------------
Net loss   ...........................  $ (1,194,910)      $ (1,664,045)     $ (691,678)     $(212,743)     $(1,049,180)
                                        ============       ============      ===========     ==========     ============
Net loss per share  ..................  $      (0.35)      $      (0.48)     $    (0.15)     $   (0.05)     $     (0.15)
                                        ============       ============      ===========     ==========     ============
Weighted average number of
 common shares outstanding   .........     3,448,601          3,448,601       4,493,307      4,250,490        6,982,594

Balance Sheet Data:

                                              December 31,
                                      ----------------------------    June 30
                                         1995           1996            1997
                                      ------------   -------------   -----------

Current assets   ..................   $2,082,992     $ 7,822,804     $5,700,209
Current liabilities ...............    1,719,689       3,637,202      1,989,248
Working capital  ..................      363,303       4,185,602      3,710,961
Property and equipment, net  ......    1,593,479       4,032,343      6,422,862
Total assets  .....................    6,349,785      14,340,445     14,615,115
Long-term debt   ..................    3,793,420       3,355,651      5,242,598
Total shareholders' equity   ......      816,297       7,341,592      7,383,269

----------------
(1) Results for the fiscal year ended December 31, 1996 and the six months ended June 30, 1996 and 1997 on a pro forma basis (which give effect to the sale of the PB Texas operations as if such transaction had occurred on January 1, 1996) are included in the "Notes to Financial Statements" included elsewhere in this Prospectus.

       MANAGEMENT'S DISCUSSION AND ANALYSIS OF RESULTS OF OPERATIONS AND
                              FINANCIAL CONDITION

Overview

     The Company has focused its efforts since the PB Acquisition in May 1995 on increasing revenues and gross margins. The Company has three lines of business: it manufactures and distributes its Poore Brothers (TM) brand potato chips (in regular and low-fat styles); it manufactures potato chips for sale on a private label basis to grocery store chains; and it distributes snack food products manufactured by others in Arizona.

Results of Operations

  Six months ended June 30, 1997 compared to six months ended June 30, 1996
     Revenues for the six months ended June 30, 1997 were $7,613,814, down $555,034 or 7%, from $8,168,848 for the six months ended June 30, 1996. The disposition by the Company of its PB Texas distribution operation in June 1997 decreased revenue by $1,407,207. See "Business -- Company History". This decrease was offset by significant growth in the Company's own manufactured product lines. Sales of regular kettle chips grew to $4,946,400, up $546,291 or 12% from $4,400,109, for the same six-month period in 1996. The low-fat kettle chip business, launched during June of 1996, contributed $272,097 in revenues for the first six months of 1997, compared to only $14,724 during the first half of 1996. The private label business, launched in the first quarter of 1996, generated revenues of $462,214 for the first six months of 1997, up $82,584 or 22% from the same period of 1996. Sales of products manufactured by others declined only $34,075 to $1,933,103 despite the Company's elimination of several unprofitable lines.

     Gross profit for the six months ended June 30, 1997 was $1,709,762 or 22% of revenues, as compared to $1,876,600 or 23% of revenues for the six months ended June 30, 1996. This decrease in gross profit is due to lower revenues and a slight erosion in gross profit as a percentage of sales. Gross profit as a percentage of sales decreased slightly due to higher labor costs associated with the transition to new equipment and a new Arizona facility, along with slightly higher raw material costs than experienced in 1996.

     Selling, general and administrative expenses increased to $2,200,977 for the six months ended June 30, 1997, up $502,477 or 30%, from $1,698,500 in 1996. Included in selling, general and administrative expenses in 1997 were approximately $255,000 of expenses related to severance, relocation, moving and equipment writedowns. In addition, $108,000 of insurance, printing, legal and accounting expenses were incurred during the first six months of 1997 that were not incurred prior to the Company's initial public offering that was consummated in December 1996. Due to the expansion into new geographical regions, the Company incurred $93,000 in additional freight costs in 1997.

     The Sale of Texas distribution business reflects a $119,859 loss from operations of the PB Texas business for the six months ended June 30, 1997, along with one-time expenses of $150,000 related to the disposal of the operation.

     Depreciation and amortization totaled $197,400 for the six months ended June 30, 1997 and $207,670 for the six months ended June 30, 1996. The decrease of $10,270, or 5%, was partially due to the sale of the Company's old Goodyear, Arizona facilities in February 1997, offset by new equipment additions. Since the sale and until the Company completes the move to the new facility, rental charges on the old buildings will be incurred.

     Net interest expense decreased to $90,706 for the six months ended June 30, 1997 from $183,173 for the six months ended June 30, 1996. This decrease was due primarily to interest income generated from investment of the proceeds of the initial public offering and secondarily from decreased interest expense as a result of lower indebtedness caused by payments on the Company's indebtedness with a portion of the proceeds from the initial public offering.

     The Company's net losses for the six months ended June 30, 1997 and June 30, 1996 were $1,049,180 and $212,743 respectively. The increased net loss was attributable to lower gross profit due to lower revenues, disposal of the PB Texas distribution business and higher selling, general and administrative expenses.

  Year ended December 31, 1996 compared to the year ended December 31, 1995

     Revenues increased to $17,219,641 for the year ended December 31, 1996 from $6,868,923 for the year ended December 31, 1995. This represents an increase of $10,350,718 or 151%. The 1996 results include the revenue effect of the PB Acquisition on May 31, 1995 for the entire year, as compared to seven months in the 1995 period. On a pro forma basis, assuming the PB Acquisition had occurred on January 1, 1995 (see "Item 7. Financial Statements"), revenues for the 1995 period would have totaled $11,456,320. Therefore, on a pro forma basis, revenues increased by $5,763,321, or 50%, from 1995 to 1996. The increase is due to the expansion of sales of Poore Brothers (TM) brand products to new markets, increased sales in existing markets and the introduction of Poore Brothers (TM) brand low-fat potato chips and potato chips sold on a private label basis to grocery chains. For 1996, revenues from the private label business (sales of which began in February 1996) totaled $913,272 and revenues from the sale of the low-fat potato chips (sales of which began in June 1996) totaled $297,895. For 1996 and 1995, sales of products manufactured by the Company accounted for 62% and 54%, respectively, of total sales, and sales of products manufactured by others accounted for 38% and 46%, respectively of total sales. The increased percentage of sales attributable to products manufactured by the Company is due to increased sales of such products by PB Southeast and increased sales in Arizona and California.

     Gross profit for the year ended December 31, 1996 was $4,128,447, or 24% of revenues, as compared to $1,564,723 or 23% of revenues, for the year ended December 31, 1995. The increase in gross profits is due to the increase in the Company's revenues. Gross profit margin percentage for 1996 did not increase significantly from 1995.

     Selling, general and administrative expenses increased to $3,969,462 in 1996 from $2,198,757 in 1995. The $1,770,705, or 81%, increase is due to operating expenses of the companies acquired in the PB Acquisition, administrative expenses resulting from the creation of staff positions at the Company's headquarters, and increased selling expenses associated with market expansion. As a percentage of revenues, selling, general and administrative expenses were 23% for 1996 and 32% for 1995. This percentage decrease resulted from economies of scale realized from the PB Acquisition, which increased revenues without resulting in a corresponding increase in expenses.

     Depreciation and amortization totaled $460,197 for the year ended December 31, 1996 and $319,493 for the year ended December 31, 1995. The increase of $140,704, or 44% is due to the increase in depreciable assets resulting from the PB Acquisition and the related goodwill and organizational costs. Moreover, the 1996 period included twelve months of depreciation and amortization expense, while the 1995 period included only seven months.

     Net interest expense increased to $390,466 for the year ended December 31, 1996 from $241,383 for the year ended December 31, 1995. This increase was due to indebtedness incurred by the Company in connection with the PB Acquisition on May 31, 1995. Such indebtedness is included for twelve months in the 1996 period as compared to seven months in the 1995 period. The indebtedness included assumed mortgages relating to the Company's Arizona facilities that were sold on February 28, 1997, working capital lines, and indebtedness incurred to finance the PB Acquisition.

     The Company's net losses for the years ended December 31, 1996 and December 31, 1995 were $691,678 and $1,194,910, respectively. On a pro forma basis, assuming the PB Acquisition occurred on January 1, 1995, the net loss for the year ended December 31, 1995 was $1,664,045. The decreased net loss is attributable primarily to the revenue impact of market expansion.

Liquidity and Capital Resources

     Net working capital was $3,710,961 at June 30, 1997, with a current ratio of 2.9:1. At December 31, 1996, net working capital was $4,185,602 with a current ratio of 2.2:1. The $474,641 decrease in working capital was primarily attributable to the Company's cash operating loss of approximately $820,000.

     On  February  28,  1997,  in  connection  with  the construction of its new
Arizona manufacturing facility, the Company sold existing land and buildings for net proceeds of approximately $710,000. The carrying value of the disposed property approximated the net proceeds and the sale had an immaterial impact on the results of operations. Proceeds from the sale were used primarily to pay off related mortgage debt and notes payable totaling approximately $650,000.

     Construction of the Company's new Arizona manufacturing, distribution and headquarters facility was financed with a $2.4 million construction loan from the National Bank of Arizona, secured by a first deed of trust on the land and the building. Interest on the construction loan was at the prime rate plus 2% (10.25% at December 31, 1996). On June 4, 1997, the Company refinanced the $1 million remaining balance on the construction loan with a $2 million mortgage arrangement with Morgan Guaranty Trust Company of New York. The fixed rate note bears interest at 9.03% and is secured by the land and the building. The note matures on July 1, 2012, however monthly principal and interest installments of $16,825 are determined based on a twenty year amortization period.

     On July 26, 1996, the Company entered into a $1,000,000 Receivable Financing Agreement to provide working capital, with First Community Financial Corporation (the "Credit Agreement") pursuant to which it initially borrowed $675,000, a portion of which was used to retire the Company's previous working capital line. The Credit Agreement, as amended, expires on November 30, 1997 and bears interest at the prime rate plus 3.50% (12.00% at June 30, 1997), with minimum monthly interest of $2,500. The Company may borrow up to an amount equal to 75% of eligible receivables, representing accounts receivable outstanding less than 60 days, subject to concentration limits. At June 30, 1997, the Company has borrowed $332,987 under the facility. The remaining portion of the $1,000,000 will become available if the Company's eligible receivables increase.

     On May 31, 1995, the Company issued $2,700,000 of its 9% Convertible Debentures, with principal installments beginning in July 1998 and maturing July 1, 2002, in connection with the PB Acquisition. In December 1996, in connection with the Company's initial public offering, the holders of the 9% Convertible Debentures converted $400,409 principal amount of the 9% Convertible Debentures into 367,348 shares of Common Stock. As of June 30, 1997, $2,299,591 principal amount of the 9% Convertible Debentures remained outstanding. As of June 30, 1997, the Company was not in compliance with a financial ratio that the Company is required to maintain while the 9% Convertible Debentures are outstanding related to a required interest coverage ratio of 1.5:1. As a result of the Company's default under this requirement, the holders of the 9% Convertible Debentures have the right, upon written notice and after a thirty-day period during which such default may be cured, to demand immediate payment of the then unpaid principal of and accrued but unpaid interest under the 9% Convertible Debentures. However, the holders of the 9% Convertible Debentures have granted the Company a waiver effective through September 1998. At that time, the Company will be required to be in compliance with the following financial ratios, so long as the 9% Convertible Debentures remain outstanding: working capital of at least $1,000,000; minimum shareholders' equity (net worth) that will be calculated based upon the earnings of the Company and the consideration received by the Company from any future issuances of securities by the Company, an interest coverage ratio of at least 1.5:1; and a current ratio at the end of any fiscal quarter of at least 1.1:1. The Company is currently in compliance with the minimum shareholders' equity, working capital and current ratio requirements. Management believes that the fulfillment of the Company's plans and objectives will enable the Company to attain a sufficient level of profitability to be in compliance with the financial ratios; however, there can be no assurance that the Company will attain any such profitability, be in compliance with the financial ratios upon the expiration of the waivers or be able to obtain an extension or renewal of the waivers. Any acceleration under the 9% Convertible Debentures prior to their maturity on July 1, 2002 could have a material adverse effect upon the Company.

     The Company has entered into a variety of finance and operating leases for the acquisition of equipment and vehicles. The leases generally have five-year terms, and in the case of finance leases, contain an option to purchase the equipment at lease-end for $1. In June 1997, the Company entered into a five-year lease at 8.71% with FINOVA Capital Corporation for new production equipment installed at the new Arizona facility. In 1997, the Company has entered into leases with an aggregate fair market value of $719,000.

     As of December 31, 1996, the Company had net operating loss carry-forwards for federal income tax purposes aggregating $1,500,000, which are available without limitation and which begin to expire in 2010.

     In September 1997, the Company announced that it would consolidate all of its manufacturing operations into its new 60,000 square foot Goodyear, Arizona facility. As a result, the Company is closing its LaVergne, Tennessee manufacturing facility in late September. This consolidation will result in one-time charges of approximately $500,000. In connection with the Company's plans to close its LaVergne, Tennessee facility and move certain assets to Arizona, the Tennessee CDBG loan maturity may be accelerated. The loan has a balance of approximately $170,000.

     In February 1997, the Financial Accounting Standard Board ("FASB") adopted Statement of Financial Accounting Standard No. 128. Earnings per Share ("SFAS 128"), which supersedes and simplifies the standards for computing earnings per share ("EPS") previously found in Accounting Principles Board Opinion No. 15, Earnings per Share ("APB 15"). SFAS 128 is effective for financial statements issued for periods ending after December 15, 1997, including interim periods; earlier application is not permitted. The Company will provide the required EPS disclosures in its financial statements commencing with the fiscal year ended December 31, 1997. SFAS 128 requires restatement of all prior period EPS data presented. Pursuant to the provisions of SFAS 128, the Company's net loss per common share was $.15 for the six months of 1997 and $.06 for the six months of 1996.

     In February 1997, FASB issued SFAS No. 129. Disclosure of Information about Capital Structure. This statement establishes standards for disclosing information about an entity's capital structure. The Company has not yet determined the effect, if any, of SFAS No. 129 on the consolidated financial statements.

     FASB Statement No. 130 "Reporting Comprehensive Income," which the Company will adopt during the first quarter of 1998, establishes standards for reporting and display of comprehensive income and its components in financial statements. Comprehensive income generally represents all changes in shareholders' equity except those resulting from investments by or distributions to shareholders. The Company has not yet determined the effect, if any, of SFAS No. 130 on the consolidated financial statements.

     In June 1997, the FASB issued SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information. This Statement will change the way public companies report information about segments of their business in their annual financial statements and requires them to report selected segment information in their quarterly reports issued to shareholders. It also requires entity-wide disclosures about the products and services an entity provides, the material countries in which it holds assets and reports revenues, and its major customers. The Statement is effective for fiscal years beginning after December 15, 1997. The Company has not yet determined the effect, if any, of SFAS 131 on the consolidated financial statements.

     As a result of the expansion of the Company's markets, the Company may incur additional operating losses in the future. Expenditures relating to market and territory expansion, new product development and equipment relocation may adversely affect cost of sales and selling, general and administrative expenses and consequently may adversely affect operating and net income. These types of expenditures are expensed for accounting purposes as incurred, while revenue generated from the result of such expansion may benefit future periods.

     Management believes that existing working capital, together with available line of credit borrowings, and anticipated cash flows from operations, will be sufficient to finance the operations of the Company for at least the next twelve months. The belief is based on current operating plans and certain assumptions, including those relating to the Company's future revenue levels and expenditures, industry and general economic conditions and other conditions. If any of these factors change, the Company may require future debt or equity financings to meet its business requirements. There can be no assurance that such financings will be available or, if available, on terms attractive to the Company.

Inflation

     While inflation has not had a significant effect on operations in the last year, management recognizes that inflationary pressures may have an adverse effect on the Company as a result of higher asset replacement costs and related depreciation and higher material costs. Additionally, the Company may be subject to seasonal price increases for raw materials. The Company attempts to minimize the fluctuation in seasonal costs by entering into purchase commitments in advance, which have the effect of smoothing out price volatility. The Company will attempt to minimize overall price inflation, if any, through increased sales prices and productivity improvements.

                                   BUSINESS
The Company

     The Company is engaged in the production, marketing and distribution of salty snack food products that are sold primarily throughout the western and southern United States. The Company has three distinct lines of business: it manufactures and sells its own brand of potato chips under the Poore Brothers
(TM) logo; it manufactures private label potato chips for grocery stores chains; and it distributes snack foods products that are manufactured by others. For the six months ended June 30, 1997, revenues totaled $7,613,814. Approximately 69% of such sales were attributable to the Company's Poore Brothers (TM) brand potato chips; approximately 25% of sales were attributable to the distribution by the Company of snack food products manufactured by other companies; and approximately 6% of such sales were attributable to potato chips produced by the Company for sale under the private labels of customers. The Company generally sells its products to independent distributors.

     Poore Brothers (TM) brand potato chips consist of two primary types, regular and low-fat. The Poore Brothers (TM) brand regular potato chips, which are produced with a batch frying process that the Company believes results in potato chips with enhanced crispness and flavor, are currently offered in eleven flavors: Original, Salt & Vinegar, Au Gratin, Barbecue, Cajun, Dill Pickle, Grilled Steak & Onion, Hot Mustard, Jalapeno, No Salt and Parmesan & Garlic. The Poore Brothers (TM) brand of low-fat chips, which was introduced in June 1996, is produced using batch frying and then processed to remove most of the cooking oil while retaining the taste of frying. The low-fat potato chips are produced in five flavors: Original, No Salt, Au Gratin, Salt & Vinegar and Barbecue. The Company also manufactures potato chips for sale on a private label basis using a continuous frying process. The Company currently has two Arizona grocery chains as private label customers.

     The Company's business objective is to become a leading regional manufacturer and distributor of branded premium potato chips and other salty snack foods by providing high quality products at competitive prices that are superior in taste to comparable products. The Company plans to expand its sales and promotional efforts to increase its penetration of existing markets and to expand into new markets. Such market expansion would consist of initiating promotional efforts to increase consumer trial and awareness of the Company's brand-name products and by seeking additional private label customers for the Company's products. The Company expects to achieve growth through regional expansion of current products, development of new products and acquisitions. See "-- Business Strategy."

     The Company, a Delaware corporation, was organized in February 1995 and currently has three operating subsidiaries, all acquired on May 31, 1995: two manufacturing companies, PB Arizona and PB Southeast; and a distribution company, PB Distributing. In June 1997, the Company sold the distribution operations of a fourth operating subsidiary, PB Texas. In September 1997, the Company announced that it would close its PB Southeast manufacturing operation by the end of September 1997. In addition, the Company has a subsidiary, La Cometa Properties, Inc., which owns the land and building associated with the Company's recently completed 60,000 square manufacturing, distribution and headquarters facility in Goodyear, Arizona. See "-- Company History" and "-- Facilities." In December 1996, the Company completed an initial public offering of its Common Stock.

     The Company's executive offices are located at 3500 South La Cometa Drive, Goodyear, Arizona 85338, and its telephone number is (602) 932-6200.

Company History

     PB Foods was founded in 1986 by Messrs. Donald and James Poore (the "Poore Brothers"), each of whom has substantial experience in the potato chip industry. The Poore Brothers also founded PB Distributing in 1990 and PB Texas in 1986, which provided distribution capabilities for the Company's Poore Brothers (TM) brand products. Prior to forming PB Foods, the Poore Brothers co-founded Groff's of Texas, Inc. in 1983, which also manufactured batch fried potato chips. The Poore Brothers had previously been employed for over thirteen years by Mira-Pak, Inc., a designer and manufacturer of packaging equipment for the snack food industry.

     In May 1993, Mark S. Howells and associated individuals formed PB Southeast, which acquired a license from PB Foods to manufacture and distribute Poore Brothers (TM) brand products. In 1994, PB Southeast opened a manufacturing plant in LaVergne, Tennessee.

     In November 1994, PB Southeast entered into a Purchase Agreement (the "Purchase Agreement") with PB Foods, the Poore Brothers and Amelia E. Poore, that provided for the acquisition by PB Southeast of (i) substantially all of the assets, subject to certain liabilities, of PB Foods; (ii) a 100% equity interest in PB Distributing; and (iii) an 80% equity interest in PB Texas, after giving effect to a 32% equity interest to be purchased from other stockholders of PB Texas not parties to the Purchase Agreement. Thereafter, the Company was formed as a holding company and the rights and obligations of PB Southeast under the Purchase Agreement were assigned to the Company. The transactions contemplated by the Purchase Agreement were consummated on May 31, 1995. Subsequent to the acquisition date, the Company acquired the remaining 20% equity interest in PB Texas. The aggregate purchase price paid by the
Company in connection with these transactions was $4,057,163, $3,232,593 of which was paid in cash, $500,000 of which was payable pursuant to a five-year promissory note (paid off in January 1997) and the remainder of which was satisfied by the issuance of 300,000 shares of Common Stock to the seller. See "-- Debt Financings" and "Certain Transactions." The Purchase Agreement
contains a non-competition covenant pursuant to which each of the Poore Brothers agreed not to compete against the Company, directly or indirectly, in various states for a five-year period expiring on May 31, 2000.

     Also in May 1995, the Company entered into an exchange agreement with certain stockholders of PB Southeast, including Mark S. Howells, Jeffrey J. Puglisi and Parris H. Holmes, Jr., all of whom are directors of the Company, pursuant to which the Company agreed to acquire from them approximately 99% of the outstanding shares of the capital stock of PB Southeast, in exchange for the issuance to them of 1,560,000 shares of Common Stock, concurrently with and subject to the consummation of the closing under the Purchase Agreement. Such exchange was consummated on May 31, 1995. The remaining 1% of PB Southeast is owned by James Gossett. See "-- Legal Proceedings." The acquisition by the Company of its subsidiaries on May 31, 1995 is sometimes herein referred to as the "PB Acquisition."

     In December 1996, the Company completed an initial public offering of its Common Stock, pursuant to which 2,250,000 shares of Common Stock were offered and sold to the public at an offering price of $3.50 per share. Of such shares, 1,882,652 shares were sold by the Company and 367,348 shares were sold by the holders of the 9% Convertible Debentures (Renaissance Capital Growth & Equity Income Fund III, Inc. and Wells Fargo Equity Capital, Inc.), which acquired such  shares  upon  the  conversion  of  $400,409  principal  amount  of  the 9%
Convertible Debentures. The initial public offering was underwritten by Paradise Valley Securities, Inc. (the "Underwriter"). The net proceeds to the Company from the sale of the 1,882,652 shares of Common Stock, after deducting underwriting discounts and commissions and the expenses of the offering payable by the Company, were approximately $5,300,000. On January 6, 1997, an additional 337,500 shares of Common Stock were sold by the Company upon the exercise by the Underwriter of an over-allotment option granted to it in connection with the initial public offering. After deducting applicable underwriting discounts and expenses, the Company received net proceeds of approximately $1,000,000 from the sale of such additional shares.

     On June 4, 1997, PB Texas sold it's Houston Texas distribution business to Mr. David Hecht (the "Buyer"), pursuant to an Asset Purchase, Licensing and
Distribution Agreement effective June 1, 1997. Under the Agreement, the Buyer was sold certain assets of PB Texas (including inventory, vehicles and capital equipment), was granted a license to be the Company's exclusive distributor in the Houston, Texas market, and agreed not to distribute any other brand of kettle chips.

     In September 1997, the Company announced the closing of its manufacturing operation in LaVergne, Tennessee and that it would consolidate all the PB Southeast manufacturing operation into the Company's new Arizona facility.

Market Overview

     According to the Snack Food Association ("SFA"), the U.S. market for salty snack foods reached $16.0 billion at retail in 1996, with potato chips accounting for approximately 33% of the market and tortilla chips, pretzels, popcorn and other products accounting for the balance. Per capita snack consumption, in dollar terms, has increased every year during the past six years, ranging from an increase of 6.0% (in 1990) to 0.4% (in 1994), with a 1996 increase of 4.4% to a rate of $60.42 per person per annum. Potato chip sales have similarly increased steadily over the same period, with 1996 retail sales of $5.3 billion (a 9.3% increase over 1995) contrasted to 1990 sales of $4.3 billion.

     The major snack food trend according to the SFA, continues to be notable growth in the "better-for-you" (low-fat/reduced-fat) snack segment. Although the salty snack food category experienced overall growth of less than 5% per annum over the past three years, "better-for-you" salty snack foods have grown at a much greater rate during this period. Numerous new reduced-fat and low-fat products have been introduced since 1995. Supermarket sales of "better-for-you" potato chips grew by 32% in 1996, representing nearly 11% of potato chip sales, at the expense of traditional potato chips, particularly unflavored chips, which lost market share.

     The snack food industry is also rapidly changing in terms of major manufacturers. In 1995, the second largest snack food manufacturer in the United States, Eagle Snacks, a subsidiary of Anheuser-Busch, Inc. disclosed that it had incurred significant losses in the snack food business and was therefore leaving the business. Also in 1995, Keebler Company, the third largest snack food company sold its snack food business and various regional snack food manufacturers discontinued their operations. While these circumstances have contributed to the increase in market share for Frito-Lay, Inc., a subsidiary of PepsiCo., Inc., which is the dominant snack food manufacturer in the United States, such circumstances have also presented sales opportunities for regional and local snack food manufacturers, including the Company.

     Like other food manufacturers, producers of snack foods are attempting to capitalize on consumer demand for healthier products. Many manufacturers have targeted the low-fat/reduced-fat segment for rapid product expansion. Some supermarkets now offer "health food" sections or separate "healthy snack" areas in their snack aisles. Despite these factors, sales of reduced fat and low-fat salty snack foods still constitute a relatively small portion of sales of all salty snack food products.

Business Strategy

     The Company's business objective is to become a leading regional manufacturer and distributor of branded premium potato chips and other salty snack foods by providing high quality products at competitive prices that are superior in taste to comparable products. The Company plans to expand its sales and promotional efforts to increase its penetration of existing markets and to expand into new markets. Such market expansion would consist of initiating promotional efforts to increase consumer trial and awareness of the Company's brand name products and seeking additional private label customers for the Company's products. The Company expects to achieve growth through regional expansion of current products, development of new products and acquisitions. The key elements of the Company's business strategy are as follows:

       Increase consumer acceptance of Poore Brothers brand products. The Company's branded products have achieved significant market penetration in
   Phoenix, Arizona, Wichita, Kansas and St. Louis, Missouri. In addition, since the beginning of 1997, the Company has achieved new distribution in approximately 750 new stores in Southern California, Colorado, Texas, Ohio, and North Carolina. The Company attributes the success of its products to the taste resulting from its batch frying process and the variety of flavors, sizes and types of products offered by the Company. To increase awareness and acceptance of its products, the Company intends to increase its advertising and distribution efforts in existing markets and in certain key regional markets, including Southern California, Colorado, New Mexico and Texas. The Company has added direct sales people to these targeted geographies to manage sales and promotional activities. Such efforts include, among other things, joint advertising with supermarkets and other manufacturers, in-store product sampling, coupon distribution and Poore Brothers in-store advertisements and displays.

       Expand Private Label Business. In the first quarter of 1996, the Company entered into agreements with two Arizona grocery chains for the manufacture and distribution by the Company of their respective private label potato chips. The Company manufactures potato chips for these customers in various types and flavors as specified by them. The Company believes that many opportunities exist for the Company to expand this segment of its business. Consequently, the Company installed a continuous fryer in its new Arizona facility that produces approximately 2,100 pounds of potato chips per hour. This new continuous fryer began producing private label potato chips in July 1997. The Company intends to utilize the new continuous fryer to produce private label products for additional grocery chains in the Southwestern United States.

       Develop New Products. The Company intends to develop new products that leverage its expertise in manufacturing, marketing and distributing snack food products. The Company believes it can develop new snack food products that consumers perceive to be superior in taste, texture, appearance and brand personality, resulting in increased consumer demand and shelf space for Company products.

       Continue to Improve Operations. The Company's management team has focused efforts on reducing costs and improving product quality. In August 1997, the Company's Arizona operations were consolidated into a single new facility, which should result in increased efficiencies from the Company's investments in new machinery and processes. The Company also invested in a new quality assurance lab and personnel to improve the Company's ability to consistently produce products within a narrow specification range. In September 1997, the Company announced the closing of its manufacturing operation in LaVergne, Tennessee and that it would consolidate all of the PB Southeast manufacturing operation into the Company's new Arizona facility.

Products

     Potato Chips. Poore Brothers (TM) brand potato chips were first introduced by the Poore Brothers in 1986 and have accounted for substantially all of the Company's manufacturing sales to date. The potato chips are marketed by the Company as a premium product based on their distinctive combination of cooking method and variety of distinctive flavors. The potato chips manufactured by the Company consist of two primary types, regular and low-fat. The Company's regular potato chips are currently offered in ten flavors: Original, Salt & Vinegar, Au Gratin, Barbecue, Cajun, Dill Pickle, Grilled Steak & Onion, Jalapeno, No Salt and Parmesan & Garlic. The Company's low-fat potato chips, which were introduced in June 1996, are produced in five flavors: Original, No Salt, Au Gratin, Salt & Vinegar and Barbecue. See "-- Manufacturing." Also in 1996, the Company entered into agreements with two Arizona grocery chains pursuant to which the Company produces their respective private label potato chips in the styles and flavors specified by such grocery chains.

     Other Snack Food Products. Through its Arizona distribution subsidiary, PB Distributing, the Company purchases and resells snack food products manufactured by others. Such products include pretzels, crackers, snack nuts and meat snacks.

Manufacturing

     The Company believes that a key element of its growth to date has been its use of certain cooking techniques and key ingredients in the manufacturing process to produce potato chips with improved flavor. These techniques currently involve two elements: the Company's use of a batch frying process for its brand name products, as opposed to the conventional continuous line cooking method, and the Company's use of distinctive seasonings to produce potato chips in a variety of flavors. The Company believes that its batch frying process is superior to conventional continuous line cooking methods because it enhances crispness and flavor through greater control over temperature and other cooking conditions. Although this manufacturing method produces less volume than the continuous line techniques of larger manufacturers, the Company believes that this method facilitates the production of potato chips with enhanced crispness and flavor.

     Production Facilities. In August 1997, the Company completed the transition of all Arizona manufacturing operations into its newly constructed Goodyear, Arizona production facility. The new Goodyear facility has the capacity to produce approximately 3,000 pounds of potato chips per hour, with approximately 2,100 pounds of such capacity being produced using a continuous frying method and the remainder being produced using the Company's batch frying method. In September 1997, the Company announced the closing of its manufacturing operation in LaVergne, Tennessee and that it would consolidate all the PB Southeast manufacturing operation into the Company's new Arizona facility. The Company plans to move most of the Tennessee equipment (with an aggregate capacity of approximately 720 pounds per hour) and install it in its new Arizona facility.

     Private Label Products. In order to meet potential demand for private label products, the Company installed a continuous fryer potato chip line that produces approximately 2,100 pounds per hour. In July 1997, the Company began producing private label potato chips with the new continuous fryer. There can be no assurance that the Company will obtain sufficient business to recoup the costs of its investment in, and alterations of its facilities.

     Low-Fat Potato Chips. The Company has an Agreement with Great Snaxx of AZ L.L.C. ("Great Snaxx") pursuant to which Great Snaxx granted the Company rights in the states of Arizona, California, Nevada, Colorado and New Mexico (collectively, the "Territory") to market low-fat potato chips processed by Great Snaxx. The Company pays a per pound processing fee to Great Snaxx for the application of Great Snaxx's patented oil extraction process. The Company began selling low-fat potato chips processed by Great Snaxx in June 1996. The processed potato chips have approximately two grams of fat per serving, in contrast to the 8-10 grams of most standard potato chips.

     The Great Snaxx Agreement expires on September 19, 2006. The Company may lose its exclusive marketing rights in the Territory if certain minimum fees are not paid to Great Snaxx during prescribed periods. In addition, Great Snaxx has certain rights to terminate the Great Snaxx Agreement prior to its expiration date. On September 3, 1997, the Company was notified that Great
Snaxx had sustained an interruption in its ability to process low-fat potato chips. There can be no assurance as to when or if Great Snaxx will resume processing low-fat potato chips. The termination by Great Snaxx of the Great Snaxx Agreement or the failure by Great Snaxx to perform its obligations under the Great Snaxx Agreement for any reason could have a material adverse effect on the Company's ability to produce low-fat potato chips. In the case of such a termination or failure, the Company would consider producing low-fat potato chips using an alternative production method, such as baking or the use of alternative cooking oils. There can be no assurance, however, that the Company would be successful in utilizing an alternative method or that low-fat potato chips produced by the Company with any of such methods would be accepted in the marketplace.

Marketing and Distribution

     The Company sells its products primarily in targeted markets in the western and southern United States. The Company's products are distributed by the Company through a select group of independent distributors.

     The Company's Arizona distribution subsidiary operates throughout Arizona, with 35 independently operated service routes. Each route is operated by an independent contractor who carries in excess of 55 items to most major grocery store chains in Arizona, such as Albertson's, ABCO, Basha's, Fry's, Safeway, Smith's, and Smitty's Food Stores. In addition to servicing major supermarket chains, the Company's distributors service many independent grocery stores, delicatessens, club stores (including Price/Costco and Sam's), and military facilities throughout Arizona. In addition to Poore Brothers (TM) brand products, the Company distributes throughout Arizona a wide variety of other items manufactured by other companies, including pretzels, crackers, snack nuts and meat snacks. The Company also sells Poore Brothers (TM) brand potato chips to America West Airlines and Trans World Airlines for passenger service.

     Outside of Arizona the Company selects distributors primarily on the basis of quality of service, call frequency on customers, financial capability and relationships they have with supermarkets, including access to shelf space in the store's snack aisles. As of June 30, 1997, the Company had arrangements with over 35 distributors in a number of major cities, including St. Louis, Denver, San Diego, Los Angeles, San Antonio, Cincinnati, Houston, Albuquerque, Wichita, Oklahoma City, Tampa, Richmond and Minneapolis.

     Successful marketing of the Company's products depends, in part, upon obtaining adequate retail shelf space for such products, particularly in supermarkets. Frequently, the Company incurs additional marketing costs in order to obtain additional shelf space. Whether or not the Company will continue to incur such costs in the future will depend upon a number of factors, including existing demand for the Company's products, relative availability of shelf space and general competitive conditions. There can be no assurance that the Company will not incur significant shelf space or other promotional costs as a necessary condition of entering into competition in particular markets or stores. Such costs may materially affect the Company's financial performance.

Suppliers

     The principal raw materials used by the Company are potatoes and oil. The Company believes that the raw materials it needs to produce its products are readily available from numerous suppliers on commercially reasonable terms. Potatoes are widely available year-round, either freshly harvested or from storage during the winter months. The Company uses TRISUN(R), a low in saturated fat sunflower oil, in the production of its Poore Brothers (TM) brand potato chips, which is supplied by AC Humko Corporation. The Company believes that alternative cooking oils that are low in saturated fat are readily abundant and available. The Company also uses flavorings and packaging material in its manufacturing process. The Company chooses its suppliers based primarily on price, availability and quality and does not have any long-term arrangements with any supplier. Although the Company believes that its requirements for products and ingredients are readily available, and that its business success is not dependent on any single supplier, the failure of certain suppliers to meet the Company's performance specifications, quality standards or delivery schedules could have a material adverse effect on the Company's operations. In particular, a sudden scarcity, a substantial price increase, or an unavailability of product ingredients could materially adversely affect the Company's operations. There can be no assurance that alternative ingredients would be available when needed and on commercially attractive terms, if at all.


Customers

     One customer of the Company, Fry's Food Stores, a subsidiary of Kroger, Inc., accounted for 16% of the Company's 1996 revenues, and along with Albertson's, Inc., accounted for 15% and 11%, respectively, of the Company's 1995 revenues, with the remainder of the Company's revenues being derived from sales to a limited number of additional customers, either grocery chains or regional distributors, none of which individually accounted for more than 10% of the Company's sales for 1996. For the six months ended June 30, 1997, two customers of the Company, Fry's Food Stores and Safeway Inc., accounted for 17% and 11%, respectively, of the Company's revenues. A decision by any of its major customers to cease or substantially reduce their purchases could have a material adverse effect on the Company's business.

Competition

     The Company's products compete generally against other salty snack foods, including potato chips, tortilla chips, popcorn and pretzels. The salty snack food industry is large and highly competitive and is dominated primarily by Frito-Lay, Inc., a subsidiary of PepsiCo, Inc. Frito-Lay, Inc. possesses substantially greater financial, production, marketing, distribution and other resources than the Company and brands that are more widely recognized than the Company's products. In addition, numerous other companies that are actual or potential competitors of the Company have greater financial and other resources (including more employees and more extensive facilities) than the Company. Local or regional markets often have significant smaller competitors, many of whom offer batch fried or low-fat products similar to those of the Company. Expansion of Company operations to other areas of the United States has and will continue to encounter significant competition from national, regional and local competitors that may be greater than that encountered by the Company in its existing markets. In addition, such competitors may challenge the Company's position in its existing markets. While the Company believes that its specialized products and method of operations will enable it to compete successfully, there can be no assurance of its ability to do so.

     The principal competitive factors affecting the market of the Company's products include product quality and taste, brand awareness among consumers, supermarket shelf space, price, advertising and promotion, variety of snacks offered, nutritional content, product packaging and package design. Management believes that the Company's potato chips compete based primarily upon their taste, distinctive cooking method and variety of flavors that are available.

Facilities

     The Company owns a 60,000 square foot facility located on 7.7 acres of land in Goodyear, Arizona, approximately 15 miles west of Phoenix, Arizona. In August 1997, the Company completed the transition of all its Arizona operations into the new facility. Construction of this new facility was completed in June 1997. The site will enable the Company to expand its facilities in the future to a total building size of 120,000 square feet. The facility is financed by a mortgage with Morgan Guaranty Trust Company of New York which matures in June 2012. See "-- Debt Financings."

     On February 28, 1997, the Company sold its three 12,000 square foot buildings in Goodyear, Arizona, which housed the Company's Arizona operations and were replaced by the new facility. The net proceeds from the sale of the properties, which approximated $710,000 were used to repay mortgages which encumbered the properties and to repay the $500,000 principal amount of the Poore Promissory Note. The Company leased the properties from the purchaser on a month-to-month basis until the Company's relocation to its new facility was completed in August 1997.

     PB Southeast leases a 16,900 square foot manufacturing facility located in LaVergne, Tennessee, approximately 15 miles south of Nashville, Tennessee. The facility is leased under a lease agreement that expires in November 1998. In September 1997, the Company announced plans to close its PB Southeast operation and to consolidate all manufacturing operations into its new Arizona facility.

     The Company believes that its facilities are adequately covered by insurance.

Debt Financings

     9% Convertible Debentures. In connection with the PB Acquisition, on May 31, 1995 the Company issued $2,700,000 aggregate principal amount of its 9% Convertible Debentures due July 1, 2002 (the "9% Convertible Debentures") to Wells Fargo Equity Capital, Inc. (formerly First Interstate Equity Corporation) ("Wells Fargo") and Renaissance Capital Growth & Income Fund III, Inc.
("Renaissance"). The 9% Convertible Debentures accrue interest at a rate of 9% per annum, payable monthly. Installments of principal are due beginning on July 1, 1998 and each month thereafter until July 1, 2002, when all outstanding principal is due and payable. In December 1996, in connection with the Company's initial public offering, the holders of the 9% Convertible Debentures converted $400,409 principal amount of the 9% Convertible Debentures into 367,348 shares of Common Stock. As of June 30, 1997, $2,299,591 principal amount of the 9% Convertible Debentures remained outstanding. As of June 30, 1997, the Company was not in compliance with a financial ratio set forth in the Convertible Debenture Loan Agreement dated May 31, 1995 (the "Debenture Loan
Agreement") that the Company is required to maintain so long as the 9% Convertible Debentures are outstanding, related to a required interest ratio coverage of 1.5:1. As a result of the Company's default under this requirement, the holders of the 9% Convertible Debentures have the right, upon written notice and after a thirty-day period during which such default may be cured, to demand immediate payment of the then unpaid principal and accrued but unpaid interest under the Debentures. However, the holders of the 9% Convertible Debentures have granted the Company a waiver effective through September 1998. At that time, the Company will be required to be in compliance with the following financial ratios, so long as the 9% Convertible Debentures remain outstanding: working capital of at least $1,000,000; minimum shareholders' equity (net worth) that will be calculated based upon the earnings of the Company and the consideration received by the Company from any future issuances of securities by the Company; an interest coverage ratio of at least 1.5:1; and a current ratio at the end of any quarter of at least 1.1:1. The Company is currently in compliance with the minimum shareholders' equity, working capital and current ratio requirements. Management believes that the fulfillment of the Company's plans and objectives will enable the Company to attain a sufficient level of profitability to be in compliance with the financial ratios; however, there can be no assurance that the Company will attain any such profitability, be in compliance with the financial ratios upon the expiration of the waivers or be able to obtain an extension or renewal of the waivers. Any acceleration under the 9% Convertible Debentures prior to their maturity on July 1, 2002 could have a material adverse effect upon the Company. The Debenture Loan Agreement also contains various covenants that impose restrictions on certain activities by the Company including the incurrence of additional encumbrances on assets, investments by the Company, the amendment of material agreements, sales of assets other than in the ordinary course of business, and mergers, consolidations or sales of substantially all of the Company's assets.

     Renaissance and Wells Fargo have the right, at any time, to convert all or any portion of their respective 9% Convertible Debentures into shares of Common Stock at a current conversion price of approximately $1.09 per share, subject to adjustment in certain events to prevent dilution. In addition, the holders of the 9% Convertible Debentures have certain registration rights. See "Description of Securities -- Registration Rights." In connection with the Company's initial public offering, Wells Fargo and Renaissance agreed not to sell any Common Stock held by them prior to January 1, 1998. The Company has the right to redeem the 9% Convertible Debentures under certain circumstances.

     Credit Agreement. On July 26, 1996, the Company entered into a Credit Agreement with First Community Financial Corporation (the "Credit Agreement"). The Credit Agreement, as amended, expires on November 30, 1997 and bears interest at an annual rate equal to the prime rate plus 3.50% (12.00% at June 30, 1997), with minimum interest of $2,500 per month. The Company may borrow up to an amount equal to 75% of eligible receivables, representing accounts receivable outstanding less than 60 days, subject to certain limitations. The Credit Agreement contains various covenants that impose restrictions on certain activities by the Company including, without limitation, incurrence of additional indebtedness and liens, disposition of assets, changes in management, and mergers or consolidations.

     Arizona Facility Mortgage. Construction of the Company's new Arizona manufacturing, distribution and headquarters facility was financed with a $2.4 million construction loan from the National Bank of Arizona, secured by a first deed of trust on the land and the building. Interest on the construction loan was at the prime rate plus 2% (10.25% at December 31, 1996). On June 4, 1997, the Company refinanced the $1 million remaining balance on the construction loan with a $2 million mortgage arrangement with Morgan Guaranty Trust Company of New York. The fixed rate note bears interest at 9.03% and is secured by the land and the building. The note matures on July 1, 2012, however monthly principal and interest installments of $16,825 are determined based on a twenty year amortization period.

     Commercial Development Block Grant. In 1993, PB Southeast received a seven-year $322,310 Commercial Development Block Grant (the "CDBG Loan"), bearing interest at a rate of 3% per annum, from the State of Tennessee for construction financing for its manufacturing plant in LaVergne, Tennessee. All then outstanding principal of the CDBG Loan becomes due and payable on May 1, 2001. As of June 30, 1997, the outstanding principal amount of the CDBG Loan was $177,874. The CDBG Loan is personally guaranteed by Mark S. Howells, the Chairman of the Company's Board of Directors. The Company has agreed to indemnify Mr. Howells with respect to his guarantee of the CDBG Loan. In connection with the Company's plans to close its PB Southeast operation and move certain assets to Arizona, the CDBG Loan maturity may be accelerated.

     Leases. The Company has entered into a variety of finance and operating leases. As of June 30, 1997, the Company had entered into leases for cooking machinery, packaging machines, conveyor equipment and vehicles with an original fair market value of approximately $1.2 million.

Government Regulation

     The manufacture, labeling and distribution of the Company's products are subject to the rules and regulations of various federal, state and local health agencies, including the FDA. In May 1994, regulations under the NLEA concerning labeling of food products, including permissible use of nutritional claims such as "fat-free" and "low-fat," became effective. In order to comply with the NLEA regulations, products labeled as "fat-free" may not contain more than 0.5 grams of fat per ounce, and products labeled as "low-fat" may not contain more than
3.0 grams of fat per ounce. Fat-free products containing less than 0.3 grams of fat per ounce are required under the NLEA regulations to be labeled as containing 0 grams of fat.

     The Company is complying with the NLEA regulations and closely monitors the fat content of its products through various testing and quality control procedures. The Company does not believe that compliance with the NLEA regulations materially increases the Company's manufacturing costs. There can be no assurance that new laws or regulations will not further reduce the permissible fat content of "fat-free" and "low-fat" products, which could require the Company to alter the taste or composition of its products. Such changes could affect sales of the Company's products and have a material adverse effect on the Company.

     In addition to laws relating to food products, the Company's operations are governed by laws relating to environmental matters, workplace safety and worker health, principally the Occupational Safety and Health Act. The Company believes that it presently complies in all material respects with such laws and regulations.

Employees

     As  of  June  30,  1997, the Company had 127 full-time employees, including
109 in manufacturing and distribution, 6 in sales and marketing and 12 in administration and finance. In connection with the Company's plans to close its LaVergne, Tennessee manufacturing operation, approximately 35 employees will be terminated. The Company's employees are not represented by any collective bargaining organization and the Company has never experienced a work stoppage. The Company believes that its relations with its employees are good.

Legal Proceedings

     In June 1996, a lawsuit was commenced in an Arizona state court against two directors of the Company, Mark S. Howells and Jeffrey J. Puglisi, and PB Southeast which alleged, among other things, that the plaintiff, James Gossett, had an oral agreement with Mr. Howells to receive a 49% ownership interest in PB Southeast, that Mr. Howells breached fiduciary duties and other obligations to Mr. Gossett and that Mr. Gossett was entitled to exchange such alleged stock interest for shares in the Company. Mr. Gossett further alleged that Messrs. Howells and Puglisi failed to honor the terms of an alleged distribution agreement between PB Foods and Mr. Gossett. On July 11, 1997, summary judgment was granted in favor of all defendants on all counts of the lawsuit. In its Order, the Maricopa County (Arizona) Superior Court ruled that there was no oral contract and that the remainder of the plaintiff's claims could not support a cause of action against the defendants. No final judgement has been entered by the Court to date and the time for filing post-judgement motions and/or for perfecting an appeal has not expired.

                                  MANAGEMENT

Directors and Executive Officers

     The executive officers and Directors of the Company, and their ages, are as follows:

               Name                Age                    Position
               ----                ---                    --------
    Eric J. Kufel  ...............  30       President, Chief Executive Officer,
                                               Director
    Thomas W. Freeze  ............  46       Vice President, Chief Financial Officer,
                                               Treasurer, and Secretary
    Scott D. Fullmer  ............  33       Vice President -- Sales and Marketing
    Glen E. Flook  ...............  39       Vice President -- Manufacturing
    James M. Poore    ............  50       Vice President
    Wendell T. Jones  ............  56       Director of Sales -- Arizona
    Mark S. Howells   ............  43       Chairman, Director
    Jeffrey J. Puglisi   .........  38       Director
    Parris H. Holmes, Jr.   ......  53       Director
    Robert C. Pearson    .........  62       Director
    Aaron M. Shenkman    .........  56       Director

     Eric J. Kufel. Mr. Kufel has served as President, Chief Executive Officer and a Director of the Company since February 1997. From November 1995 to January 1997, Mr. Kufel was Senior Brand Manager at The Dial Corporation and was responsible for the operating results of Purex Laundry Detergent. From June 1995 to November 1995, Mr. Kufel was Senior Brand Manager for The Coca-Cola Company where he was responsible for the marketing and development of Minute Maid products. From November 1994 to June 1995 Mr. Kufel was Brand Manager for The Coca-Cola Company, and from June 1994 to November 1994, Mr. Kufel was Assistant Brand Manager for The Coca-Cola Company. From January 1993 to June 1994, Mr. Kufel was employed by The Kellogg Company in various capacities including being responsible for introducing the Healthy Choice line of cereal and executing the marketing plan for Kellogg's Frosted Flakes cereal. Mr. Kufel earned a Masters of International Management from the American Graduate School of International Management in December 1992.

     Thomas W. Freeze. Mr. Freeze has served as Vice President, Chief Financial Officer, Secretary and Treasurer of the Company since April 1997. From April 1994 to April 1997, Mr. Freeze served as Vice President, Finance and Administration -- Retail of New England Business Service, Inc. From October 1989 to April 1994, Mr. Freeze served as Vice President, Treasurer and Secretary of New England Business Service, Inc.

     Scott D. Fullmer. Mr. Fullmer has served as Vice President -- Sales and Marketing of the Company since February 1997. From September 1993 to February 1997, Mr. Fullmer served in various capacities with The Dial Corporation, including Senior Brand Manager, where he was responsible for managing the sales and advertising for Dial Soap. From February 1992 to September 1993, Mr. Fullmer was Product Manager for Sara Lee Corp. From April 1989 to February 1992, Mr. Fullmer served in various capacities with Borden, Inc. including Product Manager, Snack Foods, where he was responsible for managing the merchandising of selected snack food products including potato chips. From May 1986 to April 1989, Mr. Fullmer was in sales management at Frito Lay, Inc.

     Glen E. Flook. Mr. Flook has served as Vice President -- Manufacturing since March 1997. From January 1994 to February 1997, Mr. Flook was employed by The Dial Corporation as a Plant Manager for a manufacturing operation that generated $40 million in annual revenues. From January 1983 to January 1994, Mr. Flook served in various capacities with Frito-Lay, Inc., including Plant Manager and Production Manager.

     James M. Poore. Mr. Poore has served as a Vice President of the Company since June 1995. Mr. Poore co-founded Poore Brothers Foods, Inc. in 1986 and served as its Vice President, Secretary, Treasurer and Director until the PB Acquisition in May 1995. In addition, Mr. Poore served as the Secretary and a Director of PB Distributing, a subsidiary of the Company, from January 1990 to May 1995, and as Chairman of the Board and a Director of PB Texas, a subsidiary of the Company, from May 1991 to May 1995. In 1983, he co-founded Groff's of Texas, Inc., a potato chip manufacturer in Brookshire, Texas, and served as its President until January 1986.

     Wendell T. Jones. Mr. Jones has been the Director of Sales -- Arizona since February 1997. Previously, Mr. Jones was National Sales Manager of the Company from January 1996 to February 1997. From 1969 to 1996, Mr. Jones served in various capacities at Frito-Lay, Inc., including Director of Sales, Operations Manager and Manager -- Trade Development.

     Mark S. Howells. Mr. Howells has served as Chairman of the Board of the Company since March 1995. For the period from March 1995 to August 1995, Mr. Howells also served as President and Chief Executive Officer of the Company. He has served as the Chairman of the Board of PB Southeast, a subsidiary of the Company, since its inception in May 1993 and served as its President and Chief Executive Officer from May 1993 to August 1994. Since 1988, Mr. Howells has devoted a majority of his time to serving as the President and Chairman of Arizona Securities Group, Inc., a registered securities broker-dealer.

     Jeffrey J. Puglisi. Mr. Puglisi has served as a Director of the Company since March 1995. From March 1996 to August 1996, Mr. Puglisi also served as Vice Chairman of the Company. For the period from August 1995 to March 1996, Mr. Puglisi served as Chief Executive Officer of the Company. For the period from March 1995 to August 1995, Mr. Puglisi served as Executive Vice President, Chief Operating Officer, Secretary and Treasurer of the Company. He also served as President, Chief Executive Officer and a Director of PB Southeast from August 1994 to August 1995. Since 1988, Mr. Puglisi has also served as the Senior Vice President of Arizona Securities Group, Inc.

     Parris H. Holmes, Jr. Mr. Holmes has served as a Director of the Company since March 1995. Since August 1, 1996, Mr. Holmes has served as Chairman of the Board and Chief Executive Officer of Billing Information Concepts Corp., a third-party provider of billing clearing house and information services to the telecommunications industry. Prior to August 1996, Mr. Holmes served as Chief Executive Officer of U.S. Long Distance Corp. ("USLD"). In addition, Mr. Holmes has served as Chairman of the Board of USLD since September 1986. Mr. Holmes is also a member of the Board of Directors of Tanisys Technology, Inc., a developer and marketer of computer peripheral equipment. From 1992 to 1996, Mr. Holmes was a director of Medical Polymers Technologies, Inc., a biomedical firm specializing in the development of polymer-based technologies.

     Mr. Holmes has advised the Company that the staff of the Commission has determined to terminate an investigation of certain transactions in the securities of USLD, which has publicly traded securities. The investigation had concerned whether certain persons had purchased securities while in possession of material non-public information or disclosed this information to others. Mr. Holmes has also advised the Company that on December 18, 1996, the Commission filed a civil injunctive action in federal court alleging that Mr. Holmes failed to file timely twelve reports regarding certain transactions made in 1991 and 1992 in the stock of USLD, as required by Section 16(a) of the Exchange Act. Mr. Holmes settled this action on December 18, 1996, without admitting or denying the allegations of the complaint, by consenting to the entry of an injunction barring future violations with respect to these requirements and paying a civil penalty of $50,000.

     Robert C. Pearson. Mr. Pearson has served as a Director of the Company since March 1996. Mr. Pearson has been Senior Vice President -- Corporate Finance for Renaissance Capital Group, Inc. since April 1997. Previously, Mr. Pearson had been an independent financial and management consultant specializing in investments with emerging growth companies. He has performed services for Renaissance Capital Partners ("RCP") in connection with the Company and other RCP investments. RCP is the operating manager of Renaissance Capital Growth & Income Fund III, Inc. ("Renaissance"), the owner of a 9% Convertible Debenture. From 1990 to 1994, Mr. Pearson served as Executive Vice President and Chief Financial Officer of Thomas Group, Inc., a publicly traded consulting firm. Prior to 1990, Mr. Pearson was Vice President -- Finance of Texas Instruments, Incorporated.

     Pursuant to a Convertible Debenture Loan Agreement dated May 31, 1995 among the Company, Renaissance and Wells Fargo Equity Capital, Inc. ("Wells Fargo"), so long as the 9% Convertible Debentures issued by the Company have not been fully converted into shares of Common Stock or redeemed or paid by the Company, Renaissance shall be entitled to designate a nominee to the Company's Board of Directors subject to election by the Company's stockholders. Mr. Pearson was designated as a nominee to the Board of Directors by Renaissance. See "Business -- Debt Financings."

     Aaron M. Shenkman. Mr. Shenkman has served as a Director of the Company since June 1997. Since March 1997, he has served as the Vice-Chairman of Helen of Troy Corp., a distributor of personal care products. From February 1984 to February 1997, Mr. Shenkman was the President of Helen of Troy Corp. From 1993 to 1996, Mr. Shenkman also served as a Director of Craftmade International, a distributor of ceiling fans.

Executive Compensation

     The following table sets forth certain information regarding compensation paid during each of the Company's last two fiscal years, as applicable, to the Company's Chief Executive Officers and those other executive officers of the Company whose salary and bonuses, if any, exceeded $100,000 for the Company's fiscal year ended December 31, 1996.

                          SUMMARY COMPENSATION TABLE

                                       Annual Compensation                     Long Term Compensation
                           ------------------------------------------- ---------------------------------------
                                                                                  Awards              Payouts
                                                                       ----------------------------- ---------
                                                                        Restricted
         Name and                                        Other Annual     Stock                        LTIP      All Other
    Principal Position      Year(1)    Salary    Bonus   Compensation    Awards         Options       Payouts   Compensation
    ------------------      -------    ------    -----   ------------    ------         -------       -------   ------------
David J. Brennan (2)         1996    $ 96,154     --     $    4,016(5)     --            130,000 (6)    --          --
President, Chief             1995          --     --             --        --                 --        --          --
 Executive Officer and
 Director
Jeffrey J. Puglisi (3)       1996          --     --             --        --            110,000        --          --
Chief Executive Officer,     1995          --     --             --        --            275,000        --          --
 Executive Vice
 President, Chief
 Operating Officer,
 Secretary, Treasurer,
 Vice Chairman and
 Director
Jeffrey H. Strasberg (4)     1996     100,750     --          2,550(5)     --                 --        --          --
Vice President, Chief        1995      38,675     --             --        --             83,333 (7)    --          --
 Financial Officer,
 Secretary and
 Treasurer

----------------
(1) The Company was incorporated in February 1995.
(2) Mr. Brennan served as the Company's President and Chief Executive Officer from March 1996 to February 1997. He also served as a Director of the Company from March 1996 to June 1997.
(3) Mr. Puglisi served as the Company's Chief Executive Officer from August 1995 to March 1996, and as Vice Chairman from March 1996 to August 1996. From March 1995 to August 1995, Mr. Puglisi also served as Executive Vice President, Chief Operating Officer, Secretary and Treasurer of the Company. Mr. Puglisi has served as a Director of the Company since March 1995.
(4) Mr. Strasberg served as Vice President, Chief Financial Officer, Secretary and Treasurer from July 1995 to April 1997.
(5) Represents the value of a company vehicle provided to Mr. Brennan for his exclusive use and a car allowance provided to Mr. Strasberg.
(6) Excludes options to purchase 200,000 shares of Common Stock that were granted to Mr. Brennan in 1996 and were canceled in February 1997 in connection with his resignation as President and Chief Executive Officer of the Company.

(7) Excludes options to purchase 41,667 shares of Common Stock that were granted to Mr. Strasberg in 1995 and were canceled in March 1997 in connection with his resignation as Vice President, Chief Financial Officer, Secretary and Treasurer of the Company.

     The following tables set forth information concerning stock options granted during the fiscal year ended December 31, 1996 for the individuals shown in the Summary Compensation Table. Stock appreciation rights were not granted in connection with any such stock options during the fiscal year ended December 31, 1996. No stock options were exercised during the fiscal year ended December 31, 1996.

                       OPTION GRANTS IN LAST FISCAL YEAR
                              (Individual Grants)

                              Number of Shares of       Percent of Total Options
                            Common Stock Underlying      Granted to Employees in     Exercise Price
           Name                 Options Granted             Fiscal Year (1)            per Share       Expiration Date
           ----                 ---------------             ---------------            ---------       ---------------
David J. Brennan  .........           100,000 (1)                   23%                  $ 1.25        March 29, 2001
                                       30,000                        7                     3.50        October 22, 2001
Jeffrey J. Puglisi   ......           100,000                       23                     1.25        March 1, 2006
                                       10,000                        2                     3.50        October 22, 2006

----------------
(1) Excludes options to purchase 200,000 shares of Common Stock that were canceled in February 1997 in connection with Mr. Brennan's resignation as President and Chief Executive Officer of the Company.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR END OPTION VALUES

                                      Number of Shares of Common
                                     Stock Underlying Unexercised          Value of Unexercised
                                              Options at                 In-the-Market Options at
             Name                          December 31, 1996              December 31, 1996 (3)
---------------------------------   -------------------------------   ------------------------------
                                    Exercisable     Unexercisable     Exercisable     Unexercisable
                                    -----------     -------------     -----------     -------------
David J. Brennan (1) ............       30,000         100,000        $   11,250         $262,500
Jeffrey J. Puglisi   ............      385,000            ----         1,034,352               --
Jeffrey H. Strasberg (2)   ......       41,667          41,666           116,380          116,377

----------------
(1) Excludes options to purchase 200,000 shares of Common Stock that were canceled in February 1997 in connection with Mr. Brennan's resignation as President and Chief Executive Officer of the Company.
(2) Excludes options to purchase 41,666 shares of Common Stock that were canceled in March 1997 in connection with Mr. Strasberg's resignation as Vice President, Chief Financial Officer, Secretary and Treasurer of the Company.
(3) Value  is  the  difference  between the market value of the Company's Common
    Stock on December 31, 1996, which was $3.875 per share, and the exercise price.

Employment Agreements

     Mr. Eric J. Kufel was appointed as President and Chief Executive Officer and elected to the Board of Directors of the Company effective February 3, 1997. Mr. Kufel is employed under an "at will" employment agreement which provides for a base salary of $115,000 per year, use of a Company vehicle and participation in Company bonus plans, the terms of which are yet to be determined. Mr. Kufel's salary is subject to increases at the discretion of the Company's Board of Directors. Pursuant to his employment agreement, Mr. Kufel was granted options to purchase 300,000 shares of Common Stock at a price of $3.5625 per share. The options vest over a three-year period and expire five years from the date of grant. Mr. Kufel's employment agreement contains a non-competition covenant.

     In addition to Mr. Kufel, the other executive officers of the Company have entered into employment agreements with the Company. With the exception of Messrs. Poore and Jones, the employment of the other executive officers is on an "at-will" basis. In addition, with the exception of Mr. Jones, the other executive officers are subject to non-competition covenants.

Stock Options

     In May 1995, the Company adopted the 1995 Poore Brothers, Inc. Stock Option Plan (the "Stock Option Plan"). The Stock Option Plan permits the grant of "incentive stock options" within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended, as well as non-qualified stock options. The Stock Option Plan is administered by the Board of Directors or a committee appointed by the Board, which determines the persons to whom options are granted, and the number and terms of the options, including the exercise price. The Stock Option Plan is currently being administered by the Board of Directors. The Stock Option Plan originally provided for the issuance of options to purchase up to 300,000 shares of Common Stock, at an exercise price not less than fair market value at the date of grant. The Stock Option Plan was amended, effective August 30, 1996, pursuant to which the number of shares of Common Stock issuable under the Stock Option Plan was increased to 1,000,000 shares. On June 12, 1997, the Stock Option Plan was amended again to increase the number of shares of Common Stock issuable thereunder by 500,000 shares, from 1,000,000 to 1,500,000. Options granted pursuant to the Stock Option Plan expire five years from the date of grant unless the optionee's employment is terminated prior to the expiration date, in which case the optionee's options may terminate prior to the expiration date in accordance with the terms of the Stock Option Plan. The Company has granted options under the Stock Option Plan to purchase an aggregate of 1,776,950 shares of Common Stock at an average exercise price of $2.29 per share (with options to purchase 577,999 of such shares having been cancelled). Such options were granted by the Company as additional compensation for the services performed by the respective optionees. Stock options granted to the Company's employees typically vest over a three-year period after their respective dates of grant, and stock options granted to the Directors typically vest immediately or upon the expiration of a one-year period after the date of grant. There are currently outstanding under the Stock Option Plan incentive stock options to purchase 875,747 shares of Common Stock and non-qualified stock options to purchase 257,871 shares of Common Stock. As of the date of this Prospectus 65,333 options granted under the Stock Option Plan have been exercised.

     In addition, in 1995 and 1996 the stockholders of the Company approved grants of options to Mr. Howells, Mr. Puglisi and Mr. Holmes which do not fall under the Stock Option Plan. As of the date of this Prospectus, 820,000 of such non-plan options were outstanding with an average exercise price of $1.18 per share. These options, which vested on their respective dates of grant, expire ten years from the date of grant and do not terminate if such persons cease to be directors of the Company. Each of Messrs. Howells, Puglisi, and Holmes is entitled to certain registration rights with respect to the Common Stock underlying his respective stock options. See "Description of Securities -- Registration Rights."

     All of the shares of Common Stock issued pursuant to, or reserved for issuance under, the Stock Option Plan, as well as the 820,000 outstanding non-plan options, have been registered pursuant to a Registration Statement that was filed with the Commission on April 29, 1997.

Compensation of Directors

     In order to attract and retain highly competent persons as Directors and as compensation for Directors' service on the Board, the Company may, from time to time, grant stock options or issue shares of Common Stock to Directors. In June 1997, the Company granted options to purchase 15,000 shares of Common
Stock to each Director elected at the annual meeting of stockholders. Such options vest upon the expiration of a period of one year from the date of grant. In addition, the Company granted to Mr. Shenkman, who had not served as a Director prior to the annual meeting of stockholders, an option to purchase an additional 10,000 shares of Common Stock, which vested immediately.

     Directors are reimbursed for out-of-pocket expenses incurred in attending meetings of the Board of Directors and for other expenses incurred in their capacity as directors.

Board Committees

     The Board of Directors conducts its business through meetings of the Board of Directors and through its standing committees. To date, two committees have been established -- an Audit Committee and a Compensation Committee.

     The Audit Committee: (i) makes recommendations to the Board of Directors as to the independent accountants to be appointed by the Board of Directors;
(ii) reviews with the Company's independent accountants the scope of their examinations; (iii) receives the reports of the independent accountants for the purpose of reviewing and considering questions relating to their examination and such reports; (iv) reviews, either directly or indirectly or through independent accountants, the internal accounting and auditing procedures of the Company; (v) reviews related party transactions; and (vi) performs such other functions as may be assigned to it from time to time by the Board of Directors. The Audit Committee is comprised of two members of the Board of Directors, Messrs. Pearson and Howells. The chairman of the Audit Committee is Mr. Pearson. The Audit Committee was established on October 22, 1996.

     The Compensation Committee reviews and recommends the compensation of executive officers and key employees. The Compensation Committee is comprised of two members of the Board of Directors, Messrs. Howells and Shenkman. The chairman of the Compensation Committee is Mr. Shenkman. The Compensation Committee was established on June 12, 1997.

Limitation of Liability and Indemnification Matters

     The Company's Certificate of Incorporation provides that no director shall have any personal liability to the Company or its stockholders for any monetary damages for breach of fiduciary duty as a director, except that the Certificate of Incorporation does not eliminate or limit the liability of each director (i) for any breach of such director's duty of loyalty to the Company or its stockholders, (ii) for acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which such director derived an improper personal benefit. As a result of this provision, the ability of the Company or a stockholder thereof to successfully prosecute an action against a director for a breach of his duty of care has been limited. However, this provision does not affect the availability of equitable remedies such as an injunction or rescission based upon a director's breach of his duty of care.

     The Company's By-Laws provide mandatory indemnification rights to any officer or director of the Company who, by reason of the fact that he or she is an officer or director of the Company, is involved in a legal proceeding of any nature. Such indemnification rights include reimbursement for expenses incurred by such officer or director in advance of the final disposition of such proceeding. The By-Laws also provide that the Company may in the discretion of the Board of Directors, purchase insurance on behalf of any officer or director against any liability asserted against and incurred by such person in such capacity.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of August 29, 1997 by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, (ii) each director and nominee for director of the Company, (iii) each executive officer of the Company listed in the Summary Compensation Table set forth in "Executive Compensation" above, and (iv) all executive officers and directors of the Company as a group, as of August 29, 1997.

                                                                                           Amount and Nature of
                                                            Beneficial Ownership of     Percent of Shares of Common
                 Name of Beneficial Owner                      Common Stock (1)         Stock Beneficially Owned (2)
                 ------------------------                      ----------------         ----------------------------
Mark S. Howells  ..........................................     748,137(3)(13)                     10.1%
 2390 E. Camelback Road
 Suite 203
 Phoenix, AZ 85016
Eric J. Kufel    ..........................................          0(4)                            0
 3500 South La Cometa Drive
 Goodyear, AZ 85338
Jeffrey J. Puglisi  .......................................     810,001(5)(13)                     10.9
 2390 E. Camelback Road
 Suite 203
 Phoenix, AZ 85016
David J. Brennan    .......................................     330,000(6)(13)                      4.6
 3121 E. Washington Street
 Phoenix, AZ 85034
Parris H. Holmes, Jr.  ....................................     348,000(7)(13)                      4.9
 9311 San Pedro Street
 Suite 300
 San Antonio, TX 78216
Robert C. Pearson   .......................................          0(8)                            0
 8080 North Central Expressway
 Suite 210/LB59
 Dallas, TX 75206
Aaron M. Shenkman   .......................................        10,000(9)                         *
 716 Gary Lane
 El Paso, TX 79922
Jeffrey H. Strasberg   ....................................     68,434(10) (13)                     1.0
 13260 N. 82 Place
 Scottsdale, AZ 85260
Renaissance Capital Growth & Income Fund III, Inc.   ......      1,640,891(11)                     18.9
 8080 North Central Expressway
 Suite 210/LB59 Dallas, TX 75206
Wells Fargo Equity Capital, Inc.   ........................       468,826(11)                       6.2
 One Montgomery Street
 West Tower, Suite 2530
 San Francisco, CA 94104
All executive officers and directors as a group
 (9 persons) (12)   .......................................        1,916,138                       24.3

----------------
* Less than one percent (1%)
(1) Unless otherwise indicated, each of the persons named has sole voting and investment power with respect to the shares reported.
(2) Shares  of  Common Stock which an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the ownership percentage of any other person shown in the table. As of August 29, 1997, the date as of which these percentages are calculated, there were 7,051,657 shares of Common Stock issued and outstanding.
 (3) Excludes 40,000 shares of Common Stock held of record by trusts with Jeannie L. Howells, the former wife of Mr. Howells, for the benefit of Mr. Howells' children. Includes 385,000 shares of Common Stock that Mr. Howells has the right to acquire upon the exercise of stock options granted outside of the Stock Option Plan which are exercisable within 60 days. Excludes 15,000 shares of Common Stock issuable upon the exercise of stock options which have not yet vested and which are not exercisable within 60 days.
 (4) Excludes 350,000 shares of Common Stock issuable upon the exercise of stock options which have not yet vested and which are not exercisable within 60 days.
 (5) Includes 385,000 shares of Common Stock that Mr. Puglisi has the right to acquire upon the exercise of stock options granted outside of the Stock Option Plan which are exercisable within 60 days. Excludes 15,000 shares of Common Stock issuable upon the exercise of stock options which have not yet vested and which are not exercisable within 60 days.
 (6) Includes 130,000 shares of Common Stock that Mr. Brennan has the right to acquire upon the exercise of stock options granted pursuant to the Stock Option Plan which are exercisable within 60 days.
 (7) Includes 4,000 shares held by his spouse for which shares Mr. Holmes may be deemed to be the "beneficial owner" for purposes of Rule 13d-3 under the Exchange Act. Includes 50,000 shares of Common Stock that Mr. Holmes has the right to acquire upon the exercise of stock options granted outside of the Stock Option Plan which are exercisable within 60 days. Excludes 15,000 shares of Common Stock issuable upon the exercise of stock options which have not yet vested and which are not exercisable within 60 days.
 (8) Excludes 15,000 shares of Common Stock issuable upon the exercise of stock options which have not yet vested and which are not exercisable within 60 days.
 (9) Includes 10,000 shares of Common Stock issuable upon the exercise of stock options which are exercisable within 60 days. Excludes 15,000 shares of Common Stock issuable upon the exercise of stock options which have not yet vested and which are not exercisable within 60 days.
(10) Includes 58,334 shares that Mr. Strasberg has the right to acquire upon the exercise of stock options granted pursuant to the Stock Option Plan which are exercisable within 60 days.
(11) Reflects shares of Common Stock that would be issued to these parties upon the conversion of the 9% Convertible Debentures issued by the Company to these parties, assuming that such conversion was effected at the
     conversion   price.   Russell  Cleveland  exercises  control  over  the  9%
     Convertible Debenture owned by Renaissance. Richard K. Green is the designated representative of Wells Fargo and, as such, exercises control over the 9% Convertible Debenture held by Wells Fargo. Renaissance and Wells Fargo have entered into agreements with the Underwriter, pursuant to which they agreed not to convert their respective 9% Convertible Debentures into shares of Common Stock prior to January 1, 1998, without the prior written consent of the Underwriter.
(12) Includes (i) 830,000 shares of Common Stock which are issuable upon the exercise of stock options which are exercisable within 60 days (10,000 of which were granted pursuant to the Stock Option Plan and 820,000 of which were granted outside of the Stock Option Plan), and (ii) 4,000 shares of Common Stock that may be deemed to be beneficially owned as described in
     (7) above. Excludes 790,000 shares of Common Stock issuable upon the exercise of stock options which have not yet vested and which are not exercisable within 60 days.
(13) Messrs. Howells, Puglisi, Brennan, Holmes and Strasberg have entered into agreements with the Company pursuant to which they agreed not to exercise their respective stock options that were exercisable on December 6, 1996 prior to December 6, 1997, except the exercise of the options by their estates in the event of their death or, in the case of officers, upon the termination of their employment with the Company. Furthermore, with respect to such stock options exercised by officers after a termination of employment, such officers have agreed not to transfer any of the shares issued upon such exercise prior to December 6, 1997.

                           DESCRIPTION OF SECURITIES

Authorized Capital

     The Company's authorized capital consists of 15,000,000 shares of Common Stock, par value $0.01 per share, and 50,000 shares of Preferred Stock, par value $100 per share.

Common Stock

     As of August 29, 1997, there were 7,051,657 shares of Common Stock issued and outstanding and held of record by 132 stockholders. After giving effect to the Offering, including the issuance of 300,000 shares of Common Stock upon the exercise in full of the Financing Warrant, and assuming (i) the Underwriter's Warrant was exercised in full, (ii) all of the outstanding stock options were exercised in full, and (iii) the 9% Convertible Debentures were converted into shares of Common Stock, there would be a total of 11,639,992 shares of Common Stock issued and outstanding.

     The holders of the Common Stock are entitled to one vote for each share of Common Stock held on all matters voted upon by the stockholders of the Company. Subject to the rights of any then outstanding shares of Preferred Stock, the holders of the Common Stock are entitled to such dividends as may be declared in the discretion of the Board of Directors out of funds legally available for such purpose. See "Dividend Policy." Holders of Common Stock are entitled to share ratably in the net assets of the Company upon liquidation after payment or provision for all liabilities and any preferential liquidation rights of any Preferred Stock then outstanding. The holders of Common Stock have no preemptive rights to purchase shares of capital stock of the Company. The Common Stock is not subject to any redemption provisions and is not convertible into any other securities of the Company. All issued and outstanding shares of Common Stock are, and the Common Stock, if any, to be issued in connection with the Offering upon the exercise in whole or in part of the Financing Warrant will be, fully paid and non-assessable.

Preferred Stock

     There are no shares of Preferred Stock issued or outstanding. Shares of Preferred Stock of the Company may be issued from time to time as shares of one or more classes or series. Subject to the provisions of the Certificate of Incorporation and the limitations prescribed by law, the Board of Directors is expressly authorized to adopt resolutions to issue shares of Preferred Stock, to fix the number of shares outstanding and class or series, and to provide for the voting powers, and such other relative rights, powers and preferences thereof, including dividend rates, conversion rights, redemption prices and liquidation preferences of the shares constituting any class or series of the Preferred Stock, and such qualifications, limitations or restrictions thereof, in each case without any further action or vote by the stockholders. The Company has no current plans to issue any shares of Preferred Stock of any class or series.

Financing Warrant

     The Company issued the Financing Warrant to Westminster Capital, Inc. in September 1996 in connection with the financing of its new Arizona facility. The Financing Warrant entitles the registered holder thereof to purchase 300,000 shares of Common Stock at an exercise price per share of $1.40. The Financing Warrant is exercisable until September 11, 2006. All of the shares of Common Stock issuable upon the exercise of the Financing Warrant are being registered pursuant to the Registration Statement of which this Prospectus is a part. See "-- Registration Rights."

Underwriter's Warrant

     In December 1996, in connection with the Company's initial public offering, the Company issued to the Underwriter a warrant to purchase up to 225,000 shares of Common Stock (the "Underwriter's Warrant"). The Underwriter's Warrant is exercisable during the period commencing December 6, 1997 and ending December 6, 2001 at an exercise price of $4.38 per share. The Common Stock underlying the Underwriter's Warrant is subject to certain anti-dilution provisions in the event the Company declares a stock dividend or other distribution, or engages in a reclassification, capital reorganization, consolidation or merger. The holders of the Underwriter's Warrant have no voting, dividend or other rights as stockholders of the Company with respect to the shares of Common Stock underlying the Underwriter's Warrant until the Underwriter's Warrant has been exercised and the purchase price for the purchased shares of Common Stock has been paid in full to the Company. The Underwriter's Warrant may not be sold, transferred, assigned or hypothecated during the term of the Underwriter's Warrant except to officers of the Underwriter. The Underwriter's Warrant and the underlying shares of Common Stock have been registered under the Securities Act. See " -- Registration Rights."

Registration Rights

     Underwriter's Warrant. The Company registered the offer and sale of the Underwriter's Warrant and the Common Stock underlying the Underwriter's Warrant in December 1996 in connection with the Company's initial public offering. The Company is obligated to maintain an effective Registration Statement with respect to the Underwriter's Warrant and the underlying Common Stock during the six-year period which commenced on December 6, 1996. The Company has agreed to indemnify the holders of the Underwriter's Warrant or of the underlying shares of Common Stock registered pursuant to these registration rights. See "--Underwriter's Warrant."

     Financing Warrant. The shares of Common Stock issuable upon exercise of the Financing Warrant are being registered pursuant to the Registration Statement of which this Prospectus is a part. Pursuant to the provisions of the Financing Warrant, the Company will be obligated to maintain the effectiveness of the registration statement until the date of expiration of the Financing Warrant or any shorter period of time specified by the holder thereof. The Company has agreed to indemnify the holder of the Financing Warrant in connection with the registration of the shares of Common Stock underlying the Financing Warrant. See "-- Financing Warrant."

     9% Convertible Debentures. The holders of the 9% Convertible Debentures and the holders of shares of Common Stock acquired upon the conversion of all or a portion of the 9% Convertible Debentures have the right under certain circumstances to cause the Company to register the shares of Common Stock underlying the 9% Convertible Debentures at the expense of the Company. In addition, if the Company registers securities offered in connection with a public offering of such securities for the Company's account or for the account of its security holders, then the holders of the shares underlying the 9% Convertible Debentures shall, subject to certain limitations, have the right to elect to have included in such registration, at the expense of the Company, all or a portion of such shares. The Company will be obligated to maintain the effectiveness of any registration statement filed with the Commission in connection with the registration of such shares until all such registered shares have been distributed, or until 120 days have elapsed since the registration statement was declared effective. The Company has agreed to indemnify the holders of the 9% Convertible Debentures in connection with these registration rights. See "Business -- Debt Financings." In connection with the Company's initial public offering, the holders of the 9% Convertible Debentures agreed that they will not convert the outstanding 9% Convertible Debentures into shares of Common Stock or exercise any demand registration rights prior to January 1, 1998, without the prior written consent of the Underwriter.

     Stock Options. The Company registered the shares of Common Stock issuable upon the exercise of options granted to Messrs. Brennan, Howells, Puglisi and Holmes pursuant to a Registration Statement on Form S-8 that was filed with the Commission on April 29, 1997. Pursuant to registration rights contained in the stock option agreements relating to such stock options, the Company is obligated to maintain the effectiveness of such registration statement for such period of time as is necessary to permit the sale of the underlying shares of Common Stock. See "Management -- Stock Options."

     Stockholder Registration Rights. 607,060 of the shares of Common Stock being registered pursuant to the Registration Statement of which this Prospectus is a part, are being registered pursuant to registration rights granted by the Company to the holders of such shares.

The Delaware Business Combination Act

     The Company is a Delaware corporation subject to the provisions of Section 203 of the General Corporation Law of the State of Delaware. That section provides, with certain exceptions, that a Delaware Corporation may not engage in any of a broad range of business combinations with a person, or an affiliate or associate of such person, who is an "interested stockholder" for a period of three years from the date that such person became an interested stockholder unless (i) the transaction resulting in a person becoming an interested stockholder, or the business combination, is approved by the board of directors of the corporation before the person becomes an interested stockholder; (ii) the interested stockholder acquires 85% or more of the outstanding voting stock of the corporation in the same transaction that makes it an interested stockholder (excluding shares owned by persons who are both officers and directors of the corporation and shares held by certain employee stock ownership plans); or (iii) on or after the date the person becomes an interested stockholder, the business combination is approved by the corporation's board of directors and by the holders of at least 66-2/3% of the corporation's outstanding voting stock at an annual meeting or special meeting, excluding shares owned by the interested stockholder. Under Section 203, an "interested stockholder" is defined as any person who is: (i) the owner of 15% or more of the outstanding voting stock of the corporation; or (ii) an affiliate or associate of the corporation and who was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder.

     A  corporation  may,  at  its  option,  exclude itself from the coverage of
Section 203 by amending its certificate of incorporation or by-laws, by action of its stockholders, to exempt itself from coverage, provided that such by-law or certificate of incorporation amendment shall not become effective until 12 months after the date it is adopted. The Company has not adopted such an amendment to its Certificate of Incorporation or By-laws.

Transfer Agent and Registrar

     The Transfer Agent and Registrar for the Company's Common Stock is American Stock Transfer & Trust Company, New York, New York.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On January 23, 1995, PB Southeast entered into an agreement with Parris H. Holmes, Jr., a Director of the Company, pursuant to which PB Southeast borrowed $140,000 from Mr. Holmes, evidenced by three 7% promissory notes with an aggregate principal amount of $140,000, which loan was repaid by the Company on June 1, 1995. In connection with that transaction, Mr. Holmes purchased shares of common stock of PB Southeast for $280. In May 1995, such shares of PB Southeast common stock were converted into 420,000 shares of Common Stock of the Company. Mr. Holmes also provided certain consulting services to the Company in 1995 at a cost to the Company of $35,000.

     In  May  1995,  in  connection  with the PB Acquisition, the Company issued
423,137 and 403,138 shares of Common Stock to Messrs. Howells and Puglisi, respectively, in exchange for shares of capital stock of PB Southeast owned by such persons.

     In connection with the PB Acquisition, the Company issued an aggregate of 300,000 shares of its Common Stock to James Poore, Donald Poore and Amelia Poore (the "Poores"). Through May 31, 1998, the Company has the right to repurchase all of these shares at any time for $500,000 ($1.67 per share). Additionally, in connection with PB Acquisition, the Company issued to the Poores a Promissory Note due May 31, 2000 in the principal amount of $500,000, which was repaid by the Company in February 1997. The Promissory Note accrued interest at a rate equal to the prime rate of Bank One, Arizona N.A. plus
1-3|M/4% per annum. The remaining $3,228,061 of the acquisition price for the PB Acquisition was paid by the Company in cash.

     To finance the PB Acquisition, in May 1995 the Company issued an aggregate of $2,700,000 of the 9% Convertible Debentures to Renaissance and Wells Fargo. In connection with the initial public offering of the Company's Common Stock, which was consummated in December 1996, Renaissance and Wells Fargo converted a total of $400,409 of the principal amount of the 9% Convertible Debentures into 367,348 shares of Common Stock (at a conversion rate of $1.09 per share). Such shares of Common Stock were sold by Renaissance and Wells Fargo in connection with the initial public offering. The remaining principal amount of the outstanding 9% Convertible Debentures is convertible into an aggregate of 2,109,717 shares of Common Stock. Also in connection with the PB Acquisition, in May 1995 the Company sold 1,663,723 shares of its Common Stock through a private placement for aggregate consideration of $1,799,982 (approximately $1.08 per share). Arizona Securities Group, Inc., of which Mark S. Howells and Jeffrey J. Puglisi are principals, acted as the placement agent for these transactions and received $120,000 in sales commissions and $22,000 as reimbursement of expenses in connection with the private placement.
     In March 1996, the Company engaged in a private placement pursuant to which it issued 750,000 shares of Common Stock to a group of investors for aggregate  consideration  of  $937,500  ($1.25  per  share).  Arizona Securities
Group, Inc. acted as the placement agent and received $46,875 in sales commissions in connection with the private placement.
     Since February 1997, the Company has paid $62,000 to a company owned by Matthew Howells, brother of Company Chairman Mark Howells, for construction management services related to the Company's new Arizona manufacturing facility.

                        SHARES ELIGIBLE FOR FUTURE SALE

     At August 29, 1997, there were 7,351,657 shares of Common Stock issued and outstanding (including 907,060 shares of Common Stock being registered pursuant to the Registration Statement of which this Prospectus is a part, assuming the issuance of 300,000 shares of Common Stock upon the exercise in full of the Financing Warrant), but excluding (i) 1,953,618 shares of Common Stock reserved for issuance upon the exercise of outstanding stock options; (ii) 2,109,717 shares of Common Stock reserved for issuance upon the conversion of the 9% Convertible Debentures; and (iii) 225,000 shares of Common Stock reserved for issuance upon the exercise of the Underwriter's Warrant. See "Management -- Stock Options," "Business -- Debt Financings" and "Description of Securities." Upon the effectiveness of the Registration Statement of which this Prospectus is a part, 5,698,698 of the issued and outstanding shares of Common Stock will be freely tradable without further restriction or further registration under the Securities Act, unless purchased by "affiliates" of the Company, as that term is defined in Rule 144 under the Securities Act ("Rule 144"). The remaining 1,652,959 issued and outstanding shares of Common Stock will be "restricted securities" as that term is defined in Rule 144 and will be eligible for immediate sale under Rule 144 volume limitations and other conditions of Rule 144. In addition, the 1,953,618 shares of Common Stock issuable upon the exercise of outstanding stock options and the 225,000 shares of Common Stock reserved for issuance upon the exercise of the Underwriter's Warrant have previously been registered under the Securities Act. Upon the issuance, if any, of such shares, they will be freely tradable without further restriction or further registration under the Securities Act, unless purchased by "affiliates" of the Company, as that term is defined in Rule 144.

     The holders of the 9% Convertible Debentures have agreed that they will not convert such 9% Convertible Debentures into shares of Common Stock or exercise any demand registration rights prior to January 1, 1998, without the prior written consent of the Underwriter. Messrs. Howells, Puglisi, and Holmes, directors of the Company, as well as David J. Brennan, a former Director and officer, and Jeffrey H. Strasberg, a former officer, have entered into agreements with the Company pursuant to which they agreed not to exercise their respective stock options that were exercisable on December 6, 1996 prior to December 6, 1997, except the exercise of options by their estates in the event of their death or, in the case of officers, upon the termination of their employment with the Company. Furthermore, with respect to such stock options exercised by officers after a termination of employment such officers have agreed not to transfer any of the shares issued upon such exercise prior to December 6, 1997.

     In general, under Rule 144 as currently in effect, any affiliate of the Company or any person (or persons whose shares are aggregated in accordance with Rule 144) who has beneficially owned restricted securities for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of the outstanding shares of Common Stock (approximately

73,517 shares based upon the number of shares assumed to be outstanding after the Offering (assuming the exercise in full of the Financing Warrant) or the reported average weekly trading volume in the over-the-counter market for the four weeks preceding the sale. Sales under Rule 144 are also subject to certain manner of sale restrictions and notice requirements and to the availability of current public information concerning the Company. Persons who have not been affiliates of the Company for at least three months and who have held their shares for more than two years are entitled to sell restricted securities held by them without regard to the volume, manner of sale, notice and public information requirements of Rule 144.

     No predictions can be made as to the effect, if any, that future sales of shares, or the availability of shares for future sale, will have on the prevailing market price for the Common Stock. Sales of substantial amounts of Common Stock, or the perception that such sales could occur, could adversely affect the prevailing market prices for the Common Stock and could impair the Company's future ability to obtain capital through an offering of equity securities.

               SELLING SECURITY HOLDERS AND PLAN OF DISTRIBUTION

     All of the securities of the Company covered by this Prospectus are being sold for the account of the Selling Security Holders as identified in the following table. The Selling Security Holders are offering for sale an aggregate of up to 907,060 shares of Common Stock, including (i) 607,060 shares of Common Stock previously issued by the Company and (ii) 300,000 shares of Common Stock issuable upon the exercise of the Financing Warrant.

     The following table sets forth with respect to each of the Selling Security Holders: the number of securities held of record or beneficially (to the extent known by the Company); the number of shares included in the Offering; the number of shares to be held after the Offering; and the percentage ownership of such person after the Offering.

                                       Number of Shares     Number of Shares     Number of Shares     Percentage
                                        of Common Stock      of Common Stock      of Common Stock      Ownership
                                         Held Before          Included in        to be Held After       After
                 Name                      Offering             Offering             Offering         Offering(1)
                 ----                      --------             --------             --------         -----------
Delaney B. Campbell Gift Trust  ......       50,000               50,000                   0              --%
David M. Clem ........................       46,214               46,214                   0              --
Arthur D. Ehrenreich   ...............       10,000                5,000               5,000                *
William A. Franke   ..................       80,000               80,000                   0              --
Burton J. Lewin  .....................       15,000               15,000                   0              --
David M. Mitchell   ..................       92,429               92,429                   0              --
Gerald Rubin  ........................       50,000               50,000                   0              --
Larry Searles ........................       10,000               10,000                   0              --
Challmers & Colleen Seymour  .........        8,417                8,417                   0              --
CeCe Turner Irrevocable Trust   ......      100,000              100,000                   0              --
Chris Campbell Turner  ...............      100,000              100,000                   0              --
Westminster Capital, Inc. ............      300,000              300,000                   0              --
George J. Wischer Trust   ............       50,000               50,000                   0              --
All Selling Security Holders .........      912,060              907,060               5,000                *

------------
* Less than 1%.
(1) Based on 7,351,657 shares of Common Stock issued and outstanding as of August 29, 1997, assuming the issuance of 300,000 shares of Common Stock upon the exercise in full of the Financing Warrant.

     The Company has agreed to pay for all costs and expenses incident to the preparation and filing of the Registration Statement of which this Prospectus is a part, including but not limited to all expenses and fees of preparing, filing and printing the Registration Statement and Prospectus and any related exhibits, amendments and supplements thereto and the mailing of such items. The Company will not pay selling commissions and expenses associated with any sales of the Shares by the Selling Security holders.

     The Shares offered by the Selling Security Holders pursuant to this Prospectus may be offered and sold from time to time directly by the Selling Security Holders acting as principal for their own account in one or more transactions on or through the Nasdaq SmallCap Market, in the over-the-counter market or in negotiated transactions at market prices prevailing at the time of sale or at prices otherwise negotiated. Alternatively, the Shares may be sold from time to time through agents, brokers, dealers or underwriters designated from time to time, and such agents, brokers, dealers or underwriters may receive compensation in the form of commissions or concessions from the Selling Security Holders or the purchasers of the securities. The Shares have not been registered under any securities laws of any state.

     Selling Security Holders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder including without limitation Regulation M, which provisions may limit the timing of purchases and sales of Shares by the Selling Security Holders.

                                 LEGAL MATTERS

     Certain legal matters with respect to the shares of Common Stock offered hereby will be passed upon for the Company by Cobb & Eisenberg LLC, Westport, Connecticut 06881.

                                    EXPERTS

The consolidated balance sheets of the Company as of December 31, 1995 and December 31, 1996 and the consolidated statements of operations, shareholders' equity, and cash flows of the Company for each of the two years in the period ended December 31, 1996 included in this Prospectus, have been included herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                          POORE BROTHERS, INC.
                                      INDEX TO FINANCIAL STATEMENTS

                                                                                                 Page
                                                                                                 ----
Poore Brothers, Inc. and Subsidiaries

Report of Independent Accountants..............................................................   F-2

Financial Statements:
  Consolidated balance sheets as of December 31, 1995 and 1996 and June 30, 1997...............   F-3

  Consolidated statements of operations for the years ended December 31, 1995 and 1996 and for
     the six months ended June 30, 1996 and 1997...............................................   F-4

  Consolidated statement of shareholders' equity for the years ended December 31, 1995 and 1996
     and for the six months ended June 30, 1997................................................   F-5

  Consolidated statements of cash flows for the years ended December 31, 1995 and 1996 and for
     the six months ended June 30, 1996 and 1997...............................................   F-6

  Notes to financial statements................................................................   F-7

Poore Brothers, Inc. Combined Pro Forma Statements of Operations (unaudited) for the year ended
 December 31, 1995.............................................................................   F-17

Poore Brothers' Foods, Inc.

  Statement of operations (unaudited) for the quarter ended March 31, 1995.....................   F-18

  Statement of cash flows (unaudited) for the quarter ended March 31, 1995.....................   F-19

  Notes to financial statements (unaudited) ...................................................   F-20

Poore Brothers Distributing, Inc.

  Statement of operations (unaudited) for the quarter ended March 31, 1995 ....................   F-21

  Statement of cash flows (unaudited) for the quarter ended March 31, 1995.....................   F-22

  Notes to financial statements (unaudited) ...................................................   F-23

Poore Brothers of Texas, Inc.

  Statement of operations (unaudited) for the quarter ended March 31, 1995 ....................   F-24

  Statement of cash flows (unaudited) for the quarter ended March 31, 1995.....................   F-25

  Notes to financial statements (unaudited) ...................................................   F-26

                        REPORT OF INDEPENDENT ACCOUNTANTS





To the Shareholders and Board of Directors
Poore Brothers, Inc.

We have audited the accompanying consolidated balance sheets of Poore Brothers, Inc. and Subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of operations, shareholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Poore Brothers, Inc. and Subsidiaries as of December 31, 1996 and 1995, and the consolidated results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.







COOPERS & LYBRAND L.L.P.


Phoenix, Arizona
March 4, 1997

                                               POORE BROTHERS, INC. AND SUBSIDIARIES
                                                    CONSOLIDATED BALANCE SHEETS


                                                                                       December 31,
                                                                               -------------------------------     June 30,
                                                                                    1995            1996             1997
                                                                                    ----            ----             ----
                                  ASSETS                                                                         (unaudited)
Current assets:
   Cash and cash equivalents..............................................        $   200,603    $  3,603,850     $    953,473
   Restricted certificate of deposit......................................                          1,250,000
   Short term investments.................................................                                           2,003,436
   Accounts receivable, net of allowance of $86,000 in 1995, $121,000
     in 1996 and $136,000 at June 30, 1997................................          1,198,215       1,912,064        2,189,806
   Inventories............................................................            681,791         863,309          475,880
   Other current assets...................................................              2,383         193,581           77,614
                                                                               ---------------  --------------  ---------------
     Total current assets.................................................          2,082,992       7,822,804        5,700,209

Property and equipment, net...............................................          1,593,479       4,032,343        6,422,862
Goodwill, net.............................................................          2,415,385       2,295,617        2,233,439
Organizational costs, net.................................................            226,048         174,614          148,779
Other assets..............................................................             31,881          15,067          109,826
                                                                               ---------------  --------------  ---------------
     Total assets.........................................................         $6,349,785     $14,340,445      $14,615,115
                                                                               ===============  ==============  ===============

                   LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
   Accounts payable.......................................................        $   633,281    $  1,318,952      $   964,614
   Accrued liabilities....................................................            450,397         500,192          403,522
   Current portion of long-term debt......................................            636,011       1,818,058          621,112
                                                                               ---------------  --------------  ---------------
     Total current liabilities............................................          1,719,689       3,637,202        1,989,248

Long-term debt, less current portion......................................          3,793,420       3,355,651        5,242,598
Other liabilities.........................................................             20,379           6,000
                                                                               ---------------  --------------  ---------------
     Total liabilities....................................................          5,533,488       6,998,853        7,231,846
                                                                               ---------------  --------------  ---------------
Shareholders' equity:
   Common stock, $.01 par value; 15,000,000 shares authorized;
     shares issued and outstanding 3,598,924 (1995), 6,648,824
     (1996) and 7,051,657 (1997)........................................               35,989          66,488           70,516
   Additional paid-in capital.............................................          2,516,466       9,702,940       10,789,769
   Accumulated deficit....................................................         (1,736,158)     (2,427,836)      (3,477,016)
                                                                               ---------------  --------------  ---------------
     Total shareholders' equity...........................................            816,297       7,341,592        7,383,269
                                                                               ---------------  --------------  ---------------
     Total liabilities and shareholders' equity...........................         $6,349,785     $14,340,445      $14,615,115
                                                                               ===============  ==============  ===============

   The accompanying notes are an integral part of these financial statements.

                                            POORE BROTHERS, INC. AND SUBSIDIARIES
                                            CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                                                   Six Months Ended
                                                               Years ended December 31,               June 30 ,
                                                             ------------------------------  -----------------------------
                                                                  1995           1996            1996           1997
                                                                  ----           ----            ----           ----
                                                                                              (unaudited)    (unaudited)
Revenues.................................................       $ 6,868,923   $ 17,219,641      $8,168,848     $7,613,814
Cost of sales............................................         5,304,200     13,091,194       6,292,248      5,904,052
                                                             --------------- --------------  -------------- --------------
   Gross profit..........................................         1,564,723      4,128,447       1,876,600      1,709,762
Selling, general and administrative expenses.............         2,198,757      3,969,462       1,698,500      2,200,977
Depreciation and amortization............................           319,493        460,197         207,670        197,400
Sale of Texas distribution business......................                                                         269,859
                                                             --------------- --------------  -------------- --------------
   Operating loss........................................          (953,527)      (301,212)        (29,570)      (958,474)
                                                             --------------- --------------  -------------- --------------
Interest income..........................................                           13,211           1,949         74,687
Interest expense.........................................          (241,383)      (403,677)       (185,122)      (165,393)
                                                             --------------- --------------  -------------- --------------
       Net interest expense..............................          (241,383)      (390,466)       (183,173)       (90,706)
                                                             --------------- --------------  -------------- --------------
    Net loss.............................................       $(1,194,910)  $   (691,678)    $  (212,743)   $(1,049,180)
                                                             =============== ==============  ============== ==============
Net loss per share of common stock.......................            $(0.35)        $(0.15)         $(0.05)        $(0.15)
                                                             =============== ==============  ============== ==============
Loss per common share - assuming full dilution...........          *               *               *              *
Weighted average common and common equivalent shares
  Outstanding............................................         3,448,601      4,493,307       4,250,490      6,982,594
                                                             =============== ==============  ============== ==============


*  Anti - dilutive

   The accompanying notes are an integral part of these financial statements.

                                              POORE BROTHERS, INC. AND SUBSIDIARIES
                                         CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY

                                                              Common Stock            Paid-in      Accumulated
                                                     -----------------------------
                                                         Shares        Amount         Capital         Deficit        Total
                                                         ------        ------         -------         -------        -----
Balance, December 31, 1994.........................     1,107,322     $  11,073     $   363,854    $   (541,248)    $ (166,321)
   Conversion of notes payable to related
     parties to common stock.......................       161,668         1,617         141,011                        142,628
   Issuance of common stock in
     connection with acquisition...................       300,200         3,002         321,570                        324,572
   Sale of common stock............................     2,029,734        20,297       1,690,031                      1,710,328
   Net loss........................................                                                  (1,194,910)    (1,194,910)
                                                        ---------     ---------     -----------    ------------     ----------
Balance, December 31, 1995.........................     3,598,924        35,989       2,516,466      (1,736,158)       816,297
   Purchases of common stock.......................       (50,100)         (501)        (56,209)                       (56,710)
   Conversion of convertible debentures............       367,348         3,674         396,735                        400,409
   Sales of common stock...........................     2,732,652        27,326       6,215,948                      6,243,274
   Issuance of financing warrant...................                                     630,000                        630,000
   Net loss........................................                                                    (691,678)      (691,678)
                                                        ---------     ---------     -----------    ------------     ----------
Balance, December 31, 1996.........................     6,648,824        66,488       9,702,940      (2,427,836)     7,341,592
   Exercise of common stock over allotment
      option (unaudited)...........................       337,500         3,375       1,015,301                      1,018,676
   Exercise of common stock options
     (unaudited)...................................        65,333           653          71,528                         72,181
   Net loss (unaudited)............................                                                  (1,049,180)    (1,049,180)
                                                        ---------     ---------     -----------    ------------     ----------
Balance, June 30, 1997 (unaudited).................     7,051,657     $  70,516    $ 10,789,769    $ (3,477,016)     7,383,269
                                                        =========     =========    ============    ============      =========

   The accompanying notes are an integral part of these financial statements.

                                                POORE BROTHERS, INC. AND SUBSIDIARIES
                                                CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                              Years ended December 31,    Six months ended June 30,
                                                                              --------------------------  -------------------------
                                                                                  1995          1996         1996        1997
                                                                                  ----          ----         ----        ----
Cash flows from operating activities:                                                                     (unaudited)  (unaudited)
   Net loss ................................................................... $(1,194,910) $  (691,678) $  (212,743) $(1,049,180)
   Adjustments to reconcile net loss to net cash used in operating activities:
     Depreciation and amortization ............................................     319,493      460,197      207,760      207,414
     Bad debt expense .........................................................      50,861       60,230                    21,500
     Change in operating assets and liabilities, net of effects of acquisition:
       Accounts receivable ....................................................     197,089     (767,179)    (576,966)    (220,828)
       Inventories ............................................................    (159,286)    (181,518)     (50,432)     203,601
       Other assets and liabilities ...........................................         585     (172,786)     (28,423)      60,107
       Accounts payable and accrued liabilities ...............................      45,906      724,687      319,313     (457,008)
                                                                                -----------  -----------  -----------  -----------
Net cash used in operating activities .........................................    (740,262)    (568,047)    (341,581)  (1,207,394)
                                                                                -----------  -----------  -----------  -----------
Cash flows from investing activities:
   Proceeds on disposal of property ...........................................                                 3,080      767,859
   Payment for acquisition, net of cash acquired ..............................  (3,145,269)
   Sale of Texas distribution business ........................................                                             78,414
   Purchase of property and equipment .........................................     (68,421)    (675,620)    (357,865)  (2,275,463)
   Purchase of short term investments .........................................                                         (2,003,436)
                                                                                -----------  -----------  -----------  -----------
Net cash used in investing activities .........................................  (3,213,690)    (675,620)    (354,785)  (3,432,626)
                                                                                -----------  -----------  -----------  -----------
Cash flows from financing activities:
   Proceeds from issuance of common stock .....................................   1,854,328    7,635,781    1,046,511    1,253,431
   Payments on purchase of common stock .......................................                  (56,709)     (56,709)
   Stock issuance costs .......................................................    (144,000)  (1,392,508)     (94,639)    (162,574)
   Proceeds from issuance of debt .............................................   2,700,000                              1,677,793
   Debt issuance costs ........................................................    (257,170)
   Investment in restricted certificate of deposit ............................               (1,250,000)                1,250,000
   Payments made on long-term debt ............................................     (51,603)    (267,920)     (91,760)  (2,010,723)
   Net increase (decrease) in working capital line ............................      53,000      (21,730)     127,000      (18,284)
                                                                                -----------  -----------  -----------  -----------
Net cash provided by financing activities .....................................   4,154,555    4,646,914      930,403    1,989,643
                                                                                -----------  -----------  -----------  -----------
Net increase (decrease) in cash and cash equivalents ..........................     200,603    3,403,247      234,037   (2,650,377)
Cash and cash equivalents at beginning of period ..............................                  200,603      200,603    3,603,850
                                                                                -----------  -----------  -----------  -----------
Cash and cash equivalents at end of period .................................... $   200,603  $ 3,603,850  $   434,640  $   953,473
                                                                                ===========  ===========  ===========  ===========

Supplemental disclosures of cash flow information:
   Cash paid during the year for interest, net of amounts
     capitalized .............................................................. $   251,311  $   416,764  $   220,289  $   194,793
   Summary of noncash investing and financing activities:
     Conversion of debt to common stock .......................................     142,628      400,409
     Capital lease obligation incurred - equipment acquisition ................     195,317      186,220      148,112        6,479
     Construction loan for new facility .......................................                1,248,117                   998,746
     Mortgage impounds for interest, taxes and insurance ......................                                             35,990
     Note received for sale of Texas distribution business ....................                                             78,414
        Warrants issued .......................................................                  630,000
      Long-term debt issued in connection with acquisition ....................     500,000
     Stock issued in connection with acquisition ..............................     324,572
   In conjunction with the acquisition (see Note 2), the Company purchased and assumed the following amounts:
     Fair value of assets acquired ............................................   5,612,882
     Purchase price ...........................................................  (4,052,631)
     Liabilities assumed ......................................................   1,560,251

   The accompanying notes are an integral part of these financial statements.

                      POORE BROTHERS, INC. AND SUBSIDIARIES
                          NOTES TO FINANCIAL STATEMENTS
(Information pertaining to six months ended June 30, 1996 and 1997 is unaudited)

1. Organization and Summary of Significant Accounting Policies:

     Poore Brothers, Inc, (the "Company"), a Delaware corporation, was organized in February 1995 as a holding company and on May 31, 1995 acquired substantially all of the equity of Poore Brothers Southeast, Inc. ("PB Southeast") in an exchange transaction pursuant to which 1,560,000 previously unissued shares of the Company's common stock, par value $.01 per share (the "Common Stock"), were exchanged for 150,366 issued and outstanding shares of PB Southeast's common stock. See Note 2. The exchange transaction with PB Southeast has been accounted for similar to a pooling since both entities had common ownership and control immediately prior to the transaction. In December 1996, the Company completed an initial public offering of its Common Stock.

    On June 4, 1997, Poore Brothers of Texas, Inc. ("PB Texas"), a wholly-owned subsidiary of Poore Brothers, Inc., sold its Houston, Texas distribution business. See Note 14.

    The Company manufactures and distributes potato chip and other snack food products under the Poore Brothers (TM) brand name, as well as private label potato chips and also distributes a wide variety of other independently manufactured snack food items.

   The financial statements as of June 30, 1996 and 1997 are unaudited, but in the opinion of management, reflect all adjustments, consisting only of a normal and recurring nature, necessary for a fair presentation. The results for the interim periods are not necessarily indicative of the results for the entire year.

Principles of Consolidation

    The consolidated financial statements include the accounts of Poore Brothers, Inc. and all of its controlled subsidiaries. In all situations, the Company owns from 94% to 100% of the voting interests of the controlled subsidiaries. All significant intercompany amounts and transactions have been eliminated.

Use of Estimates

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

   Cash equivalents consist of highly liquid investments with a maturity of three months or less when purchased.

Restricted Certificate of Deposit

   Restricted certificate of deposit represents amounts segregated as collateral for a construction loan.

Short term Investments

   Short term investments represent investments with original maturity dates of six months. These investments are held for cash management purposes and are recorded at cost, which approximates fair value.

Inventory

   Inventories are stated at the lower of first-in, first-out (FIFO) cost or market.

Property and Equipment

Property and equipment are recorded at cost. Cost includes expenditures for major improvements and replacements. Maintenance and repairs are charged to operations when incurred. When assets are retired or otherwise disposed of, the related costs and accumulated depreciation are removed from the appropriate accounts, and the resulting gain or loss is included in operations.

                      POORE BROTHERS, INC. AND SUBSIDIARIES
                   NOTES TO FINANCIAL STATEMENTS - (Continued)
(Information pertaining to six months ended June 30, 1996 and 1997 is unaudited)

1. Organization and Summary of Significant Accounting Policies:  (continued)

Property and Equipment (Continued)


   During construction, the Company capitalizes interest monthly by applying the effective interest rate on certain borrowings to the average balance of the expenditures. Capitalized interest for 1996 was $687,177 and $0 in 1995. Total interest costs incurred were $1,090,854 and $251,311 for 1996 and 1995, respectively. Total interest for the six months ended June 30, 1997 was $202,153, of which $36,760 was capitalized.

    Depreciation expense is computed using the straight-line method over the estimated useful lives of the assets, ranging from 2 to 30 years. Amortization expense for leasehold improvements is computed using the straight-line method over the lease term.

Loss Per Share

    Loss per common share and common share equivalent ("loss per common share") is computed by dividing the net loss by the weighted average number of shares of Common Stock and common stock equivalents outstanding during each period. Pursuant to the Securities and Exchange Commission Staff Accounting Bulletin
(SAB) No. 83, Company issuance of Common Stock, and options and warrants to purchase Common Stock granted by the Company during the 12 months immediately preceding the initial filing date of the public offering have been included in the calculation of weighted average number of shares of Common Stock outstanding as if the underlying shares were outstanding for all periods presented (even if anti-dilutive, using the treasury stock method and an offering price of $3.50 per share). The effect on loss per common share for the outstanding options and warrants issued prior to the one year period preceding the initial public offering have been excluded from the loss per common share computation as they are anti-dilutive. For 1996, the principles of SAB No. 83 were applied for the first three quarters of the year before the initial public offering became effective. For the fourth quarter of 1996 and the first half of 1997, the principles of Accounting Principles Board Opinion No. 15 were followed. Accordingly, the effect on loss per common share of the outstanding options and warrants in the fourth quarter of 1996 and the first half of 1997 have been excluded from the computation as they are anti-dilutive. Loss per common share, assuming full dilution, is not applicable for loss periods as it is anti-dilutive.

Intangible Assets

    Organizational costs are recorded at cost. Amortization expense is computed using the straight-line method over a five-year period. Goodwill is amortized under the straight-line method over twenty years. The Company assesses the recoverability of goodwill at each balance sheet date by determining whether amortization of the assets over their original estimated useful life can be recovered through estimated future undiscounted operating income, excluding amortization.

Revenue Recognition

    Sales and related cost of sales are recognized upon shipment of products.

Income Taxes

    Deferred tax assets and liabilities are recognized for the expected future tax consequences of events that have been included in the financial statements or income tax returns. Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted rates expected to apply to taxable income in the years in which those differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Stock-Based Compensation

    In October 1995, the Financial Accounting Standards Board issued Financial Accounting Standard No. 123, Accounting for Stock-Based Compensation ("FAS 123"), which defines a fair value based method of accounting for employee stock options or similar equity instruments. However, it also allows an entity to continue to account for these plans according to Accounting Principles Board Opinion No. 25 ("APB 25"), provided pro forma disclosures of net income and earnings per share are made as if the fair value based

                      POORE BROTHERS, INC. AND SUBSIDIARIES
                   NOTES TO FINANCIAL STATEMENTS - (Continued)
(Information pertaining to six months ended June 30, 1996 and 1997 is unaudited)

Stock-Based Compensation (Continued)

method of accounting defined by FAS 123 had been applied. The Company has elected to continue to measure compensation expense cost related to employee stock purchase options using APB 25, and in Note 9 provides required pro forma disclosures.

2. Business Acquisition:

    On May 31, 1995, the Company acquired (i) substantially all of the assets, subject to certain liabilities of Poore Brothers Foods, Inc.; (ii) a 100% equity interest in Poore Brothers Distributing, Inc.; and (iii) an 80% equity interest in PB Texas. Over the balance of 1995, the Company acquired an additional equity interest in PB Texas, bringing the Company's total equity interest to 94%. The total purchase price for these acquisitions was $4,052,631, and the assets acquired were primarily property and equipment, accounts receivable and inventory. The purchase was financed with $500,000 of notes payable, 300,000 shares of Common Stock issued to the sellers, and by the issuance of Convertible Debentures and the sale of Common Stock in a private offering. In 1997, the Company acquired the remaining 6% equity interest in PB Texas for $4,532 in cash.

    The above acquisitions have been accounted for as purchases and, accordingly, the results of their operations subsequent to acquisition have been included in the Company's results. In connection with the acquisitions, the Company recorded goodwill, which is being amortized on a straight-line basis over a twenty-year period.

    Presented below are the results of operations for the year ended December 31, 1995 on a pro forma basis as if the above acquisitions had occurred at the beginning of 1995:


     Revenues...................................................$11,456,320
     Net loss................................................... (1,664,045)
     Net loss per common share and common share equivalent......      (0.39)


3. Concentrations of Credit Risk:

    The Company's cash and restricted cash are placed with major banks. The Company, in the normal course of business, maintains balances in excess of Federal insurance limits. The balance in excess of the insurance limit at December 31, 1996 was $4,376,179, and $546,750 at June 30, 1997.

    Financial instruments subject to credit risk consist primarily of trade accounts receivable. In the normal course of business, the Company extends unsecured credit to its customers. Substantially all of the Company's customers are distributors whose sales are concentrated to retailers in the grocery industry in the southern and western United States. The Company investigates a customer's credit worthiness before extending credit.

4. Inventories:

   Inventories consist of the following:

                                        December 31,
                               --------------------------------    June 30,
                                    1995              1996           1997
                               ---------------    -------------   ------------
   Finished goods.........           $610,108         $609,918       $159,087
   Raw materials..........             71,683          253,391        316,793
                               ---------------    -------------   ------------
                                     $681,791         $863,309       $475,880
                               ===============    =============   ============

                      POORE BROTHERS, INC. AND SUBSIDIARIES
                   NOTES TO FINANCIAL STATEMENTS - (Continued)
(Information pertaining to six months ended June 30, 1996 and 1997 is unaudited)

5. Property and Equipment:

   Property and equipment consist of the following:

                                                                   December 31,
                                                          ------------------------------    June 30,
                                                              1995             1996           1997
                                                          --------------   -------------  -------------
        Buildings and improvements                             $658,735      $2,652,548     $3,415,226
        Equipment                                               916,428       1,307,417      3,027,084
        Land                                                    142,302         401,842        272,006
        Vehicles                                                193,553         251,559        111,529
        Furniture and office equipment                           63,869         118,965        183,499
                                                          --------------   -------------  -------------
                                                              1,974,887       4,732,331      7,009,344
        Less accumulated depreciation and amortization         (381,408)       (699,988)      (586,482)
                                                          --------------   -------------  -------------
                                                             $1,593,479      $4,032,343     $6,422,862
                                                          ==============   =============  =============

    Included in equipment are assets which are under capital leases with an original cost of $277,637 and accumulated amortization of $18,128 at December 31, 1995, and original cost of $463,857 and accumulated amortization of $33,888 at December 31, 1996. As of June 30, 1997, equipment under capital leases had an original cost of $1,182,864 and accumulated amortization of $72,575.

    Depreciation   expense  was   $221,262  and  $284,409  for  1995  and  1996,
respectively, and $109,560 for the six months ended June 30, 1997.

    At December 31, 1996, the Company was completing the construction of a new manufacturing facility in Arizona. Included in land, buildings and improvements was the carrying value of the old facility. At December 31, 1996, the Company reflected a charge of $30,000 in its statement of operations to reduce the carrying value of the sold facility to its net realizable value of $710,000. On February 28, 1997, the land and buildings were sold for approximately $710,000 and the proceeds from the sale were used to pay off related mortgage debt and notes payable totaling approximately $650,000.

                      POORE BROTHERS, INC. AND SUBSIDIARIES
                   NOTES TO FINANCIAL STATEMENTS - (Continued)
(Information pertaining to six months ended June 30, 1996 and 1997 is unaudited)

6.     Long-Term Debt:

       Long-term debt consists of the following:

                                                                                         December 31,
                                                                                  ---------------------------   June 30,
                                                                                     1995           1996          1997
                                                                                     ----           ----          ----
        Convertible  Debentures;  interest rate is at 9%; interest and principal due in  monthly  installments  over  varying  periods  through  2002;
           collateralized     by     land,     buildings,      equipment     and
           intangibles.........................................................    $2,700,000     $2,299,591     $2,299,591
        Construction loan due June 11, 1997; interest rate at bank prime plus 2%
           (10.25% at December 31, 1996);  collateralized by first deed of trust
           on  land  and   building   and   certificate   of  deposit   totaling
           $1,250,000..........................................................                    1,248,117
        Notes payable due May 31, 2000; interest rate is at bank prime rate plus
           1.75% (10.00% at December 31, 1996).................................       500,000        500,000
        Note  payables;  due in  monthly  installments  through  December  2000;
           interest rates ranging from 3% to 11.75%; collateralized by equipment
           and vehicles........................................................       290,363        234,071        184,343
        Working capital line (up to 75% of eligible receivables);  interest rate is at bank prime plus 4.50%  (12.75%)  at  December  31,  1996 and at prime plus 3.50%  (12.0%) at June 30,1997;  collaterized  by accounts
           receivable and inventories; due November 30, 1997...................                      351,270        332,987
        Bank operating  line;  interest rate is at bank prime plus 1.75% (10.50%
           at December 31,  1995);  collateralized  by accounts  receivable  and
           inventories.........................................................       373,000
        Mortgage loan due in monthly installments through July 2012;
           interest at 9.03%; collaterized by the land and building............                                   2,000,000
        Mortgage loans due 1997 to 1998;  interest at bank prime rate plus 1.75%
           (10.00%  at  December   31,   1996);   collateralized   by  land  and
           buildings...........................................................       301,399        156,740
        Capital lease obligations..............................................       264,669        383,920      1,046,789
                                                                                  ------------   ------------   ------------
                                                                                    4,429,431      5,173,709      5,863,710
        Less current portion...................................................       636,011      1,818,058        621,112
                                                                                  ------------   ------------   ------------
                                                                                   $3,793,420     $3,355,651     $5,242,598
                                                                                  ============   ============   ============

   Annual maturities under long-term debt are as follows:

                                                                   December 31,            June 30,
                                                                       1996                  1997
                                                                  ----------------      ---------------

                Year 1 .........................................       $1,818,058             $621,112
                Year 2 .........................................          326,818              521,270
                Year 3 .........................................          385,081              598,835
                Year 4 .........................................          879,923              562,601
                Year 5 .........................................          307,424              436,769
                Thereafter......................................        1,456,405            3,123,123
                                                                  ----------------      ---------------
                                                                       $5,173,709           $5,863,710
                                                                  ================      ===============

   In September 1996, the Company entered into a $2,400,000 loan agreement to finance the construction of its new Arizona facility collateralized by a first deed of trust on the land and building and additionally collateralized by U.S. treasury bills provided by an independent investor. As consideration for the treasury bills, the Company issued to the investor a warrant which, as amended, entitles the investor to purchase 300,000 shares of Common Stock at an exercise price of $1.40 per share and expires September 11, 2006. In connection with the warrant, the Company recorded an increase to Additional paid-in capital and Other assets (debt issuance costs) of

                      POORE BROTHERS, INC. AND SUBSIDIARIES
                   NOTES TO FINANCIAL STATEMENTS - (Continued)
(Information pertaining to six months ended June 30, 1996 and 1997 is unaudited)

6. Long-Term Debt: (Continued)

$630,000 which represents the fair value of the warrant at the date of award. The recorded asset was amortized as interest expense and capitalized as part of the new Arizona facility through December 1996, at which time the U.S treasury bills provided by the investor as collateral were replaced by the Company with a $1,250,000 certificate of deposit. In January 1997, the Company modified its construction loan by applying the certificate of deposit against outstanding loan proceeds. The maximum amount of the loan was reduced from $2,400,000 to $1,150,000.

    Various debt agreements of the Company contain covenants requiring the maintenance of financial ratios. The most restrictive covenants require the Company to maintain an interest coverage ratio of 1.5:1, minimum working capital of $1,000,000 and a calculated minimum amount of shareholders' equity. At December 31, 1996 and June 30, 1997, the Company was in violation of the interest coverage ratio. The Company has received waivers from lenders for this covenant violation through September 30, 1998.

    Based on the borrowing rates currently available to the Company, management estimates that the fair value of the long-term debt approximates the carrying value as of December 31, 1996 and 1995, and at June 30, 1997.

    On June 4, 1997, the Company refinanced its $998,746 construction loan provided by National Bank of Arizona, for the Company's new 60,000 square foot manufacturing, distribution and headquarters facility in Goodyear, Arizona. The new permanent financing, provided by Morgan Guaranty Trust Company of New York, is a $2 million, 15-year mortgage at 9.03%. In addition, on June 25, 1997, the Company received funding of $719,007 from FINOVA Capital Corporation on a $930,000, 5-year, 8.71% equipment lease line for new production equipment installed recently in the Company's new facility.

7. Commitments and Contingencies:

    At December 31, 1996, the Company was obligated under non-cancelable leases for real property used in its operations. Rental expense under leases that meet the criteria of operating leases was $73,699 and $171,612 for the years 1995 and 1996. Rental expense for operating leases was $85,806 and $82,159 for the six months ended June 30, 1996 and 1997. Minimum future rental commitments under non-cancelable long-term leases as of December 31, 1996 are as follows:

                                                              Capital         Operating
                                                               Leases          Leases         Total
         1997   ...........................................     $116,881       $121,316        $238,197
         1998   ...........................................      114,440         91,040         205,480
         1999   ...........................................      111,651         34,632         146,283
         2000   ...........................................       91,706         34,632         126,338
         2001   ...........................................       14,837                         14,837
                                                              ----------    -----------     -----------
         Total  ...........................................      449,515       $281,620        $731,135
                                                                            ===========     ===========
         Less amount representing interest.................       65,595
                                                              -----------
         Present value.....................................     $383,920
                                                              ==========

     8.   Capital Stock:

    In connection with the acquisition of the Poore Brothers companies (see Note
2), the Company issued 300,000 shares of Common Stock to the sellers of the companies. The Company has the right to repurchase these shares for an aggregate purchase price of $500,000 by May 31, 1998.

    At issuance, the Company's Convertible Debentures (see Note 6) were convertible into 2,477,065 shares of Common Stock at an effective price of $1.09 per share, subject to anti-dilution adjustments. In December 1996, $400,409 of such debentures were converted into 367,348 shares of Common Stock, leaving a debt balance convertible into 2,109,717 shares of Common Stock.

    The Company has authorized 50,000 shares of Preferred Stock, $100 par value per share, of which there are no shares issued or outstanding.

                      POORE BROTHERS, INC. AND SUBSIDIARIES
                   NOTES TO FINANCIAL STATEMENTS - (Continued)
(Information pertaining to six months ended June 30, 1996 and 1997 is unaudited)

9.     Stock Options:

    The Company's 1995 Stock Option Plan (the "Plan"), as amended in June 1997, provides for the issuance of options to purchase 1,500,000 shares of Common Stock. The options granted pursuant to the Plan expire over a five-year period and generally vest over three-year periods. In addition to options granted under the Plan, the Company also issued non-qualified options to purchase Common Stock to certain Directors which were exercisable on issuance and expire ten years from date of grant. All options are issued at fair market value and are noncompensatory. Fair market value is determined based on the price of sales of Common Stock occurring at or near the time of the option award. Outstanding options have exercise prices ranging from $1.08 to $3.94 per share.

 Stock option activity is as follows:

                                                 Plan Options                   Non-Plan Options
                                                 ------------                   ----------------
                                                            Average                          Average
                                            Options       Option Price      Options        Option Price
                                          Outstanding      per Share      Outstanding       per Share
                                          -----------      ---------      -----------       ---------
Balance, December 31, 1994 ...........                0                               0
   Granted ...........................          485,000      $1.08              600,000       $1.08
                                            ------------                   -------------
Balance, December 31, 1995 ...........          485,000       1.08              600,000        1.08
   Granted ...........................          420,000       1.69              220,000        1.46
   Canceled ..........................         (250,000)      1.08
                                            ------------                   -------------
Balance, December 31, 1996 ...........          655,000       1.47              820,000        1.18
   Granted ...........................          858,950       3.26
   Canceled ..........................         (299,666)      1.42
   Exercised .........................           65,333       1.10
                                            ------------                   -------------
Balance, June 30, 1997 ...............        1,148,951       2.84              820,000        1.18
                                            ============                   =============

       Outstanding Plan options had an average remaining term of 4.1 and 4.5 years at December 31, 1996 and June 30, 1997, respectively. Plan options that were exercisable totaled 122,334 and 239,668 at December 31, 1996 and June 30, 1997, respectively. The average exercise price per share was $1.88 and $1.64 at December 31, 1996 and June 30, 1997, respectively. At December 31, 1995, there were 10,000 Plan options that were exercisable at an exercise price of $1.08 per share. Non-Plan options had an average remaining term of 8.3 and 8.2 years at December 31, 1996 and June 30, 1997, respectively.

       Had compensation cost for the Company's stock options been determined based on the fair value at the date of grant date for awards in 1995 and 1996 consistent with the provisions of FAS 123, the Company's net loss and net loss per share would have been reduced to the pro forma amounts indicated below:

                                                                               1995          1996
                                                                               ----          ----
      Net loss - as reported                                                 $(1,194,910)    $(691,678)
      Net loss - pro forma                                                    (1,507,000)     (907,000)
      Net loss per common share and common share equivalent - as reported          (0.35)        (0.15)
      Net loss per common share and common share equivalent - pro forma            (0.49)        (0.20)

       The assumption regarding the stock options issued was that 100% of such options vested when granted, rather than the 64% currently vested as required by the awards. The fair value of options granted prior to the Company's initial public offering was computed using the minimum value calculation method. For all other options, the fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions: dividend yield of 0%; expected volatility of 102%; risk-free interest rate of 6.14%; and expected lives of 5 years.

10.    Income Taxes:

    For the period prior to the exchange transaction on May 31, 1995, PB Southeast had elected to be taxed as an S Corporation under Section 1362 of the Internal Revenue Code, and as such, taxes on net earnings were payable personally by the shareholders.

                      POORE BROTHERS, INC. AND SUBSIDIARIES
                   NOTES TO FINANCIAL STATEMENTS - (Continued)
(Information pertaining to six months ended June 30, 1996 and 1997 is unaudited)

10.    Income Taxes: (continued)

There was no current or deferred benefit for income taxes for the years ended December 31, 1995 and 1996.

       The  following  table  provides  a  reconciliation   between  the  amount
determined by applying the statutory federal income tax rate to the pretax loss and benefit for income taxes:

                                                                          Years ended December 31,
                                                                          ------------------------
                                                                          1995                1996
                                                                          ----                ----
                Benefit at statutory rate......................       $    337,588      $      235,170
                Valuation allowance............................           (379,000)           (265,000)
                State income tax, net..........................             41,412              29,830
                                                                     --------------     ---------------
                                                                      $          0      $            0
                                                                     ==============     ===============

       The income tax effects of loss carryforwards and temporary differences between financial and income tax reporting that give rise to the deferred income tax assets and liabilities are as follows:

                                                                                 December 31,
                                                                                 ------------
                                                                            1995               1996
                                                                            ----               ----
                Net operating loss carryforward.........................   $  393,000       $  658,000
                Accrued bad debt expense................................       34,000           48,000
                Accrued liabilities.....................................       17,000           14,000
                                                                           -----------      -----------
                     Gross deferred tax assets..........................      444,000          720,000
                Deferred tax asset valuation allowance..................     (379,000)        (655,000)
                     Gross deferred tax liabilities(depreciation and
                     amortization)......................................      (65,000)         (65,000)
                                                                           -----------      -----------
                Net deferred tax assets.................................   $        0       $        0
                                                                           ===========      ===========

       Gross deferred tax assets are reduced by a valuation allowance based on management's estimate that it is more likely than not that the tax benefits will not be realized.

       At December 31, 1996, the Company has net operating losses available for federal and state income taxes of approximately $1,500,000 which begin to expire in the year 2010 if not used.

11.    Major Customers:

       For the year ended December 31, 1995, two Arizona grocery chains comprised $1,057,714, or 15%, and $724,560, or 11%, of the Company's consolidated revenues. One Arizona grocery chain comprised $2,820,000, or 16%, of the Company's consolidated revenues for the year ended December 31, 1996. For the six months ended June 30, 1997, two customers of the Company accounted for $1,309,000, or 17%, and $854,000, or 11%, of the Company's consolidated revenues.

12.    Litigation:

    On June 19, 1996 , James Gossett and an associated entity commenced a lawsuit in an Arizona state court against two directors of the Company, Messrs. Mark Howells and Jeffrey Puglisi, and the Company's subsidiary, PB Southeast, alleging, inter alia, that Mr. Gossett had an oral agreement with Mr. Howells to receive up to a 49% ownership interest in PB Southeast, that Messrs. Howells and Puglisi breached fiduciary duties and other obligations to Mr. Gossett and that he is entitled to exchange such alleged stock interest for shares in the Company. Mr. Gossett further alleges that PB Southeast and Messrs. Howells and Puglisi failed to honor the terms of an alleged distribution agreement between Poore Brothers Foods, Inc. and Mr. Gossett's associated entity, whereby such entity was granted exclusive distribution rights to Poore Brothers products in California. The complaint seeks unspecified amounts of damages, fees and costs. In February 1997, plaintiffs filed pleadings indicating their seeking $3 million in damages; plaintiffs may not be limited by this damage amount at trial. Management of the Company believes the complaint has no merit and that the Company has defenses to the action. Messrs. Howells and Puglisi and PB Southeast have filed an answer and counterclaim against Mr. Gossett,

                      POORE BROTHERS, INC. AND SUBSIDIARIES
                   NOTES TO FINANCIAL STATEMENTS - (Continued)
(Information pertaining to six months ended June 30, 1996 and 1997 is unaudited)

12.     Litigation: (continued)

denying the major provisions of the complaint, alleging various acts of nonperformance and breaches of fiduciary duty on the part of Mr. Gossett and seeking various compensatory and punitive damages. The Company has agreed to indemnify Messrs. Howells and Puglisi in connection with this lawsuit.

    On July 11, 1997, summary judgement was granted in favor of all defendants, including PB Southeast, on all counts of the Gosset lawsuit. In its July 11, 1997 Order, the Maricopa County (Arizona) Superior Court ruled that there was no oral contract and that the remainder of plaintiffs' claims could not support a cause of action against the defendants. Because no final judgement has been entered by the Court, the time for filing post-judgment motions and/or for perfecting an appeal has not expired.

13     Related Parties:

    In connection with the sale of Common Stock and Convertible Debentures in the May 31, 1995 acquisitions of the Poore Brothers companies, the Company paid Arizona Securities Group, Inc. $120,000 in sales commissions and $22,000 as reimbursement of expenses incurred in its services as Placement Agent. On January 23, 1995, PB Southeast entered into an agreement with Parris H. Holmes, Jr., a director, pursuant to which Poore Brothers Southeast, Inc. borrowed
$140,000 from Mr. Holmes, evidenced by three 7% promissory notes with an aggregate principal amount of $140,000, which were repaid by the Company on June 2, 1995. In 1995 Mr. Holmes purchased 420,000 shares of Common Stock of the Company for $280. In addition, Mr. Holmes provided certain consulting services to Poore Brothers Southeast, Inc. at a cost of $35,000. In connection with a sale of stock in March 1996, Arizona Securities Group, Inc. received a fee of $46,875. Arizona Securities Group, Inc. is managed and owned by Messrs. Howells and Puglisi, directors of the company.

14.   Pro Forma Financial Statements (unaudited)

    On June 4, 1997, PB Texas entered into an Asset Purchase, Licensing and Distribution Agreement, effective June 1, 1997, pursuant to which PB Texas sold certain assets (including inventory, vehicles and capital equipment) to Mr. David Hecht (the "Buyer"). In addition, pursuant to the Agreement the Buyer has been granted a license to be the Company's exclusive distributor in the Houston, Texas market. The purchase price for the assets sold by PB Texas is approximately $157,000, 50% of which was paid by the Buyer in cash at the closing and 50% of which will be paid pursuant to a one year, non-interest bearing promissory note issued by the Buyer to the Company. The Company will provide certain financial support to the Buyer, estimated at up to $40,000, in connection with the transition of the business to the Buyer. As a result of this transaction, the PB Texas distribution operation has been dissolved.

    Pro forma information has been provided below for the following periods - the six months ended June 30, 1996 and 1997; and the fiscal year ended December 31, 1996. The pro forma data is based on the historical statement of operations, with elimination of all PB Texas transactions. The revenue decrease associated with the elimination of PB Texas was $1,407,207 and $0 for the six months ended June 30, 1996 and 1997, respectively, and $2,878,869 for the fiscal year ended December 31, 1996. Costs and expenses were reduced with the elimination of PB Texas by $1,572,674 and $269,859 for the six months ended June 30, 1996 and 1997, respectively, and $3,158,435 for the fiscal year 1996. Included in the $269,859 loss on the sale of the PB Texas distribution business for the six months ended June 30, 1997 are revenues of $1,323,427, costs of $1,443,286, and a one-time charge of $150,000. Accordingly, the pro-forma financial statements have been adjusted to reflect the above mentioned amounts.

                      POORE BROTHERS, INC. AND SUBSIDIARIES
                   NOTES TO FINANCIAL STATEMENTS - (Continued)
(Information pertaining to six months ended June 30, 1996 and 1997 is unaudited)

14.   Pro Forma Financial Statements (unaudited) (cont.)

                                                                             POORE BROTHERS, INC.
                                                                    PRO FORMA STATEMENTS OF OPERATIONS

                                                            Fiscal year
                                                          ended December
                                                                31,                  Six months ended June 30,
                                                         ------------------    -----------------     ----------------
                                                               1996                  1997                 1996
                                                               ----                  ----                 ----
         Revenues                                        $      14,340,772     $      7,613,814       $    6,761,641
         Cost of sales                                          10,518,421            5,904,052            5,030,531
                                                         ------------------    -----------------     ----------------
              Gross profit                                       3,822,351            1,709,762            1,731,110
         Selling, general and administrative expenses            3,401,828            2,200,977            1,406,291
         Depreciation and amortization                             443,020              197,400              189,670
                                                         ------------------    -----------------     ----------------
              Operating income (loss)                              (22,497)            (688,615)             135,149
         Net interest expense                                    ( 389,615)             (90,706)            (182,425)
                                                         ------------------    -----------------     ----------------
              Net income (loss)                          $        (412,112)    $       (779,321)     $       (47,276)
                                                         ==================    =================     ================
         Loss per common share and common share
           equivalent                                    $           (0.09)    $          (0.11)     $          (.01)
                                                         ==================    =================     ================

15   New Accounting Pronouncements

         In February 1997, the Financial Accounting Standard Board ("FASB") adopted Statement of Financial Accounting Standard No. 128, Earnings per Share ("SFAS 128"), which supersedes and simplifies the standards for computing earnings per share ("EPS") previously found in Accounting Principles Board Opinion No. 15, Earnings per Share ("APB 15"). SFAS 128 is effective for financial statements issued for periods ending after December 15, 1997, including interim periods; earlier application is not permitted. The Company will provide the required EPS disclosures in its financial statements commencing with the fiscal year ended December 31, 1997. SFAS 128 requires restatement of all prior period EPS data presented. Pursuant to the provisions of SFAS 128, the Company's net loss per common share was $.15 for the six months of 1997 and $.06 for the six months of 1996.

         In February 1997, FASB issued SFAS No. 129, Disclosure of Information about Capital Structure. This statement establishes standards for disclosing information about an entity's capital structure. The Company has not yet determined the effect, if any, of SFAS No. 129 on the consolidated financial statements.

         FASB Statement No. 130 "Reporting Comprehensive Income," which the Company will adopt during the first quarter of 1998, establishes standards for reporting and display of comprehensive income and its components in financial statements. Comprehensive income generally represents all changes in shareholders' equity except those resulting from investments by or distributions to shareholders. The Company has not yet determined the effect, if any, of SFAS No. 130 on the consolidated financial statements.

         In June 1997, the FASB issued SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information. This Statement will change the way public companies report information about segments of their business in their annual financial statements and requires them to report selected segment information in their quarterly reports issued to shareholders. It also requires entity-wide disclosures about the products and services an entity provides, the material countries in which it holds assets and reports revenues, and its major customers. The Statement is effective for fiscal years beginning after December 15, 1997. The Company has not yet determined the effect, if any, of SFAS 131 on the consolidated financial statements.

16.  Subsequent Event (unaudited):

     In September 1997, the Company announced that it would consolidate all of its manufacturing operations into its new 60,000 square foot Goodyear, Arizona facility. As a result, the Company is closing its LaVergne, Tennessee manufacturing operation in late September. This consolidation will result in one-time charges of approximately $500,000, substantially all of which will be incurred in the quarter ending September 30, 1997. These charges consist primarily of asset write-downs, severance, moving and lease termination costs. In connection with the closure, an equipment loan maturity may be accelerated. The loan has a balance of approximately $170,000.

                                                          POORE BROTHERS, INC.
                                                COMBINED PRO FORMA STATEMENT OF OPERATIONS
                                                      YEAR ENDED DECEMBER 31, 1995
                                                              (unaudited)


                                            For the period from January 1, 1995 to May 31, 1995
                                       ---------------------------------------------------------------
                                   Poore                            PB                          Adjustments
                               Brothers, Inc.     PB Foods      Distributing     PB Texas       Eliminations
                              ---------------- -------------- --------------- --------------- ----------------
                                    (a)
Revenues                      $     6,868,923  $   1,618,800  $    2,661,833  $    1,245,764  $      (939,000) (b) (c)
Cost of sales                       5,304,200        973,010       2,444,187       1,078,958         (925,000)   (b)
                              ---------------- -------------- --------------- --------------- ----------------
Gross profit                        1,564,723        645,790         217,646         166,806          (14,000)
Selling, general and
  administrative expenses           2,198,757        392,246         247,378         391,987          (14,000)   (c)
Depreciation and amortization         319,493         29,775           1,050          11,981
                              ---------------- -------------- --------------- --------------- ----------------
  Operating income (loss)            (953,527)       223,769         (30,782)       (237,162)
Interest income (expense)            (241,383)       (18,215)        (16,385)           (319)
                              ---------------- -------------- --------------- --------------- ----------------
Net income (loss)             $    (1,194,910) $     205,554  $      (47,167) $     (237,481) $             0
                              ================ ============== =============== =============== ================

Net loss per share

Weighted average number of
    shares outstanding

                                Pro forma           Pro forma
                                Adjustments          Combined
                             ----------------     --------------


Revenues                                          $  11,456,320
Cost of sales                                         8,875,355
                             ----------------     --------------
Gross profit                                          2,580,965
Selling, general and
  administrative expenses    $       179,693  (d)     3,396,061
Depreciation and amortization         86,390  (e)       448,689
                             ----------------     --------------
  Operating income (loss)           (266,083)        (1,263,785)
Interest income (expense)           (123,958) (f)      (400,260)
                             ----------------     --------------
Net income (loss)            $      (390,041)     $  (1,664,045)
                             ================     ==============

Net loss per share                                $        (.39)
                                                  ==============
Weighted average number of
    shares outstanding                                4,260,088
                                                  ==============



Notes:
------
(a) Results of the PB Companies subsequent to the PB Acquisition date of May 31, 1995, and prior to May 31, 1995, Poore Brothers, Southeast, Inc.
(b)  Reflects the elimination of intercompany sales and cost of sales.
(c) Reflects the elimination of intercompany rental income and expense of $14,000.
(d) Reflects the recognition of pro forma administrative expenses associated with establishing a corporate office, including related salaries.
(e) Reflects the recognition of pro forma depreciation expense on the stepped up value of property and equipment recorded under the purchase method of accounting and the recognition of pro forma amortization expense on the intangible assets recorded under the purchase method of accounting for the acquisition transaction.
(f) Reflects the recognition of pro forma interest expense on the debt incurred with the acquisition of PB Foods, PB Distributing and PB Texas.

POORE BROTHERS' FOODS, INC.
STATEMENT OF OPERATIONS (unaudited)

                                                 Three months ended March 31,
                                                                         1995
                                                ------------------------------
 Sales                                          $                     843,026
 Cost of sales                                                        519,199
                                                ------------------------------
 Gross profit                                                         323,827
 Selling, general and administrative expenses                         179,058
 Depreciation                                                          17,865
                                                ------------------------------
 Operating income                                                     126,904
 Other income, net                                                      7,811
                                                ------------------------------
 Net income                                     $                     134,715
                                                ==============================
               See the accompanying notes to financial statements.

POORE BROTHERS' FOODS, INC.
STATEMENT OF CASH FLOWS (unaudited)

                                                       Three months ended
                                                           March 31, 1995
                                                              ---------

Cash flows from operating activities:                         $ 134,715
     Net income
     Adjustments to reconcile net income to net cash
         provided by operating activities:
         Depreciation                                            17,865
     Change in operating assets and liabilities, net:
                Accounts receivable                             (48,698)
                Inventories                                      10,500
                Accounts payable                                 68,640
                Accrued expenses                                 (5,334)
                                                              ---------

              Net cash provided by operating activities         177,688
                                                              ---------

Cash flow from financing activities:
     Net payments under bank operating line                     (40,000)
     Payments made on long-term debt                            (16,733)
                                                              ---------
              Net cash used in financing activities             (56,733)
                                                              ---------

Net increase in cash                                            120,955

Cash, beginning of period                                        10,787
                                                              ---------

Cash, end of period                                           $ 131,742
                                                              =========

Supplemental disclosures of cash flow information:
     Cash paid during the year for interest                   $  10,056
     Cash received during the year for interest                   4,187
               See the accompanying notes to financial statements.

POORE BROTHERS' FOODS, INC.
NOTES TO FINANCIAL STATEMENTS (unaudited)


1.    General:

       The financial statements reflect all adjustments, such adjustments being normal recurring accruals, which are necessary, in the opinion of management, for the fair presentation of the results of the interim period. Interim results, however, may not be indicative of the results for the full year.

       The notes to the interim financial statements are presented to enhance the understanding of the financial statements and do not necessarily represent complete disclosures required by generally accepted accounting principles.

2.    Acquisition:

       During November 1994, the Company and its shareholders entered into a tentative agreement to sell 1) the Company's assets, subject to certain liabilities, 2) the shareholders 100% interest in Poore Brothers Distributing, Inc., and 3) an equity interest (which, with related purchases, will constitute 80% in Poore Brothers of Texas, Inc. to Poore Brothers Southeast, Inc.). On May 31, 1995, the purchase transactions were consummated.

POORE BROTHERS DISTRIBUTING, INC.
STATEMENT OF OPERATIONS (unaudited)



                                                       Three months ended March
                                                                   31, 1995
                                                         -------------------
         Sales                                           $        1,497,421
         Cost of sales                                            1,389,938
                                                         -------------------
         Gross profit                                               107,483
         Selling, general and administrative expenses               125,801
         Depreciation                                                   700
                                                         -------------------
         Operating loss                                             (19,018)
         Interest expense                                            11,153
                                                         -------------------
         Net loss                                        $          (30,171)
                                                         ===================
               See the accompanying notes to financial statements.

POORE BROTHERS DISTRIBUTING, INC.
STATEMENT OF CASH FLOW (unaudited)

                                                                                       Three months ended
                                                                                          March 31, 1995
                                                                                     -------------------------
         Cash flows from operating activities:
              Net loss                                                               $                (30,171)
              Adjustments to reconcile net income to net cash
                  provided by operating activities:
                  Depreciation                                                                            700
              Change in operating  assets and liabilities, net:
                         Accounts receivable                                                           15,853
                         Inventories                                                                   28,574
                         Other assets                                                                   6,243
                         Accounts payable                                                             (53,333)
                         Accrued expenses                                                              10,334
                                                                                     -------------------------
                       Net cash used in operating activities                                          (21,800)
                                                                                     -------------------------
         Cash flow from financing activities:
              Advances under bank operating line                                                       35,000
              Payments made on long-term debt                                                          (2,000)
                                                                                     -------------------------
                       Net cash provided by financing activities                                       33,000
                                                                                     -------------------------
         Net increase in cash                                                                          11,200
         Cash, beginning of period                                                                     24,880
                                                                                     -------------------------
         Cash, end of period                                                         $                 36,080
                                                                                     =========================
         Supplemental disclosures of cash flow information:
              Cash paid during the year for interest                                 $                 11,153

               See the accompanying notes to financial statements.

POORE BROTHERS DISTRIBUTING, INC.
NOTES TO THE FINANCIAL STATEMENTS (unaudited)

1.    General:

       The financial statements reflect all adjustments, such adjustments being normal recurring accruals, which are necessary, in the opinion of management, for the fair presentation of the results of the interim period. Interim results, however, may not be indicative of the results for the full year.

       The notes to the interim financial statements are presented to enhance the understanding of the financial statements and do not necessarily represent complete disclosures required by generally accepted accounting principles.

2.    Long-term debt:

         Long-term debt is comprised of the following:

                                                        March 31,
                                                          1995
                                                   -------------------
               Bank credit agreement                 $        335,000
               Related company notes                          163,408
               Equipment lease purchase                         9,657
                                                   -------------------
                                                              508,065
               Less current portion                          (337,848)
                                                   -------------------
                                                     $        170,217
                                                   ===================


3.    Acquisition agreement:

       During the calendar year 1994, the Company's principals and its equity owners entered into an agreement to sell 100% of their equity ownership in the Company to Poore Brothers Southeast, Inc. (the "Acquisition Transaction"). On May 31, 1995, the Acquisition Transaction was consummated.

POORE BROTHERS OF TEXAS, INC.
STATEMENT OF OPERATIONS (unaudited)



                                                     Three months ended
                                                          March 31, 1995
                                                   ---------------------------
    Sales                                          $                  752,457
    Cost of sales                                                     660,356
                                                   ---------------------------
    Gross profit                                                       92,101
    Selling, general and administrative expenses                      220,828
    Depreciation                                                        7,169
                                                   ---------------------------
    Operating loss                                                   (135,896)
    Interest expense                                                      222
                                                   ---------------------------
    Net loss                                       $                 (136,118)
                                                   ===========================
               See the accompanying notes to financial statements.

POORE BROTHERS OF TEXAS, INC.
STATEMENT OF CASH FLOW (unaudited)

                                                                               Three months ended March
                                                                                              31, 1995
                                                                              -------------------------
    Cash flows from operating activities:                                     $               (136,118)
         Net loss
         Adjustments to reconcile net income to net cash
             provided by operating activities:
             Depreciation                                                                        7,169
         Change in operating assets and liabilities, net:
                    Accounts receivable                                                        (23,451)
                    Inventories                                                                 29,391
                    Other assets                                                                 3,045
                    Notes receivable                                                            (3,293)
                    Accounts payable                                                            46,122
                    Accrued expenses                                                            59,570
                    Notes payable                                                               (2,909)
                                                                              -------------------------

                  Net cash used in operating activities                                        (20,474)
                                                                              -------------------------

    Cash flow from investing activities:
         Purchase of equipment                                                                  (8,989)
                                                                              -------------------------
                  Net cash used in investing activities                                         (8,989)
                                                                              -------------------------

    Net decrease in cash                                                                       (29,463)

    Cash, beginning of period                                                                   66,846
                                                                              -------------------------

    Cash, end of period                                                                        $37,383
                                                                              =========================

    Supplemental disclosures of cash flow information:
         Cash paid during the year for interest                               $                    222
         Forgiveness of accounts payable from a related
             party accounted for as a contribution to
             additional paid-in capital                                                        213,614

               See the accompanying notes to financial statements.

POORE BROTHERS OF TEXAS, INC.
NOTES TO THE FINANCIAL STATEMENTS (unaudited)

1.    General:

       The financial statements reflect all adjustments, such adjustments being normal recurring accruals, which are necessary, in the opinion of management, for the fair presentation of the results of the interim period. Interim results, however, may not be indicative of the results for the full year.

       The notes to the interim financial statements are presented to enhance the understanding of the financial statements and do not necessarily represent complete disclosures required by generally accepted accounting principles.

2.    Intercompany transaction:

       The Company purchases potato chips for resale from an affiliated entity, Poore Brothers Foods, Inc. Poore Brothers Foods, Inc. canceled a portion of the amount due from the Company. This cancellation totaled $213,614 for the period ended March 31, 1995 and has been accounted for as a contribution to additional paid-in capital.


3.    Acquisition agreement:

       During the calendar year 1994, the Company's principals and its equity owners entered into an agreement to sell 100% of their equity ownership in the Company to Poore Brothers Southeast, Inc. (the "Acquisition Transaction"). On May 31, 1995, the Acquisition Transaction was consummated.

====================================     ====================================
------------------------------------     ------------------------------------

     NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, OR ANY OF THE SELLING SECURITY HOLDERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF ANY OFFER TO BUY ANY SECURITY OTHER THAN THE SHARES OF COMMON STOCK OFFERED BY THIS PROSPECTUS, NOR DOES IT CONSTITUTE AN OFFER TO BUY THE SHARES OF COMMON STOCK BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                               ----------------

                               TABLE OF CONTENTS


                                         Page
                                         -----
Available Information ..................    2
Forward-Looking Statements  ............    2
Prospectus Summary    ..................    3
Risk Factors ...........................    6
Use of Proceeds ........................   11
Market for the Common Stock ............   12
Dividend Policy ........................   12
Capitalization  ........................   13
Selected Financial Data  ...............   14
Management's Discussion and Analysis of
   Results of Operations and Financial
   Condition ...........................   15
Business  ..............................   20
Management   ...........................   29
Security Ownership of Certain Beneficial
   Owners ..............................   35
Description of Securities   ............   37
Certain Relationships and Related
   Transactions ........................   39
Shares Eligible for Future Sale   ......   40
Selling Security Holders and Plan of
   Distribution ........................   41
Legal Matters   ........................   42
Experts   ..............................   42
Index to Financial Statements  .........  F-1

                                907,060 Shares


                             POORE BROTHERS, INC.


                               [GRAPHIC OMITTED]


                                 Common Stock


                                   ----------
                                   PROSPECTUS
                                   ----------



                               September 22, 1997

------------------------------------     ------------------------------------
====================================     ====================================

                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers.

     The Certificate of Incorporation of the Company provides that no director shall have any personal liability to the Company or its stockholders for any monetary damages for breach of fiduciary duty as a director, except that the Certificate of Incorporation does not eliminate or limit the liability of each director (i) for any breach of such director's duty of loyalty to the Company or its stockholders, (ii) for acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which such director derived an improper personal benefit.

   The By-Laws of the Company provide that:

       (a) The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

       (b) The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and except that no indemnification shall be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

       (c) To the extent that a director, officer, employee or agent of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Subsections (a) and (b) above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

       (d) Any indemnification under Subsections (a) and (b) above (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Subsections (a) and (b). Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

       (e) Expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall be ultimately determined that he is not entitled to be indemnified by the Company as authorized in this Section.

       (f) The indemnification provided by this Section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled by any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

       (g) The Company is authorized, according to the discretion of the Board of Directors, to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company must indemnify him against such liability under the provisions of this Section.

       (h) For purposes of these provisions, references to "the Company" shall include, in addition to the Company, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under these provisions with respect to the resulting corporation as he would have with respect to such constituent corporation if its separate existence had continued.

   The employment agreement of each of Eric Kufel, a director and officer of the Company, and Scott Fullmer and Glen Flook, each of which is an officer of the Company, provides that the Company shall indemnify and hold harmless and defend such person for, from and against all claims, liabilities, obligations, fines, penalties and other matters and all costs and expenses relating thereto that the Company and/or any of its subsidiaries or affiliated entities is permitted by applicable law, except as any of the foregoing arises out of or is related to such employee's negligence, willful malfeasance, and/or breach of the employment agreement. The Company has also agreed to provide indemnification on similar terms to David J. Brennan, the Company's former director, President and Chief Executive Officer, and Jeffrey H. Strasberg, the Company's former Vice President, Chief Financial Officer, Treasurer and Secretary.

   The Company has agreed to indemnify Mark S. Howells and Jeffrey J. Puglisi, directors of the Company, in connection with the lawsuit brought against PB Southeast and each of Messrs. Howells and Puglisi, by James Gossett.

Item 25. Other Expenses of Issuance and Distribution

     The expenses of the Company for the issuance and distribution of the shares of Common Stock registered hereby are set forth in the following table:

                            Item                                    Amount
                            ----                                    ------

         Securities and Exchange Commission Filing Fee   ......   $    412
         Legal Fees  ..........................................     20,000*
         Accounting Fees   ....................................     25,000*
         Printing and Engraving Costs  ........................     15,000*
         Miscellaneous Expenses  ..............................      5,000*
                                                                  ---------
          Total   .............................................   $ 65,412
                                                                  =========

------------
 * Estimated.

Item 26. Recent Sales of Unregistered Securities.

     Set forth below in chronological order is information regarding issuances by the Company, since its formation in February 1995, of securities that were not registered under the Securities Act of 1933, as amended (the "Securities Act").

     In May 1995, the Company issued 423,137, 403,138 and 420,000 shares of Common Stock to Messrs. Howells and Puglisi and Parris H. Holmes, Jr., directors of the Company, respectively, in exchange for their respective shares of capital stock of PB Southeast. In addition, the Company issued a total of 313,725 shares of Common Stock to other shareholders of PB Southeast in exchange for such persons' respective shares of capital stock of PB Southeast.

     In connection with the PB Acquisition, in May 1995, the Company issued an aggregate of 300,000 shares of its Common Stock to James Poore, Donald Poore and Amelia Poore. Also in connection with such transactions, the Company issued to such persons a single Promissory Note due May 31, 2000 in the principal amount of $500,000 which accrued interest at a rate equal to the prime rate of Bank One, Arizona N.A. plus 1.75% per annum. The Promissory Note was paid off by the Company in February 1997.

     To finance the acquisition of its subsidiaries in May 1995, the Company issued an aggregate of $2,700,000 of the 9% Convertible Debentures to Renaissance Capital Growth & Income Fund III, Inc. and Wells Fargo Equity Capital, Inc. (formerly First Interstate Equity Corporation). The 9% Convertible Debentures were convertible into an aggregate of 2,477,065 shares of Common Stock. In December 1996, in connection with the Company's initial public offering, $400,409 in principal amount of the 9% Convertible Debentures was converted into an aggregate of 367,348 shares of Common Stock. The remaining $2,299,591 outstanding principal amount of the 9% Convertible Debenture is convertible into an aggregate of 2,109,717 shares of Common Stock. Also in connection with the PB Acquisition, the Company sold 1,663,723 shares of its Common Stock through a private placement at a per share price of $1.08, of which Bank Von Ernst & Cie, SA, a stockholder of the Company, purchased 277,289 shares. Arizona Securities Group, Inc., of which Messrs. Howells and Puglisi, directors of the Company, are principals, acted as the placement agent for these transactions and received $120,000 in sales commissions and $22,000 as reimbursement of expenses in connection with the private placement. Each of the investors in the private placement represented to the Company prior to the issuance of shares thereto, that he, she or it was an "accredited investor" within the meaning of Rule 501 under the Securities Act.

     In August 1995, Kenneth M. Pierce purchased 50,000 shares of Common Stock for a purchase price of $54,095 (which was paid to the Company in installments from August 1995 through November 1995).

     In November 1995, in exchange for minority interests in PB Texas, the Company issued 100 shares of Common Stock to each of Arnold Olivarez and Barney Bennett.

     In October 1995, Jeffrey H. Strasberg, a former officer of the Company, purchased 25,000 shares of Common Stock for an aggregate purchase price of $27,048.

     In March 1996, the Company engaged in a private placement pursuant to which it issued 750,000 shares of Common Stock to a group of investors for aggregate consideration of $937,500. Arizona Securities Group, Inc. acted as the placement agent and received $46,875 in sales commissions in connection with the private placement. Mr. Puglisi, a director of the Company, Mr. Brennan, a former officer and director of the Company, and Michael J. DePinto, a former officer of the Company, purchased shares of common stock in the March 1996 private placement. Each of the investors in the private placement represented to the Company prior to the issuance of shares thereto, that he, she or it was an "accredited investor" within the meaning of Rule 501 under the Securities Act.

     In April 1996, pursuant to his employment agreement dated March 11, 1996, Mr. Brennan, a former officer and director of the Company, purchased 100,000 shares of Common Stock for an aggregate purchase price of $109,000.

     On September 11, 1996, the Company issued to Westminster Capital, Inc. a warrant to purchase an aggregate of 300,000 shares of the Company's common stock at an exercise price of $1.40 per share.

     The Company believes that each of the foregoing transactions was exempt from registration under the Securities Act by virtue of the provisions of
Section 4(2) of the Securities Act, as transactions by an issuer not involving any public offering. None of the foregoing transactions involved a distribution or public offering. Each purchaser of the securities described above has represented that he, she or it understands that the securities acquired may not be sold or otherwise transferred absent registration under the Securities Act or the availability of an exemption from the registration requirements of the Securities Act, and each certificate evidencing the securities owned by each purchaser bears or will bear upon issuance a legend to that effect.

Item 27. Exhibits.

Exhibit
Number                                             Description
------                                             -----------
  3.1      Certificate of Incorporation of the Company filed with the Secretary of State of the State of
           Delaware on February 23, 1995. (1)
  3.2      Certificate of Amendment to the Certificate of Incorporation of the Company filed with the
           Secretary of State of the State of Delaware on March 3, 1995. (1)
  3.3      By-Laws of the Company. (1)
  4.1      Specimen Certificate for shares of Common Stock. (2)
  4.2      Form of Underwriter's Warrant issued by the Company to Paradise Valley Securities, Inc. on
           December 11, 1996. (3)
  4.3      Convertible Debenture Loan Agreement dated May 31, 1995 (the "Debenture Loan
           Agreement") by and among the Company, PB Arizona, PB Distributing, PB Texas, PB
           Southeast, Renaissance and Wells Fargo. (2)
  4.4      9.00% Convertible Debenture dated May 31, 1995, issued by the Company to Renaissance. (1)
  4.5      9.00% Convertible Debenture dated May 31, 1995, issued by the Company to Wells Fargo. (1)
  5.1      Opinion of Cobb & Eisenberg LLC. (5)
 10.1      Employment Agreement dated March 11, 1996, by and between the Company and David J.
           Brennan. (1)
 10.2      Employment Agreement dated May 31, 1995, by and between PB Arizona and James M.
           Poore. (1)

Exhibit
Number                                           Description
------                                           -----------
 10.3       Employment Agreement dated May 20, 1996, by and between the Company and Wendell T.
            Jones. (1)
 10.4       Non-Qualified Stock Option Agreement dated August 1, 1995, by and between the Company and Mark S. Howells. (1)
 10.5       Non-Qualified Stock Option Agreement dated August 1, 1995, by and between the Company and Mark S. Howells. (1)
 10.6       Non-Qualified Stock Option Agreement dated August 31, 1995, by and between the Company and Mark S. Howells. (1)
 10.7       Non-Qualified Stock Option Agreement dated February 29, 1996, by and between the
            Company and Mark S. Howells. (1)
 10.8       Non-Qualified Stock Option Agreement dated August 1, 1995, by and between the Company and Jeffrey J. Puglisi. (1)
 10.9       Non-Qualified Stock Option Agreement dated August 1, 1995, by and between the Company and Jeffrey J. Puglisi. (1)
 10.10      Non-Qualified Stock Option Agreement dated August 31, 1995, by and between the Company and Jeffrey J. Puglisi. (1)
 10.11      Non-Qualified Stock Option Agreement dated February 29, 1996, by and between the
            Company and Jeffrey J. Puglisi. (1)
 10.12      Non-Qualified Stock Option Agreement dated August 1, 1995, by and between the Company and Parris H. Holmes, Jr. (1)
 10.13      Accounts Receivable Security Agreement dated July 26, 1996, by and between PB Arizona and First Community Financial Corporation ("First Community").(1)
 10.14      Guaranty and Subordination dated July 26, 1996, issued by PB Arizona to First Community.
            (1)
 10.15      Multiple Advance Promissory Note dated July 26, 1996, issued by PB Arizona to First
            Community. (1)
 10.16      Accounts Receivable Security Agreement dated July 26, 1996, by and between PB
            Distributing and First Community, with exhibits. (1)
 10.17      Guaranty and Subordination Agreement dated July 26, 1996, issued by PB Distributing to
            First Community. (1)
 10.18      Multiple Advance Promissory Note dated July 26, 1996, issued by PB Distributing to First
            Community. (1)
 10.19      Security Agreement dated July 26, 1996, by and between PB Southeast and First Community.
            (1)
 10.20      Security Agreement dated July 26, 1996, by and between PB Texas and First Community. (1)
 10.21      Form of Security Agreements dated May 31, 1995, by and among Renaissance, Wells Fargo and each of the Company, PB Arizona, PB Southeast, PB Texas and PB Distributing. (1)
 10.22      Lease Agreement dated July 23, 1993, by and among PB Southeast and Jerome Rosenblum,
            Fred Yazdian and Sol Rosenblum. (1)
 10.23      Security Agreement dated October 14, 1993, by and among PB Southeast, Department of
            Economic and Community Development of the State of Tennessee and Rutherford County,
            Tennessee. (1)
 10.24      Master Equipment Lease Agreement dated September 22, 1995, by and between Banc One
            Arizona Leasing Corporation and PB Arizona ("Banc One Lease Agreement"), with equipment schedules. (1)
 10.25      Corporate Guaranty dated September 25, 1995, issued by PB Distributing to Banc One
            Arizona Leasing Corporation in connection with the Banc One Lease Agreement. (1)
 10.26      Equipment Lease Agreement dated December 12, 1995, by and between PB Arizona and
            FINOVA Capital Corporation. (1)
 10.27      Guaranty dated December 12, 1995, issued by the Company to FINOVA Capital Corporation.
            (1)

Exhibit
Number                                             Description
------                                             -----------
 10.28     Master Lease Agreement (the "LCA Lease Agreement") dated February 1, 1996, by and between PB Arizona and LCA Capital Corp. (also known as LCA, a Division of Associates
           Commercial Corporation) ("LCA"). (1)
 10.29     Purchase Agreement dated February 1, 1996, by and between PB Arizona and LCA in connection with the LCA Lease Agreement. (1)
 10.30     Corporate Guaranty dated as of February 1, 1996, issued by the Company to LCA in connection with LCA Lease Agreement. (1)
 10.31     Loan Agreement dated September 11, 1996, by and between the Company and National Bank of Arizona ("NBA"). (1)
 10.32     Promissory Note dated September 11, 1996, in the principal amount of $2,400,000, issued by the Company to NBA. (1)
 10.33     Deed of Trust, Security Agreement and Financing Statement dated September 11, 1996, by and between the Company and NBA. (1)
 10.34     Assignment Of Permits, Licenses, Approvals, Deposits, Contracts and Documents dated
           September 11, 1996, by and between the Company and NBA. (1)
 10.35     Specific Assignment of Development Agreement dated September 11, 1996, by and between the Company and NBA. (1)
 10.36     Development Agreement dated May 14, 1996, by and between the Company and the City of
           Goodyear, Arizona. (1)
 10.37     Agreement dated August 29, 1996, by and between the Company and Westminster Capital,
           Inc. ("Westminster"), as amended. (1)
 10.38     Secured Promissory Note dated September 11, 1996, in the principal amount of $1,250,000, issued by the Company to Westminster. (1)
 10.39     Unsecured Environmental Indemnity Agreement dated September 11, 1996, by the Company in favor of Westminster. (1)
 10.40     Warrant dated September 11, 1996, issued by the Company to Westminster. (1)
 10.41     Commercial Pledge and Security Agreement dated September 11, 1996, by and among the
           Company, NBA and Westminster. (1)
 10.42     Subordinated Deed of Trust, Security Agreement, Assignment of Leases and Rents and
           Fixture Filing dated September 11, 1996, by and among the Company, First American Title
           Insurance Company and Westminster. (1)
 10.43     Standard Form of Agreement between Owner and Contractor dated August 8, 1996, between the Company and Newcon, Inc. (1)
 10.44     Agreement for the Purchase and Sale of Assets and Assumption and Liabilities dated
           November 11, 1994, by and between PB Arizona, PB Foods, James Poore, Donald Poore and
           Amelia Poore. (1)
 10.45     Assignment Letter dated March 8, 1995, by and between PB Southeast and PB Foods. (1)
 10.46     Form of Independent Distributor Agreement by and between PB Distributing and independent distributors. (1)
 10.47     Agreement for the Exclusive Right to Purchase, Package, Distribute and Sell "Low Fat"
           Snack Foods dated September 11, 1996, by and between the Company and Great Snaxx.
           (Certain portions of this document are omitted pursuant to a confidential treatment request.)
           (2)
 10.48     Amendment No. 1 dated October 14, 1996, to Warrant dated September 11, 1996, issued by the Company to Westminster. (2)
 10.49     Waiver Letter dated August 1. 1996, from Renaissance, in connection with the Debenture
           Loan Agreement. (2)
 10.50     Waiver Letter dated August 27, 1996, from Wells Fargo, in connection with the Debenture
           Loan Agreement. (2)
 10.51     Letter Agreement dated November 5, 1996, amending the Non-Qualified Stock Option
           Agreement dated February 29, 1996, by and between the Company and Mark S. Howells. (2)

Exhibit
Number                                           Description
------                                           -----------
 10.52     Letter Agreement dated November 5, 1996, amending the Non-Qualified Stock Option
           Agreement dated February 29, 1996, by and between the Company and Jeffrey J. Puglisi. (2)
 10.53     Non-Qualified Stock Option Agreement dated as of October 22, 1996, by and between the
           Company and Mark S. Howells.(2)
 10.54     Letter Agreement dated as of November 5, 1996, by and between the Company and Jeffrey J.
           Puglisi.(2)
 10.55     Letter Agreement dated as of November 5, 1996, by and between the Company and David J.
           Brennan. (2)
 10.56     Stock Option Agreement dated October 22, 1996, by and between the Company and David J.
           Brennan. (3)
 10.57     Amendment to Accounts Security Receivable Agreement dated November 1, 1996, by and between PB Arizona and First Community. (2)
 10.58     Amendment to Accounts Receivable Security Agreement dated November 1, 1996, by and between PB Distributing and First Community. (2)
 10.59     Letter Agreement dated November 1, 1996, by and among the Company, Mark S. Howells,
           Jeffrey J. Puglisi, David J. Brennan and Parris H. Holmes, Jr. (2)
 10.60     Letter Agreement dated December 4, 1996, by and between the Company and Jeffrey J.
           Puglisi, relating to stock options. (3)
 10.61     Letter Agreement dated December 4, 1996, by and between the Company and Mark S.
           Howells, relating to stock options. (3)
 10.62     Letter Agreement dated December 4, 1996, by and between the Company and Parris H.
           Holmes, Jr., relating to stock options. (3)
 10.63     Letter Agreement dated December 4, 1996, by and between the Company and David J.
           Brennan, relating to stock options. (3)
 10.64     Letter Agreement dated December 4, 1996, by and between the Company and Jeffrey H.
           Strasberg, relating to stock options. (3)
 10.65     Form of Underwriting Agreement entered into on December 6, 1996, by and between the company, Paradise Valley Securities, Inc., Renaissance and Wells Fargo. (Incorporated by
           reference to Amendment No. 4 to the Company's Registration Statement on Form SB-2,
           Registration No. 333-5594-LA.)
 10.66     Employment Agreement dated January 24, 1997, by and between the Company and Eric J.
           Kufel. (4)
 10.67     First Amendment to Employment Agreement dated February 2, 1997, by and between the
           Company and David J. Brennan. (4)
 10.68     Employment Agreement dated February 4, 1997, by and between the Company and Scott D.
           Fullmer. (4)
 10.69     Employment Agreement dated February 14, 1997, by and between the Company and Glen E.
           Flook. (4)
 10.70     Amendment dated January 28, 1997, amending Employment Agreement by and between the
           Company and Wendell T. Jones. (4)
 10.71     Second Loan Modification Agreement dated January 10, 1997, by and between the Company and NBA. (4)
 10.72     Amendment to Accounts Receivable Security Agreement dated December 30, 1996, by and between PB Distributing and First Community. (4)
 10.73     Amendment to Accounts Receivable Security Agreement dated December 30, 1996, by and between PB Arizona and First Community. (4)
 10.74     Promissory Note Modification Agreement dated December 30, 1996, by and between PB
           Distributing and First Community. (4)
 10.75     Promissory Note Modification Agreement dated December 30, 1996, by and between PB
           Arizona and First Community. (4)
 10.76     Commercial Real Estate Purchase Contract and Receipt for Deposit dated January 22, 1997, by and between the Company and D.F. Properties, Inc. (4)

Exhibit
Number                                           Description
------                                           -----------
 10.77     Separation Agreement and Release of All Claims dated March 10, 1997, by and between the
           Company and Jeffrey H. Strasberg. (Incorporated by reference to the Company's Quarterly
           Report on Form 10-QSB for the quarter ended March 31, 1997, File No. 001-14556.)
 10.78     Employment Agreement dated April 10, 1997, by and between the Company and Thomas W.
           Freeze. (Incorporated by reference to the Company's Quarterly Report on Form 10-QSB for
           the quarter ended March 31, 1997, File No. 001- 14556.)
 10.79     Asset Purchase, Licensing and Distribution Agreement dated as of June 1, 1997, by and between PB Texas and David Hecht. (Incorporated by reference to the Company's Current
           Report on Form 8-K dated June 4, 1997, File No. 001-14556.)
 10.80     Fixed Rate Note dated June 4, 1997, by and between La Cometa Properties, Inc. and Morgan
           Guaranty Trust Company of New York. (Incorporated by reference to the Company's
           Quarterly Report on Form 10-QSB for the quarter ended June 30, 1997, File No. 001-14556.)
 10.81     Deed of Trust and Security Agreement dated June 4, 1997, by and between La Cometa
           Properties, Inc. and Morgan Guaranty Trust Company of New York. (Incorporated by
           reference to the Company's Quarterly Report on Form 10-QSB for the quarter ended June
           30, 1997, File No. 001-14556.)
 10.82     Guaranty Agreement dated June 4, 1997, by and between the Company and Morgan
           Guaranty Trust Company of New York. (Incorporated by reference to the Company's
           Quarterly Report on Form 10-QSB for the quarter ended June 30, 1997, File No. 001-14556.)
 10.83     Equipment Lease Agreement dated June 9, 1997, by and between PB Arizona and FINOVA
           Capital Corporation. (Incorporated by reference to the Company's Quarterly Report on Form
           10-QSB for the quarter ended June 30, 1997, File No. 001- 14556.)
 10.84     Poore Brothers, Inc. 1995 Stock Option Plan, as amended (Incorporated by reference to the
           Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 1997, File No.
           001-14556.)
 11.1      Statement regarding computation of per share earnings. (5)
 21.1      List of Subsidiaries of the Company. (5)
 23.1      Consent of Coopers & Lybrand, L.L.P. (5)

----------------
(1) Incorporated by reference to the Company's Registration Statement on Form SB-2, Registration No. 333-5594-LA.
(2) Incorporated by reference to Amendment No. 1 to Company's Registration Statement on Form SB-2, Registration No. 333-5594-LA.
(3) Incorporated by reference to Amendment No. 3 to the Company's Registration Statement on Form SB-2, Registration No. 333-5594-LA.
(4) Incorporated by reference to the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996, File No. 001-14556.
(5) Filed herewith.

Item 28. Undertakings.

   (a) Rule 415 Offering.

     The Registration will:

     (1) File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

     (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

     (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

     (iii) Include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be initial bona fide offering.

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

   (b) Indemnification.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the provisions referred to in Item 24 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Goodyear, State of Arizona on September 22, 1997.

                                          POORE BROTHERS, INC.



                                          By: /s/ ERIC J. KUFEL
                                          -------------------------------------
                                              Eric J. Kufel
                                              President   and   Chief  Executive
                                              Officer

     In accordance with the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement was signed by the following persons in the capacities and on the dates indicated.

         Signature                                Title                             Date
         ---------                                -----                             ----
        /s/ ERIC J. KUFEL        President, Chief Executive Officer and       September 22, 1997
---------------------------        Director (Principal Executive Officer)
            Eric J. Kufel


     /s/ THOMAS W. FREEZE        Vice President, Chief Financial Officer,     September 22, 1997
---------------------------        Treasurer and Secretary (Principal
         Thomas W. Freeze          Financial Officer and Principal
                                   Accounting Officer)

     /s/ MARK S. HOWELLS                  Chairman and Director               September 22, 1997
---------------------------
         Mark S. Howells


   /s/ JEFFREY J. PUGLISI                       Director                      September 22, 1997
---------------------------
       Jeffrey J. Puglisi


  /s/ PARRIS H. HOLMES, JR.                     Director                      September 22, 1997
---------------------------
      Parris H. Holmes, Jr


    /s/ ROBERT C. PEARSON                       Director                      September 22, 1997
---------------------------
        Robert C. Pearson


    /s/ AARON M. SHENKMAN                       Director                      September 22, 1997
---------------------------
       Aaron M. Shenkman

                                     II-10